UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB - 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                            Post Effective Amendment No. 3

                  Universal Healthcare Management Systems Inc.
     -----------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


                 Florida                 8069, 8011              01-0626963
      ------------------------------- --------------------------- --------
          (State or other jurisdiction (Primary and Industrial (I.R.S.
            of incorporation or    classification code number) Employer
              organization                                   Identification
                                                                  No.)
                ------------------------------------------------
               80 S.W. 8th Street, Suite 2000, Miami Florida 33130
     -----------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code,)
              of Registrant's principal executive offices)
                 ----------------------------------------------

                                Marvin N. Winick,
                                14 Pico Crescent
                           Thornhill, Ontario L4J 8P4
                                 (905) 731-0189
     -----------------------------------------------------------------------
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of proposed sale to public:


     If any of these securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ x ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration Statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                 MAXIMUM
                                   MAXIMUM     OFFERING PRICE   AMOUNT OF
TITLE OF EACH CLASS OF           AMOUNT TO BE     PER          REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED     SECURITY          FEE(1)

Common stock                    1,061,000         $ 5.10          $ 438.30

     (1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement Shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

       Subject to completion dated
     Information contained herein is subject to completion or amendment. A registration statement as contained herein relating to these securities has been filed with the Securities and Exchange Commission. These securities may not besold nor may offers be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                   PROSPECTUS

Initial Public Offering

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS INC.



                             1,061,000 COMMON SHARES

                                $ 5.10 PER SHARE

     Universal Healthcare Management Systems Inc.(the Company) is a start-up company organized in the State of Florida to commence the acquisition of existing health care centers specifically aimed at the areas of cancer treatment and wellness treatment as it relates to these cancer patients. The methods and plan of operation are as described below.

     We are offering these shares through the Company without the use of professional underwriter. We will not pay commissions on sale of the shares.

     This is our initial public offering, and no public market currently exists for our stock. We anticipate that the initial public offering price for our stock will be $ 5.10 per share. After the offering, the market price may be outside of this range. These shares are being offered by selling security holders (see details of Selling Security Holders as set out on Page 11).


     Our common stock is presently not trading on any market or securities exchange. It is our intention to have a market maker apply for trading for our common stock on the Over the Counter Bulletin Board ("OTCBB") following the effectiveness of this registration statement. This registration statement as previously filed became effective on May 1, 2003. The 1,061,000 shares of our common stock can be sold by selling security holders at a fixed price of $ 5.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.


         -----------------------------------------------------
     Your investment in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks Described under "Risk Factors" beginning of page 8.
         ------------------------------------------------------

THE OFFERING




The offering                  Per Share             Total

Public offering price         $ 5.10            $  5,411,000

Costs of issue                $ 0.00                       0
                               -----              ----------

Net Proceeds                  $ 5.10            $  5,411,000
                              ======              ==========



     Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.


     The NASD has indicated that it will not accept offerings of open ended offerings at fixed prices. As result the Company has deleted from the prospectus any reference to the offering of 2,000,000 shares in the original effective SB-2 filing and any amendments thereon.

PART I  - PROSPECTUS INFORMATION
                                                                      PAGE

1. Front Cover Page of Prospectus                                       2
2. Inside Front and Outside Back Cover Pages of Prospectus              3
3. Summary                                                              4
Prospectus Summary......................................................6

Risk Factors............................................................8

Use of Proceeds.............................. .....................     9

Capitalization.........................................................10

Determination of Offering Price............................... ........10

Dividend Policy............................  ......................... 10

Dilution...............................................................10

Selling Securities Holders.............................................11

Plan of Distribution                                                   12

Legal Proceedings......................................................13

Directors, Executive Officers, Promoters, and Control Persons..........13

Security Ownership of Management and Certain Beneficial Owners.........16

Description of Securities..............................................17

Interest in Named Experts and Counsel..................................17

Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities.......................................................17

Organization Within the Last Five Years                                17

Description of Business................................................17

Management's Discussion and Analysis of Financial Condition and
                Plan of Operation    ..................................24

Description of Property................................................27

Certain Relationships and Related Transactions.........................27

Market For Common Equity and Related Stock Matters..             ......28

Executive Compensation                                                 28

Financial Statements                                                   29

Changes In and Disagreements With Accountants on Accounting
   And Financial Disclosure                                            49

Indemnification of Directors and Officers..............................49

Recent Sales of Unregistered Securities.........................       50

Undertaking............................................................51

Exhibits and Signatures................................................52

                                  PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR IN DOCUMENTS REFERRED TO IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE INVESTING IN OUR SECURITIES, INCLUDING THE "RISK FACTORS", "BUSINESS" AND SELECTED FINANCIAL DATA" SECTIONS.

                     Universal Healthcare Management Systems Inc.

     The Company was formed with the contemplated purpose to raise funds in the public market in order to acquire existing medical centers or acquire real estate for the purpose of building medical centers geared to cancer patients and the care of these cancer patients

                                     SUMMARY OF OFFERING


Common stock outstanding prior to this offering.................... 4,926,480
(Note: Includes 1,061,000 offered by selling shareholders).

Warrants outstanding prior to this offering......................... .472,427

Securities offered by us in this offering....1,061,000 shares of common stock by selling shareholders(see Page 11)

Common stock to be issued and outstanding after this
                      offering...............4,926,480 shares of common stock

Warrants to be outstanding after this
offering............................................                  472,427

Use of proceeds...................................    We intend to use the
                                                      net proceeds of this
                                                      offering to expand its
                                                      proposed medical centers



Trading symbols...................................... We plan on applying for listing of our shares on
                                                      the Over the Counter
                                                      Bulletin Board once we
                                                      receive approval from the
                                                      NASD to trade.









SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements for the period ended June 30, 2002 and our unaudited financial statements dated December 31, 2002.



                                        From Inception      From Inception
                                       to Dec 31, 2002    to June 30, 2002
                                           Unaudited

                                     ---------------------------------------
Statement of Income Data:
Net Sales                                  $          0     $          0
Net profit (Loss)                          $ (1,362,574)    $     (468,683)
Net Loss Per Share                         $      (0.28)    $        (0.30)
Shares Outstanding                            4,926,480          1,586,895




                                                As of             As of
                                           December 31, 2002 June 30, 2002
                                             Unaudited
                                     -----------------        --------------
Balance Sheet Data

Cash                                       $    157,207        $     116,310
Working Capital                            $    318,917              282,895
Total Assets                               $    357,641              298,582
Long Term Debt                             $          0                    0
Total Liabilities                          $     18,240                    0
Total Shareholders' Equity                 $    339,401              298,582

                                  RISK FACTORS
         No Assurance of Profitability

     To date, the Company has losses. The Company does not anticipate any significant revenues in the near future. With the acquisition of Universal Healthcare Management Systems, Inc. ("Universal"), The Company's ability to successfully implement its business plan is dependent on the completion of this Offering. There can be no assurance that the Company will be able to develop into a successful or profitable business.

Possible Need for Additional Financing.

     The Company intends to fund its operations and other capital needs for the next 12 months substantially from existing funds raised and the proceeds of this Offering, but there can be no assurance that such funds will be sufficient for these purposes. The Company may require additional amounts of capital for its future expansion, operating costs and working capital. The Company has made no arrangements to obtain future additional financing, and if required, there can be assurance that such financing will be available on acceptable terms.

Dependence on Management

     The Company's success is principally dependent on its current management personnel for the operation of its business.

Broad Discretion in Application of Proceeds.

     The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation ofthe net proceeds hereof.

Arbitrary Offering Price.

     There has been no prior public market for the Company's securities. The price to the public of the Shares offered hereby has been arbitrarily determined by the Company and bears no relationship to the Company's earnings, book value or any other recognized criteria of value.


Lack of Prior Market for Securities of the Company.

     No prior market has existed for the securities being offered hereby and no assurance can be given that a market will develop subsequent to this registration statement. There are relatively few restrictions on the resale of our common stock being offered and a large number of shares of common stock will become eligible for public sale. Sales of substantial amounts of these shares in the public market, or the perception that such sales could occur, could cause the market price for our common stock to fall. Additional offerings may have to be made in the future to meet additional cash flow needs with such offerings including warrants for issuance of additional common stock, further diluting the common stock outstanding. These warrants if exercised will most likely require that we register their shares for resale. Even when shares are not registered for resale, the rules of the Securities and Exchange Commission permit a holder who has held shares for one year to sell the stock into the public market subject, in some cases, to volume and other limitations. A person who has held shares for two years can generally sell without limitation.

Projections.

     The financial projections that the Company may prepare from time to time are unaudited and are based upon assumptions made by management concerning future events and circumstances. Projections are only indications of what may happen under certain circumstances as described in the assumptions thereto. Some assumptions inevitably will not materialize and unanticipated events and circumstances may occur which will materially effect these projections. However, the Company has no prior operating history from which to extrapolate regarding possible future operations. THESE PROJECTIONS MAY VARY SIGNIFICANTLY FROM ACTUAL RESULTS AND NO INVESTMENT DECISION SHOULD BE BASED THEREON UPON THESE PROJECTIONS.

WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus and the documents referred to in this prospectus contain "forward-looking statements."

     Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements may include statements regarding:
     - our growth plans, including our plans to acquire an operating business entity;

     - the possible effect of inflation and other economic changes on our costs, and profitability, including the possible effect of future changes in operating costs and capital expenditures;

     - our cash needs, including our ability to fund our proposed capital expenditures and working capital requirements;

     - this being a start-up situation, the timing of cash requirements and the expected projected profitability;

     - our expectations regarding competition

     For a discussion of the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully Review "Risk Factors". In light of these risks, uncertainties and assumptions, The future events, developments or results described by our forward-looking statements in this prospectus or in the documents referred in this prospectus could turn to be materially different from those we discuss or imply. We have no obligation to publicly update or revise our forward-looking statements after the date on the front cover of this prospectus and you should not expect us to do so.

USE OF PROCEEDS



     We estimate that we will receive net proceeds of approximately $5,411,000 from the sale of stock by selling security holders who will be reinvesting their proceeds back into the Company. This estimate is based on an offering price of $5.10 per share of common stock and after deducting estimated issue costs and other estimated offering expenses payable by us. We expect to use the net proceeds of this offering for the following purposes:




                                                Amount         Percentage
    Stage one                                 $ 4,911,000      90.7
    Working capital and general corporate
                purposes                          500,000       9.3%
                                               ----------      -----

         Total                               $  5,411,000     100.0%
                                               ==========     ======


         Working capital and general corporate purposes including the following:
-        hiring of personnel
-        enhancing support and management systems
-        funding short term losses
-        setting up of office environment for corporate headquarters
-        payment of staff
-        acquisition of office and telecommunication equipment.

     On the assumption that we will proceed with our original business objectives, then we will expect the net proceeds from this offering, together with the future expected cash flows from operations, will be sufficient to fund our operations and capital requirements for at least 12 months following the consummation of this offering.

     We may be required to seek additional sources of capital sooner if:

     - operating assumptions change or prove to be inaccurate; or

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2002.

                                                December 31, 2002
                                               -------------------

Long term debt                                      $      0

Stockholders' equity
Common stock, $ 0.001 par value, authorized
100,000,000, issued - 4,926,480                         4,926

Additional paid-in capital                          1,697,049

Deficit accumulated during the development
Stage                                              (1,362,574)
                                                      -------

Total stockholders' equity                            339,401
                                                      -------

Total Capitalization                                $ 339,401
                                                      =======
DETERMINATION OF OFFERING PRICE

     The offering price is purely arbitrary, the Company is a development stage company with no discertainable operations at this time and has not had its shares listed on any stock exchange. Reference to the "Warning on Forward Looking Statements" comments on Page 9 should also be considered in this section, especially in reference to the Stock Valuation information included in Exhibits 10.3 and 10.4. Through this registration statement the Company wishes to list its shares and by doing so establish a reasonable share price based on the expectations of selling shares and realizing its business objectives to be discussed below. The Company has attached as an Exhibit 10.3 a stock valuation document prepared by Oppenheim & Ostrick, CPA's which indicates what the future anticipated value of the Company should be. The valuation has been updated by
Exhibit 10.4 indicating that the stock valuation determined as at June 30, 2002 is still valid as of May 31, 2003 as the conditions that existed at that time, still exist as of May 31, 2003. The Company has therfore conservatively valued its stock at $5.10 per share even though the valuation report prepared by Oppenheim & Ostrick shows a higher value of $ 6.76 per share.


     o Extensive research of the oncology care industry and radiation therapy, which is the anticipated major revenue and profit generating growth of the Company. The valuator analyzed industry literature such as cost surveys for hematology/oncology practices, literature from the American Cancer Society, articles from major equipment manufacturers depicting trends in the oncology care industry like Varian Medical Systems and GE Medical Systems. Oppenheim & Ostrick(the "valuator" or "valuation firm") also received information on oncology care from other organizations other than what the Company provided. The valuator made inquiries about reimbursement rates and the revenue mix and matched those costs to cost surveys and trends mentioned in industry literature to substantiate our experience with prices of services and costs.

     o The valuator also evaluated the Company's strengths and weaknesses including management and the Board of Director competence with the help of a medical doctor familiar with oncology care. The valuator reviewed the Company's business model, its marketing methods, and its ability to get debt and equity financing to operate the oncology care facilities. The valuator also reviewed medical staffing, equipment and financial requirements with the assistance of a medical consultant familiar with the operations of an oncology care facility.


     o The valuation firm also analyzed the historical financials as well as the projections and related assumptions and the fact that the Company was pre-revenue, but was planning to go public within three to six months after June 30, 2002.

     The estimate for value was the Ibbotson Buildup Method which measures the risk free rate plus a general equity premium for the S&P rate of return required. Added to that 13.4% risk rate was a size premium for market capitalization of 9% plus 10% Company risk. The additional 19% was estimated to cover the Company's developmental stage pre-revenue status and lack of a track record for operating performance. The discounted rate of approximately 33% was used to discount the present value of anticipated net income and cash flows over five years plus a terminal valuation capitalization rate of 28% using a growth rate of 5% for stabilized growth in pertuity.

                                       10A

     Please refer to estimate of value, alternative approaches and sanity checks of the estimate of value including a marketability discount of 40% based on criteria used for restricted stock studies. Please see exhibits 10.3 and 10.4 for details. The restricted stock studies used are from surveys done by all recognized business valuation experts.

     Included is the valuator's opinion letter, which expresses the basis for their valuation, which supports their conclusions. (See opinion letter of valuation expert below)

     The limitations of the valuation are that it is more difficult to value a developmental stage Company because there is no previous operating history to rely on for future trends. However, the valuator believes this was factored into the Company with a 19% additional discount rate. For general limitations affecting all valuations see the following letter from the valuation firm.



To Board of Directors
Attention: Mr. Ken Hankin
Universal Healthcare Management Systems, Inc.
(A Development Stage Company)
Miami, Florida 33130

Dear Mr. Hankin,

     We have prepared and enclosed, herewith, our valuation report of Universal Healthcare Management Systems, Inc. (A Development Stage Company) dated July 7, 2002. The purpose of the valuation is to render an opinion as to the fair market value of the common stock (on a minority interest basis) of Universal Healthcare Management Systems, Inc. as of June 30, 2002.

     The term "fair market value" is defined as the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties have reasonable knowledge of the relevant facts.

     Our report is based on historical and projected financial information provided to us by management and other third parties. Had we audited or reviewed the underlying data, matters may have come to our attention, which could have resulted in our using amounts, which differ from those provided. Accordingly, we take no responsibility for the underlying data presented in this report. Users of this valuation report should be aware that business valuations are based on future earnings potential that may or may not materialize. Therefore, the actual results achieved during the projection period will vary from the projections used in this valuation, and the variations may be material.

     Based on our study and analytical review procedures we have concluded that a reasonable estimate of the fair market value (on a minority interest basis) of one hundred percent (100%) of the common stock of Universal Healthcare Management Systems, Inc. (the Company) as of June 30, 2002, is $37,600,000 million or $6.32 per share, based on the common stock shares plus potentially dilutive warrants issued and outstanding. The value before a 40% marketability discount was $10.54, which is the value the Company would have if it was a publicly traded company with established market support. The valuation is based on primary centers only. We have no present or contemplated financial interest in the subject company. Our fees, for this valuation, are based upon our normal hourly billing rates, and are in no way contingent upon the results of our findings. We have no responsibility to update this report for events and circumstances occurring subsequent to the date of this report.

     This report has been prepared for the specific purpose of valuing the Company's common stock, as of June 30, 2002 for investing in restricted common shares related to long-term appreciation. This report is not to be copied or made available to any persons without the express written consent of Oppenheim & Ostrick, CPA's.

Oppenheim & Ostrick, CPAS' Gil Ostrick, CPA, CVA Culver City, CA July 7, 2002

     The following is exerped from the valuation in the section Introduction - Limiting Condtions:

     Our report is based on historical and projected financial information provided to us by management and other third parties. Had we audited or reviewed the underlying data, matters may have come to our attention which would have resulted in our using amounts which differ from those provided, accordingly, we take no responsibility for the underlying data presented or relied upon in this report.
                                     10B

     Users of this business valuation report should be aware that valuations are based on assumptions regarding future earnings potential, and/or certain asset values, that may or may not materialize. Therefore, the actual results achieved in the future will vary from the assumptions utilized in this valuation, and the variations may be material.

     We have relied upon the representations of the stockholders, Board members, management and other third parties concerning the value and useful condition of all equipment, real estate, investments used in the business, and any other assets or liabilities except as specifically stated to the contrary in this report. We have not attempted to confirm whether or not property, plant, equipment of the business are financed at 90% for land and building from the SBA and 80% for medical equipment. The anticipated down payment will be 10% and 20% respectively. The equipment will be financed by major equipment vendors like GE Medical Systems, Varian Medical Systems, or Siemens.

     The estimate of value included in this report assumes that the existing Company will maintain the character and integrity of the Company through any reorganization or reduction of any owner's/manager's participation in the existing activities of the Company.

     Oppenheim & Ostrick, CPA's does not purport to be a guarantor of value. Valuation of closely held companies is an imprecise science, with value being a question of art, and reasonable people can differ in their estimates of value. Oppenheim & Ostrick, CPA's has, however, used conceptually sound and commonly accepted methods and procedures of valuation in determining the estimate of value included in this report.

     We have compiled certain of the information contained herein. That information includes but is not limited to, financial statements, corporate history and market overview, and has been supplied by the subject company, its officers or representatives. This information has not been audited or reviewed by us, nor has it been subjected to any type of audit or review procedures by us, nor have we audited or reviewed the books and records of the subject company. Accordingly, this report should not be construed, or referred to, as an audit, examination or reviewed by Oppenheim & Ostrick, CPA's.

     Any recasted financial statements are the result of data provided by the subject company, its officers or representatives, or are based on assumptions, the reasonableness of which has been agreed to by our client in this engagement. Such recasted financial statements may not anticipate the economic, socioeconomic, government or medical regulations, political, market or legal factors, which may impact the operations of the subject company. Accordingly, Oppenheim & Ostrick, CPA's makes no representations, expressed or implied, as to the validity of such recasted financial statements.

     The valuation analyst, by reason of performing this valuation and preparing this report, is not to be required to give expert testimony nor to be in attendance in court or at any government hearing with reference to the matters contained herein unless prior arrangements have been made with Oppenheim & Ostrick, CPA's regarding such additional engagement.

     This report is neither an offer to sell, nor a solicitation to buy securities, and/or equity in, or assets of, the subject company.

                                          10C

     The compensation paid to Oppenheim & Ostrick for their preparation of this valuation was $42,500. The valuation took two months to prepare because of the complexities involved in the business plan and the outside research required to analyze the assumptions and risks affecting the oncology care industry. Oppenheim & Ostrick also paid a medical consultant to evaluate the operations and staffing requirements. Gil Ostrick and Glenn Oppenheim are certified valuation analysts licensed by the National Association of Certified Valuation Analysts (NACVA). The firm and Mr. Ostrick who was responsible for the report has over 10 years experience preparing valuations in a variety of industries with developmental stage or emerging growth companies. Please refer to his credentials in the 10.3 and 10.4 exhibits to the registration statement. The Company met Mr. Ostrick's firm through a valuation of another Company located in Palm Beach County in Florida that was a pre-revenue developmental stage entity. The following is a list of Gil Ostrick's qualifications as exerped from the valuation:


                             GIL OSTRICK, CPA & CVA
                             -----------------------
         BACKGROUND

     Graduated from the University of New York in 1963 with a B.S. in Accounting and Finance.

     Certified Public Accountant

     Certified Valuation Analyst

     Employed in the audit department of S.D. Leidesdorf, CPA's in New York City, New York and other New York audit firms from 1964 through 1971.

     Employed at U.S. Industries & Lynnwear Corporation as controller and in treasury functions in New York City from 1972 to 1978.

     Employed in Los Angeles area as CFO until 1980.

     Self  employed  consultant  doing  financing,   business  valuations,   and
litigation accounting support from 1981 to 1989.

     From 1989 to 1990, employed by Oppenheim & Ostrick, CPA's

     Full partner beginning in 1991.

     CONTINUING EDUCATION, PROFESSIONAL ASSOCIATES AND CIVIC ACTIVITIES

Member AICPA (American Institute of Certified Public Accountants)
Member CSCPA (California Society of Certified Public Accountants)
Member NACVA (National Association of Certified Valuation Analysts)

     o Attend California State Society courses on Business Valuations since 1996 Attended NACVA's CVA Training Center, 1998

     o Attended 1990, 1991, and 1992 AICPA conference on Litigation Support

     o Attended  1995  California  Society  of CPA's  Conference  on  Litigation
Support

     o Served as arbitrator in business valuation cases

      Types of Business valued:

      Manufacturers & Distributors                         Internet Companies

      Consumer Product Manufacturers              Telecommunication Companies

      Apparel & Textile Manufacturers

                                     10E

DIVIDEND POLICY
     Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

DILUTION
     The dilution between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value(total tangible assets less total liabilities) by the number of shares of common stock outstanding.
     Our net tangible book value as of December 31, 2002 was $ 339,401 Our net tangible book value per share was $0.07. The public offering per share is $5.10 and the net proceeds will be $ 5.10 per share or $ 5,411,000 assuming that the maximum amount of shares offered by selling security holders are sold and all the proceeds are reinvested back into the company. As result of the reinvestment by selling security holders the net tangible book value per share will not change as the monies are assumed to be reinvested as loans to the Company. As result the dilution of the stock will be 98.7% or $ 5.03 per share. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.






                                       10F

     We have sold a total of 1,812,778 to the founders, officers and directors for expenses, services rendered on behalf of the Company and for cash. These shares are not being registered.

     A total of 1,061,000 of the remaining stock is being registered by selling security holders who are not affiliated with the Company or its officers and/or directors, leaving a balance of 2,052,702 shares that are not being registered at this time by other shareholders.


SELLING SECURITY HOLDERS


NAME                  RELATIONSHIP                    SHARES OWNED
                       TO ISSUER         SHARES      AFTER OFFERING
Gary Roskin               None            61,000               0

Anthony Vaz               None            50,000               0

Nicolas Passerini         None           190,000               0

Ronald Obsgarten          None           190,000               0

Michael McGeeney          None           190,000               0

Hartley Lubin             None           190,000               0

Steven Kringold           None           190,000               0

     The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional additional shares of common stock, and assumes that all shares offered are sold.

PLAN OF DISTRIBUTION

     The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.    In privately negotiated transactions;
     3.    Through the writing of options on the common stock;
     4.    In short sales; or
     5.    In any combination of these methods of distribution.

The sales price to the public may be:
     1.    The market price prevailing at the time of sale;
     2.    A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

     The selling shareholders are required to sell our shares at $5.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

     The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.


     The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

     The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS
     The Company is currently not a party to any pending legal proceedings and no such action by, or to the best of its knowledge, against the Company has been threatened. The Company has been basically inactive from inception through to the date of this registration statement.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     The Board of Directors of the Company is currently composed of eight (8) members, each of whom serves for a term of three years.

Name                                Age  Position                     Term
---------------------------------- ----- -------------------------- ----------
Edward R. Annis, M.D.               89   Director, Physician Relations  9/05
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
E. Mark Haacke, Ph.D.               51   Director, Diagnostics & Imaging
                                         Development                   9/05
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
Daniel K. Kido, MD                  63   Director, Diagnostics & Imaging
                                         Development                   9/04
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
Kenneth N. Hankin                   59   Director, Chairman, CEO,
                                         President                     9/03
---------------------------------- ----- -------------------------- --------
---------------------------------- ----- -------------------------- ----------
Ardie R. Nickel                     72   Director, Scientific & Medical
                                         Development, Secretary        9/03
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
Arthur T. Porter MD, MBA            46    Director, Hospital Relations 9/04
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
Susan F. Reynolds MD, PH.D.         53   Director, Human Resources
                                         & Integrative Medicine        9/04
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
William J. Walker, Jr., Ph.D.       65   Director, Physics &
                                         Treatment Planning            9/05
---------------------------------- ----- -------------------------- ----------
     Every year,  one-third of the board  members are up for election to serve a
3-year term.

     The first annual meeting of the shareholders is expected to take place in late fall of 2003. At that meeting one-third of the directors will be up for election. Each director shall serve a three-year term, with only one-third of the directors being up for election at each annual shareholders meeting.

     The Company has not compensated its directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

     No director, or officer, or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject of any order, judgment or decree involving the violation of any state or federal securities laws.

     The business experience of the persons listed above during the past five years are as follows:

     EDWARD R. ANNIS, M.D. currently serves as the Director of Physician Relations for the company. From 1977 until now, he has been appointed chairman of the Florida Medical Associations Speakers Bureau. For the past 5 years, he has served as an advisor to Cleveland Clinics. He is a world-renowned general surgeon and former president of the American Medical Association and the World Medical Association. Dr. Annis received his medical degree from Marquette University in Milwaukee, Wisconsin.

     E. MARK HAACKE, Ph.D. was a professor in the Department of Radiology and Electrical Engineering at the Mallinckrodt Institute of Radiology at Washington University from August 1993 to 1999 and has served as the director of The Magnetic Resonance Imaging Institute for Biomedical Research in St. Louis, Missouri from July 1999 to the present. He is a research scientist, professor, lecturer, author and educator that has received in excess of $6 million for more than 30 different grants and has authored and coauthored over 125 Referenced Publications, 2 Books, Chaired and Organized numerous International Conferences, given 67 Invited Talks and Chaired Sessions, authored 252 Conference Abstracts, and has educated over 50 people in the field of MRI. Dr. Haacke is a life member of the Society of Exploration Geophysicists and the American Physical Society and is currently an associate editor of Magnetic Resonance Imaging, associate editor of Journal of Magnetic Resonance Imaging, and editorial board member of the Journal of Magnetic Resonance. He received a Bachelor of Science degree from the University of Toronto in mathematics and physics, his Masters of Science degree from the University of Toronto in Theoretical Physics, and his Ph.D. from the University of Toronto in Theoretical High-Energy Physics. His Doctoral Thesis was on SU(4) and Higher Symmetries in Inclusive Lepton-Hadron Scattering. He is also fluent in the French and German languages.

     KENNETH N. HANKIN currently serves as President, Chairman of the Board and CEO for the company. In early 1999 he was an independent contractor hired by Radiation Centers of America, Inc. and in 2000 became employed as the Chief Operating Officer and Executive Vice-President for them of and all of their subsidiaries. Prior to that he served as President and CEO of Global Marketing from 1990 to 1999. Mr. Hankin served as an officer of the Institute of Electrical and Electronics Engineers, President of the Mineralogical and Lapidary Guild, member of the Zoological Society, the International Bonsai Society and the International Oceanographic Foundation. He attended the University of Florida and is degreed as a Bachelor of Science in Electrical Engineering from the University of Miami. He furthered his education at Georgetown University and George Washington University while he was with the Department of Defense in Washington, D.C. and also holds degrees in Mathematics, Oceanography, Marine Biology and a Masters in Business Administration.

     DANIEL K. KIDO, M.D. has been a Professor of Radiology at the Loma Linda University School of Medicine and the Chief of the Neuroradiology Section at the Loma Linda University Medical Center in California from 2000 to the present time and is responsible for the performance, supervision, and consultation for neuroangiograms, myelograms, computed tomograms and magnetic resonance scans. Prior to this he held the same positions from 1991 to 2000 at the Washington University School of Medicine in St. Louis. He received a Bachelor of Arts degree from Pacific Union College in Angwin, CA; his M.D. from Loma Linda University, Loma Linda, CA; and was a Rotating Intern at the Los Angeles County-USC Medical Center, Los Angeles, CA. Dr. Kido has more than 30 university and hospital appointments, and has chaired and served on several committees. He has received in excess of $7 million for more than 25 different Grants. He is a Fellow in American College of Radiology and is Certified by the American Board of Radiology. Editorially, he reviews or edits 8 prestigious medical journals. Professionally, Dr. Kido is a member of the Radiological Society of North America, Association of University Radiologists, American College of Radiology, American Society of Neuroradiology, Society of Magnetic Resonance, Society of Medical Decision Making, and the American Medical Association. He has published 85 Articles in Peer Reviewed Journals, submitted 2 Articles for publication to Science Reports, authored or coauthored 12 books and/or chapters, arranged more than 15 Scientific Exhibits at the Annual Meetings of various medical Associations and Societies, authored or coauthored 89 Abstracts for numerous medical organizations and universities, has 32 Major Invited Professorships and Lectureships ranging from the Harvard Medical School and other Universities to Sterling-Winthrop and other organizations, and conducted 76 Presentations to countless numbers of medical Associations and Societies.
     ARDIE R. NICKEL currently serves as Secretary, Vice-Chairman and as the Director of Scientific and Medical Development for the company and has been involved in the founding of the company since 2000. From late 1997 to late 1999 Mr. Nickel was the Chairman of the Board and CEO of Radiation Centers of America, Inc. and its subsidiaries and has been active in business development for several major products in the medical diagnostic imaging field. From 1996 to early 1998 he served as a consultant in diagnostic imaging development for Bracco Diagnostic, Inc., New Jersey. Mr. Nickel received his Bachelor of Science degree in 1958 in Radiologic Science from St. Louis University in St. Louis, Missouri.

     ARTHUR T. PORTER, M.D., M.B.A. has served as the President and CEO of the Detroit Medical Centers from May 1999 to the present time, a $1.6 billion health system with more than 14,000 employees, 3,000 physician organizations, eight hospitals, 100 ambulatory sites and a health plan; all of which were losing $100 million annually when he took over, but was brought within budget in less than 2 years. From 1991 to 1999 he was Radiation Oncologist-in-Chief at the Detroit Medical Center, President and CEO of Radiation Oncology Research and Development Center, and Chief of the Gershenson Radiation Oncology Center at Harper Hospital. After attending the University of Sierra Leone, he transferred to Cambridge University in England, where he received his B.A. in anatomy, M.A. in natural sciences and his Medical Degree. Dr. Porter earned his M.B.A. from the University of Tennessee and Certificates in Medical Management from Harvard University and the University of Toronto. He is President of University Radiation Oncology Physicians, P.C.; was the Director of Clinical Care at the Karmanos Cancer Institute from 1995-98; Chairman of Radiation Oncology at Grace Hospital from 1993-99; Physician in Chief and President of DMC Crittenton Health Services from 1996-99; and led the departments of radiation oncology at Victoria Hospital Corporation and London Regional Cancer Center in Ontario. He received Certifications as Diplomate in Medical Oncology and Radiotherapy from the Royal College of Radiologists in England, Specialist in Radiation Oncology from the Royal College of Physicians and Surgeons in Canada, and Diplomate in Health Care Administration from the American Academy of Medicine Administrators. His name has been included in the Best Doctors in America for the past 10 years, Physicians Recognition Award of the American Medical Association, Best Doctors in the Midwest, Who's Who in Science and Technology, Who's Who in Medicine, Who's Who in America, Marquis Who's Who, International Who's Who in Medicine, Life Fellow of the International Biographical Association, Commendation of the City of Detroit, Commendation of Wayne County, Commendation of the State of Michigan, and Michigander of the Year. He is a member the Royal College of Radiologists (England), European Society for Therapeutic Radiation Oncology, American Medical Association, National Cancer Institute, and American Hospital Association. Dr. Porter was president of the American Brachytherapy Society, American Cancer Society, American College of Oncology Administrators, and President and Chairman of the Board of Chancellors of the American College of Radiation Oncology; and is currently on the Board of Scientific Counselors of the National Cancer Institute (USA). He is a Fellow of the Royal Society of Medicine, Royal College of Physicians & Surgeons of Canada, American College of Angiology, Detroit Academy of Medicine, American Academy of Medical Administrators, American College of Radiation Oncology, and the American College of Radiology. Dr. Porter is on the Editorial Board of 14 scientific journals and has to his credit more than 300 scholarly works in peer-reviewed journals, chapters in books and in proceedings of conferences, and has received numerous awards from several organizations. He has received almost $4 million for several Grants. In September 2001, President G. W. Bush appointed Dr. Porter to a Presidential commission to review the health care provided by the Department of Defense and the V.A. organizations. In December 2001 Mayor-Elect Kilpatrick appointed Dr. Porter to his transition team and to chair his health care task force.

     SUSAN F. REYNOLDS, M.D., Ph.D. has served as the Managing Partner of the Los Angeles based Executive Search firm, Susan Reynolds and Associates, from 1998 to the present time, catering to the medical industry by providing leadership and management consulting, along with executive coaching and career transition counseling. From 1993 to 1998 she was a keynote speaker on health care reform for the Nationwide Speakers' Bureau; President of Health Care Reform Consultants, preparing a presidential briefing book for the president called "Building a Healthy America", which outlined an alternate strategy for national health care reform; founded and led the Physician Executive Practice at Heidrick & Struggles, and was a Managing Director for Russell Reynolds Associates. She graduated Valedictorian and Magna Cum Laude from Springside School in Philadelphia and graduated from Vassar College in Poughkeepsie, NY with an A.B., Cum Laude Generali et Cum Laude in Materia Subjecta, in Chemistry with a Distinction in Biochemistry. Her education was furthered at the UCLA Medical Center in Los Angeles, CA, where she received a Ph.D. in Biological Chemistry and an M.D.; completed her Internship in Internal Medicine and Residency in Internal Medicine with specialization in Critical Care Medicine, followed by a Fellowship in Cardiology with specialization in Critical Care Medicine and Administrative Medicine. Dr. Reynolds was appointed by the President to serve on the Transition Team Task Group on Health Care Delivery and created the "Smart" Card. From 1994 to 1998 she was academically appointed to the UCLA School of Medicine, Assistant Clinical Professor, Department of Internal Medicine, Emergency Medicine Division. She received Honors such as the Woman of the Year, California's 44th Assembly District; American Medical Women's Association, Community Service Award for California; Distinguished Alumna, Springside School, Philadelphia; Malibu Times Citizen of the Year; Los Angeles County Distinguished Service Award; Distinguished Citizen Award, County of Los Angeles for founding the Malibu Emergency Room; Emil Bogen Research Prize, UCLA School of Medicine; and Phi Beta Kappa, Vassar College. She is a member of the board of directors of the Academy for Guided Imagery, American Medical Women's Association, California Medical Association, Los Angeles County Medical Association, California Chapter of the American College of Emergency Physicians, and has been a member of the board of directors of A Call to Serve (ACTS) International, the Los Angeles

Pediatric and Family Medical Center, American College of Emergency Physicians, President of the American Association of Women Emergency Physicians, California State Director and Western Regional Governor of the American Medical Women's Association, President of the Malibu Chamber of Commerce, and President of the Malibu Rotary Club. She is licensed as a Diplomate, American Board of Internal Medicine. Dr. Reynolds has given more than 45 Public Speaking Engagements, produced 7 large organized conferences in which she participated as a speaker, and has authored and coauthored at least 20 Referenced Publications. Her soon to be published book is entitled "Leading From Inside-Out: A Mind-Body-Spirit Approach to Leadership Development and Organizational Transformation, which may be formatted into a PBS special later this year.

     WILLIAM J. WALKER, JR., Ph.D. has been the President and CEO of Comprehensive Physics and Regulatory Services, Ltd. from 1995 to the present time, overseeing a staff of 18 professional medical physicists, dosimetrists and service personnel, and is responsible for corporate programs to provide quality medical radiation therapy physics and state-of-the-art treatment planning services to over 20 free-standing radiation therapy centers located in eastern United States, treating around 450 cancer patients daily. He was the Director of Physics for EquiMed, Inc. administering the Radiological Physics, Regulatory Affairs, Radiation Safety and National Service programs from 1994 to 1998; and served as a consultant to the U.S. Nuclear Regulatory Commission in Washington, D.C., a senior consultant to the Institute for Radiological Imaging Sciences in Germantown, MD, and Consulting Radiological Physicist to Sacred Heart Hospital in Allentown, PA. Professionally, he served as the Secretary/Treasurer, then President of the Mid-Atlantic Chapter of the American Association of Physicists in Medicine; on the Certification Exam Panel of the American Board of Health Physics; is a Member of the Visiting Committee for the Department of Nuclear and Radiological Engineering at the University of Florida; and has served on several Committees of the American College of Nuclear Physicians, including the Nuclear Medicine Science Committee, the Standardization of Nuclear Medicine Instrumentation Committee, Government Affairs Committee, Equipment Specifications and Performance Committee, and Subcommittee on Nuclear Medicine Technology. He is a member of the Health Physics Society, American Association of Physicists in Medicine, Society of Sigma XI, Lions Club International, and was Chairman of the board of directors of the Profound Paralysis Foundation. Doctor Walker received his Ph.D. in Radiological Physics from the University of Florida, his Master of Science in Radiation Biophysics from the University of Kansas, and a Bachelor of Science in Civil Engineering from the Virginia Military Institute. He is a Certified Health Physicist from the American Board of Health Physics, a Registered Professional Civil and Sanitary Engineer, a Licensed Therapeutic Radiological Physicist in the State of Florida, a Qualified Expert for Diagnostic and Therapeutical X-ray Inspection in the State of Virginia, and a Qualified Expert as a Radiation Machine Inspector in the State of Maryland. To his credit, he has authored and coauthored 18 publications.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the "Commission") initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other equity securities of the Company on Forms 3, 4, and 5, respectively. executive officers, directors and greater than 10% shareholders are required by commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, all officers and directors comprising all of the Company's executive officers, directors and greater than 10% beneficial owners of its common stock, will comply with Section 16(a) filing requirements applicable to them before the end of the Company's current fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, to the best knowledge of the Company as of March 31, 2003, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

NAME AND ADDRESS OF        Position            AMOUNT AND NATURE OF  PERCENT OF
BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP   OWNERSHIP
Edward R. Annis, M.D .... Director               41,667    common       0.9%
422 N. E. 93rd Street
Miami Shores, FL 33138

E. Mark Haacke, Ph.D ....  Director              35,000    common       0.7%
609 Winchester Crescent
Sarnia, Ontario N7S 4R1

Kenneth N. Hankin ........ Director/Officer   1,500,000*   common      30.4%
14614 S.W. 174 Terrace
Miami, FL 33177
                                       16

Dr. Daniel K. Kido ....... Director              36,111    common       0.7%
6176 Canyon Estates Court
Riverside, CA 92506

Ardie R. Nickel .......... Director/Officer     125,000    common       2.5%
1660 N. W. 94 Avenue
Plantation, FL 33322

Dr. Arthur T. Porter ..... Director              25,000    common       0.5%
12251 Jacoby Road
Milford, MI 48380

Dr. Susan F. Reynolds PhD .Director              25,000    common       0.5%
652 Jacon Way
Pacific Palisades, CA 90272

William J. Walker, Jr PhD  Director              25,000    common       0.5%
11928 Ropp Lane
Lovettsville, VA 20180

All Directors and Executive
Officers as a Group (8 people)                1,812,778    common      36.7%

         *Includes shares owned by spouse

DESCRIPTION OF SECURITIES

Common Stock
     The Company is authorized to issue 100,000,000 shares of common stock, par value $.001, of which 4,926,480 shares are issued and outstanding as of the March 31, 2003 hereof. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Stockholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

INTEREST OF NAMED EXPERTS AND COUNSEL

     There are no experts, professional advisers, or attorneys that have an interest in the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Not applicable

DESCRIPTION OF BUSINESS

General:
     Universal Healthcare Management Systems, Inc. (the "company") was organized under the laws of the State of Florida on December 26, 2001. Before this company came into existence, a predecessor company had been incorporated under the name of Oncology Care and Wellness Center, Inc. ("Oncology") on September 24, 2001 receiving monies from lenders in order to develop its prime business objectives. In May 2002, Oncology discontinued its operations and all of the was acquired the company. All of Oncology's original lenders converted their debt into equity in the Company. The operations of the predecessor company have been included in the consolidated financial statements for the period ended June 30, 2002.
     The company expects to develop its business over a number of years with the first stage as called by the company taking approximately a year to finish.

     Oncology Care and Wellness Inc. has transferred its assets to Universal. Universal became the parent company. The shareholders of Oncology agreed to accept stock in Universal in exchange for the monies advanced to Oncology. Therefore any monies advanced to Oncology by investors were treated in the form of a loan. All liabilities in Oncology were paid prior to commencement of operations of Universal. There was no consideration paid to Oncology or its shareholders when in reality there were no shareholders other than Mr. Hankin. Mr. Hankin received stock in exchange for his interest in Oncology. As a result

Oncology became a wholly owned subsidiary of Universal as stated in the notes to financial statements. Oncology received approximately $650,000 from various individuals; which monies, as indicated above, were treated as a loan. These loans were exchanged for stock in Universal. The monies received by Universal from Oncology were treated as an inter-company loan to effect the stock exchange. Therefore the end result is that the investors own stock in Universal only.
     Oncology Care and Wellness Center, Inc. was our original name. Shortly after using that name, it was decided that the name did not depict us accurately, and that we needed to use a different name, that of Universal Healthcare Management Systems, Inc. ("Universal"). All that was actually done was to change to using the name of Universal Healthcare Management Systems, Inc. It is intended for Universal to become the parent company owning medical subsidiaries. Universal will not perform any medical therapy. The name of Oncology Care and Wellness Center ("Oncology") will be used for the branch performing the cancer treatments. Because we are keeping them as two separate corporations, we could not just file a name change, but for all intensive purposes, you can consider them to be one and the same company operating with two different names. Oncology is a wholly owned subsidiary of Universal.
     At this time Oncology has no operations. Initially, Oncology received monies in the form of loans from various investors. Such loans were converted into stock of Universal. Any monies remaining in Oncology were transferred to Universal.
     The only entities that potentially could be considered as subsidiaries are Oncology Care and Wellness Center, and another company known as Universal Development and Holdings Corporation. Neither of these companies are functional nor do they have any assets, liabilities or cash flow. In a more literal sense the corporations are just shells. They have been formed so that we have the legal use of the name in the future. Eventually, as we develop, both companies will be used. Their stock is owned 100% by Universal Healthcare Management Systems. There are no contracts or agreements as of this date. Our major subsidiaries will be medical facilities that we are able to obtain as acquisitions.

Medical Center - Radiation Therapy:

     The immediate short-range goal of our company is to develop and expand by completing the acquisition and construction of a medical facility in Hialeah, FL, which would be in close proximity to Hialeah Hospital. It will be the only total oncology care medical center within a 5-mile radius, covering a population of more than one million people. We expect 75% to 80% of our initial patients to come from within a 5-mile radius. There are only 2 competitors in that area; Palmetto General Hospital is 5 miles to the west and Northshore Medical is 5 miles to the east. Both facilities are owned by Tenet Hospital Systems. Neither facility is operating at capacity as patients consequently have to drive more than 5 or 10 miles for therapy. Add to this the fact that all they do is radiation therapy, and that will automatically make us the only total oncology care center around. In 1997 a radiation center was opened close to where we anticipate building, and within 3 months of opening, it was at full capacity.

     The facility will begin with one state-of-the-art IMRT (intensity modulated radiation therapy) linear accelerator (another form of radiation therapy that provides more accuracy and higher doses of radiation), than other conventional and/or similar types of linear accelerator machines including imaging computer and peripheral equipment. When patient throughput which is the terminology used in the medical industry to indicate how many patients are being treated on a daily basis reaches about 40 to 50 patients daily, which is anticipated to be within the first few months of start-up, a second vault should be constructed to add an additional linear accelerator.

     Cancer treatment centers get their referrals from oncologists with the balance being from surgeons and urologists through the everyday business of sales and networking. We will market aggressively through existing medical channels and sales representatives utilizing existing channels. However, the oncologists, surgeons and urologists get their referrals from the medical source that would be made initially aware of the existence of cancer, that is, through practitioners in family or general practice, obstetrics and gynecology, pediatrics, internal medicine, and gastroenterology. We are going to establish our relationships with these sources of cancer patients. This will allow us to aggressively penetrate and develop our market.

     Contracts are to be written and negotiated with Varian Associates, Siemens or Elekta on a partnering type of relationship to supply the equipment on a lease purchase option and/or purchase basis. As of the date of filing of this Form SB-2, there are no existing written agreements with the above mentioned companies nor is there any guarantee that the Company will be successful in negotiating reasonable and/or acceptable terms.

     A vast majority of all cancer patients are treated with radiation from a linear accelerator and there are more than a thousand of these million dollar machines in the United States. Simply stated, radiation is directed to the tumor in the pattern of a rectangle. Unfortunately, tumors do not have straight edges and vary in thickness. Consequently, the radiation not only burns and kills malignant cells, but is indiscriminant and destroys healthy ones at the same time. Fortunately, science has recently improved upon conventional radiation and has produced the IMRT (intensity modulated radiation therapy) linear accelerator. This state-of-the-art equipment radiates in a 3-D (three dimensional) pattern to the exact shape of the tumor, both horizontally and to the vertical variations in thickness. This gives the radiation oncologist the ability to destroy cancer cells only, leading the patient to a much quicker and more effective therapy with less side effects.
     The name Universal Healthcare Management Systems shall serve a dual purpose; first as the parent corporation of several wholly owned subsidiaries, and secondly as the name proudly displayed and associated with our facility. The complex will be known as the Universal Healthcare Management Systems Medical Center. Our goal is to have this building become the first of a nationwide chain of health and wellness medical centers dedicated to alleviating the pain, suffering and death caused by cancer, and other debilitating diseases, including the decay of a person's immune system. To this end, each center needs to have full diagnostic and screening abilities, coupled with preventative care and maintenance through progressive modern medicine.

Medical Center - Brachytherapy and Chemotherapy:

     Although cancer treatment by radiation exposure is highly profitable and growth is anticipated to be exponential for the next several years, it is only a part of our overall program and business plan. The theory of large growth is borne out based on the following quote from the Texas Department of Health Comprehensive Cancer Control Program, and can be verified by their Information
Officer            Marci            Spivey            at            512-458-7534
(http://www.tdh.state.tx.us/news/b_new348.htm): A recently released study by the Texas Department of Health (TDH) puts annual cancer costs in Texas at nearly $14 billion. This figure is more than triple the previous estimate of $4.4 billion, based on a 1988 study that relied primarily on national data to assess cancer's yearly economic impact in the state. Further, in an article by Adam Marcus of the Health Scout News (TUESDAY, May 14, 2002): As the nation grays, the number of cancer cases in this country may double by the middle of the century, with major implications for the nation's health-care system. That's the claim of a new report that also notes an estimated 1.3 million Americans are now diagnosed with cancer each year, with much higher rates of the disease among the older age brackets. As the population ages, and if the incidence of cancer remains unchanged, that figure could hit 2.6 million by the year 2050, the report found.
     Oncology will be one of several divisions within our medical operations, and functionally will operate under the name of Oncology Care and Wellness Center. It is our goal to not only treat cancer patients with radiation, brachytherapy, and chemotherapy, but also with other new methods or modalities as they become accepted, and to have our own oncological medical team present at all medical centers. Shortly after the first linear accelerator starts treating patients, these other methods of cancer treatment should be instituted.
     As of this writing, the method of choice for treating cancers such as the leukemias and lymphomas is still chemotherapy. Approximately 25% of the cancer patients that undergo radiation therapy will also receive chemotherapy. Therefore, it is anticipated that around 20 to 25 persons a day would be treated with multi-agent chemotherapy by our medical oncologist.
     Radiation therapy, the mainstay of cancer therapy, is used for solid tumors as discussed in most texts today. However, when a tumor is not solid such as the leukemias and lymphomas, and also unusual cancers such as germ cell tumors or childhood sarcomas, then mainstream medicine uses multi-agent chemotherapy for treatment. It is practically the only method that has shown some degree of success for treating "non-solid" tumors. Radiation therapy is still the standard for treating "solid" tumors such as colon, breast, lung and prostate cancer, and with a fair degree of success. Approximately one-fourth of the cancer patients that undergo radiation therapy will also receive chemotherapy, and if we are treating 40 to 50 patients daily with radiation therapy, then 10 to 12 patients per day would receive chemotherapy. Add to this number, 10 to 12 patients per day being treated for "non-solid" tumors, and you would have around 20 to 25 persons a day being treated with multi-agent chemotherapy
     Although brachytherapy, also known as high dose rate brachytherapy, has been around for more than 20 years, it is just starting to become the treatment of choice, especially for prostate, breast and lung cancer. Several urologists are now recommending this as the modality for treating their patients. Research indicates that brachytherapy can be as effective as conventional radiation therapy, has less side effects and is less costly, especially since the initial investment is only a few hundred thousand dollars.
     Brachytherapy is derived from ancient Greek words for short distance (brachy) and treatment (therapy), and is sometimes called seed implantation. This is an outpatient procedure used in the treatment of different kinds of cancer. Radioactive "seeds" are carefully placed inside of the cancerous tissue and positioned in a manner that will attack the cancer most efficiently. Brachytherapy has now been used for over a century. Some of the diseases now treated with brachytherapy include: prostate cancer, cervical cancer, endometrial cancer, and coronary artery disease. Brachytherapy, according to the American Brachytherapy Society, has been proven to be very effective and safe, providing a good alternative to surgical removal of the prostate, breast, and cervix, while reducing the risk of certain long-term side effects. In the treatment of prostate cancer, the radioactive seeds are about the size of a grain of rice, and give off radiation that travels only a few millimeters to kill nearby cancer cells. With permanent implants (for example, prostate) the radioactivity of the seeds decays with time while the actual seeds permanently stay within the treatment area. There are 2 different kinds of brachytherapy: permanent, when the seeds remain inside of the body, and temporary, when the seeds are inside of the body and then removed. Diseases treated with temporary implants include many gynecologic cancers. Nucletron, a manufacturer of brachytherapy equipment, sells the complete equipment package for less than $300,000 and a used unit can be purchased for less than $200,000. Physically, it takes up the space of a medium size desk.

This fact is borne out in the following publications:

     Adenocarcinoma of Endometrium cancer with combined Irradiation & Surgery at the International Journal of Radiation Oncology Volume 50, Issue 1, May 1, 2002 Pages 81-97; International Journal on Gynecologic Cancer 1999, page 247-255 author C. Macleod; HDR of Head & Neck Cancer-Lawrence Tena, MD, Johns Hopkins Hospital; and An Overview of Brachytherapy In Cancer Management, Oncology, September 1990.

Medical Center - Mental Therapy:

     Cancer is the second leading cause of death in the United States, and at the rate that it is growing; it may soon take over first position. Unlike a fatal heart attack, cancer is a disease that slowly and methodically deteriorates a person's body. Not only may the victim suffer, but also family, friends and other loved ones, may endure a type of mental anguish that is pure psychological torture. How do parents prepare themselves to watch their child slowly die from a brain tumor? How does a spouse watch their partner suffer the ravages of lung cancer? Just, who is the real victim? A disease such as cancer has many victims, none of whom are prepared to deal with its reality.

     On page 2 of a document written by the American Cancer Society, titled Cancer Facts & Figures 2002, it states, "How Many People Are Expected to Die of Cancer This Year? This year about 555,500 Americans are expected to die of cancer, more than 1,500 people a day. Cancer is the second leading cause of death in the U.S. exceeded only by heart disease. In the U.S., 1 of every 4 deaths is from cancer."

     The name Oncology Care and Wellness Center was carefully chosen. Care needs to be provided for the family and friends surrounding the patient as well, for they are equally victims of this dreaded disease, and sometimes suffer more than the patient. To this end, it is our intention to have highly qualified personnel to counsel the patients and their loved ones on how to cope with the mental pain and anguish caused by the frightening diagnosis, "You have cancer." It is our goal that patients and their loved ones maintain the highest quality of life possible while under our care and thereafter.

     Whether Medicare and insurance companies pay for this much needed form of therapeutic counseling or not, it needs to be unconditionally available for the patient and the patient's family and friends. Insurance carriers have all but destroyed the doctor patient relationship. Most HMOs will not allow a physician to spend more than 15 minutes with a patient. Management will not tolerate this blatant erosion of the medical profession. Research has unequivocally shown that a positive mental attitude hastens the healing and recovery process of all patients, cancer or otherwise. There is enough profit generated by mainstream cancer therapy to afford this psychotherapy without time restrictions and without being reimbursed. Sometimes the will to survive is more effective than the medicine itself.

     Our research and business plan model indicate that the typical cancer patient generates revenues of $10,000 for therapy with the use of a linear accelerator. Treatment of 40 to 50 patients daily generates revenues of $4.5 to $5.5 million annually. Radiation therapy yields net profits of approximately 50%. With a profit of more than a million dollars per year it is financially feasible to reinvest some of that money into the health and welfare of the patients. It is our belief we may increase market size with well cared for patients as they will refer others for excellent patient therapy.

     If one were to observe the facial expressions and mannerisms of the staff in a typical medical clinic or hospital, they would be seen running the gamut from austere to expressionless. This "seriousness" cannot be tolerated in our medical centers. Cancer patients are well aware that they have a deadly disease and that they may not survive. It would be an inconsistency with management's philosophy to allow this attitude. Regardless of their position, every employee of Oncology Care and Wellness Center should be instructed in the importance of a smiling face and courteous person, and that is a prerequisite to remaining employed. A happy and positive attitude is contagious and will effect other personnel, but particularly the patients, who could do without negativism. A lot of thought and consideration was used when making "Care" and "Wellness" part of the corporate name. It is management's firm belief that the personal relationship that existed years ago between the physician and the patient, coupled with genuine "Care" and therapy, will lead to the overall "Wellness" of the patient.
     There is another phase of psychotherapy that is customarily overlooked, that is, the fact that many cancer patients lose their hair. Chemotherapy drugs attack rapidly growing cells, and hair and nails grow quickly. If a patient so chooses, before undergoing therapy, we will take them to a hair expert that will duplicate their hair as a wig. If this helps build the confidence of the patient, or just makes them feel better, then the effort is well worth the expense.

Medical Center: Alternative Medicine

     The majority of cancer patients that go into remission or appear to have been cured, get the cancer back eventually, and usually it is more aggressive when it reoccurs. Curiously, once the patient is diagnosed as cured or being in remission, he is usually dismissed, especially since the insurance carrier considers him a financial risk. Peculiarly, one would assume that the insurance company would do everything in their power to keep that person healthy, as cancer therapy is expensive, but that is not the concern of the insurance company.

     Because of the additional profits generated in some of the other division, such profits as indicated below yield at least 50% and will be sufficient to cover any additional operating expenses, but more importantly, it will give the patient the therapy that is so sorely needed. Radiation therapy yields net profits of approximately 50%. With a profit of more than a million dollars per year it is financially feasible to reinvest some of that money into the mental health and welfare of the patients. However, many of those expenses will be borne by insurance carriers or Medicare. For example, if a physician orders an MRI scan to examine the regression of a tumor, the insurance company will be obligated to pay for same, and that will be the most expensive component of follow-up therapy. Once the patient's cancer is under control, scanning will be done periodically at the expense of insurance carriers or Medicare.

     Alternative medicine physicians will prescribe drugs, but only when there is no natural therapy available that will suffice. Whereas, mainstream medicine uses drugs as a method of first choice, alternative medicine uses drugs only as a last resort. Management is not suggesting or implying that a patient should be treated with alternative methods first, and if they fail, then conventional therapy. Cancer cells mutate rapidly, and if alternative methods fail, there may be insufficient time to help the victim. The decision for the modality of treatment shall be by the patient and the referring physician.
     However, one can have the best of both worlds, and go one step further. There are no guarantees that conventional or alternative therapy will be successful. Management does suggest that patients receive the benefit of both therapies. Chemotherapy and radiation do have side effects, a major one being the weakening of the immune system. Alternative medicine will see that the patient is receiving proper nutrition, minerals, vitamins and herbs, and may have the patient undergo other modalities such as hyperbaric oxygen therapy, blood photoluminescence or chelation.

     We anticipate using all material types of therapy although many will not be put into place until the next stage of our business plan is effective.
     Hyperbaric oxygen therapy is breathing 100% oxygen at a pressure greater than sea level atmospheric pressure (1 Atm). It involves the use of a pressurized chamber for human occupancy and masks or hoods for breathing 100% oxygen. It increases neuronal energy metabolism in the brain; can create sustained cognitive improvement; wakes up sleeping (idling) brain cells that are metabolizing enough to stay alive but are not actively "firing;" enhances the body's ability to fight bacterial and viral infections; deactivates toxins and poisons (e.g. side effects from some chemotherapy, spider bites, air pollution, etc.); enhances wound healing stimulates new capillaries into wounds; and creates an immediate aerobic state.
     Photoluminescence (or blood irradiation) is a breakthrough therapy in which a portion of a person's blood is removed from their body and placed underneath ultraviolet light and then put back into the person's body stimulating the person's immune system. Amazing results have been seen as photoluminescence has been shown to treat: Cancer, AIDS, Asthma, Pnuemonia, Infections, Toxins, Food Poisoning, Diptheria, Perontitis, Gangrene, and Mumps. Photoluminescence is also known by other names: hemo-irradiation, photopheresis, photochemotherapy, photobiological therapy, photo-oxidation, ultraviolet blood irradiation or UBI, photon pump and photodynamic therapy.
     Chelation therapy is a medical treatment performed in a doctor's office that improves metabolic function and blood flow through blocked arteries throughout the body. This is accomplished by administering an amino acid, ethylene-diamine-tetra-acetic acid (EDTA), by an intravenous infusion using a small 25-gauge needle. This protocol for administering EDTA was developed and refined by Elmer M. Cranton, MD, author of "Bypassing Bypass Surgery" and editor of "A Textbook on EDTA Chelation Therapy, Second Edition."

     Typically, stable molecules contain pairs of electrons. When a chemical reaction breaks the bonds that hold paired electrons together, free radicals are produced. Free radicals contain an odd number of electrons, which makes them unstable, short-lived, and highly reactive. As they combine with other atoms that contain unpaired electrons, new radicals are created, and a chain reaction begins. This process is essential for the decomposition of many different substances at high temperatures. However, in the human body, oxidized free radicals are believed to cause tissue damage at the cellular level - harming our DNA, mitochondria, and cell membrane. Antioxidants are molecules that defend the body from cellular damage by ending the free radical chain reaction before vital molecules are harmed. Sometimes referred to as "free radical scavengers," the most commonly recognized antioxidants are vitamin E, beta-carotene (a pre-cursor to vitamin A), and vitamin C. The trace metal selenium is required for the function of one of our antioxidant enzyme systems, and is often included in lists of antioxidant micronutrients (i.e., vitamins). According to the Atlanta-based Edelson Center for Environmental and Preventive Medicine, the theory of free radical pathology was first proposed in the 1950s by Dr. Denham Harman, a professor emeritus at the University of Nebraska. Now considered the father of the free-radical theory of aging, Harman believes that we should reduce our intake of calories to decrease the incidence of disease. Ongoing research studies the role of oxygen free radicals in cellular chemistry, cancer treatment, and in a range of diseases including ALS, Parkinson's, Alzheimer's, atherosclerosis, diabetes, and others.
     Although the combination of therapies should be more effective than an individual therapy, more than 90% of all cancer patients are treated with surgery, chemotherapy, radiation, or a combination thereof. Most important is what happens to the patient once therapy is finished. We have no intentions of wantonly dismissing the patient, because once diagnosed with cancer, his wellness is our life-long commitment. This is where alternative medicine shines its best - giving the patient sufficient care so that cancer never has to be reconciled with again. At some point in time the patients bodily functions stopped performing long enough for free radicals to get the upper hand and start the growth of cancerous cells. Alternative medicine seeks to correct that deficiency and prevent it in the future. This is the true meaning of "Care" and "Wellness."

     Cancer treatment statistics were obtained from the National Cancer Institute and the National Institute of Health and can be verified on their website at www.nci.nih.gov/. According to the National Cancer Institute, "Treatment for cancer depends on the type of cancer; the size, location, and stage of the disease; the person's general health; and other factors. The doctor develops a treatment plan to fit each person's situation. Cancers are treated with surgery, radiation therapy, chemotherapy, hormone therapy, or biological therapy. The doctors may decide to use one treatment method or a combination of methods." Further, the American Cancer Society's Cancer Facts & Figures 2002 gives the methods of treatment for every type of cancer and the percentages of all cancers.

Medical Center - Diagnostics and Screening:

     A lot of research has been conducted regarding mammography representing that the procedure does not save a women's life. The studies indicated that tumors large enough to be detected by mammography have been growing in the body for a decade or more, which certainly cannot be called screening for early detection. The study called into question the entire theory on which mammography is based, that is, if you can catch a tumor when it is still too small to be felt, you have a chance for successful treatment. According to these researchers, the data from decades of widespread mammography contradict that philosophy. Not only this, but mammography can be painful and cause a host of other problems.
     The Lancet, a world-renowned British medical journal (2001; 358: 1284-1285 and 1340-1342) states, "Last year, an analysis of all available mammography research by two scientists at the Nordic Cochrane Center in Copenhagen, Denmark concluded, 'screening for breast cancer with mammography is unjustified.' The Cochrane Center is well known and respected in the medical research community for its rigorous systematic review methods. In this thorough review of seven of the largest mammography studies from around the world, the Cochrane scientists found that 'there is no reliable evidence that screening decreases breast cancer mortality.' In fact, they found that they may actually be harmful, as women who were screened with mammograms were much more likely to undergo a mastectomy, lumpectomy, or radiation treatment. And according to their evidence, these invasive procedures did little to save women's lives - and may actually put them in harm's way.

    Start-up will occur when the facility is completed. In 1997 a radiation center was opened near to where we anticipate building, and within 3 months of opening, it was at full capacity treating more than 50 patients daily.

     Accordingly, Oncology Care and Wellness Center should institute screening modalities such as the use of a cancer screening method that has been around for 30 years, but not widely used. It's called digital infrared imaging (DII), or thermography, and uses infrared cameras to detect patterns of temperature change in tissue, which may allow you to catch cancer cells at work before a tumor even forms. Pre-cancerous cells begin to form up to 10 years before a tumor can be detected by a mammogram. Digital Infrared Imaging used in place of or in conjunction with mammograms, and blood tests are almost always in the $125 to $200 range and are commonly paid for by insurance carriers or Medicare.

     Neoangiogenesis is the process through which cancer cells develop a network of blood vessels necessary for their growth. This oncological principle is responsible for the development of a new class of cancer drugs called anti-angiogenesis agents, which are designed to stop cancer's food supply by blocking the development of new blood vessels. However, until a cancerous tumor is present, a doctor would not know to prescribe these drugs, but with digital infrared imaging a physician is able to get this real early warning.

     Even though the process is simple, the sophisticated imaging procedure can detect ever so slight changes in temperature in different areas of breast tissue. Abnormal biochemical and blood vessel activity are indicated by higher temperatures, which may indicate pre-cancerous growth. An abnormal DII breast screening would most likely be followed by another imaging procedure such as ultrasound, MRI, or perhaps mammography, because DII cannot locate the exact position of cancerous cells or establish if a mass is present. Unfortunately, the follow-up procedure may not detect anything because the cancer has not developed enough to be seen with any of those instruments.

     Consequently, the unique beauty and use of this screening procedure is that when a woman has an abnormal infrared breast image with no detectable mass, she has been warned, perhaps several years in advance, of an impending danger. Hopefully, this will give her enough time to thwart off the development of cancer by changing her lifestyles and boosting her immune system, coupled with routine medical exams. Breast thermography typically costs between $150 and $175, which is similar to the cost of mammography, but holds so much more promise for detecting cancer development.

     The use of Digital Infrared Imaging (DII) is based on the principle that chemical and blood vessel activity in both pre-cancerous tissue and the area surrounding a developing breast cancer is almost always higher than in normal breast tissue. In an ever-increasing need for nutrients, cancerous tumors increase circulation to their cells by opening existing blood vessels and creating new ones, a process known as angiogenesis. This process frequently results in an increase in regional surface temperatures of the breast. DII uses ultra-sensitive infrared cameras and sophisticated computers to detect, analyze, and produce high-resolution diagnostic images of these temperature variations, with equipment costs being around $350,000. The Anti-Malignan Antibody in Serum test (AMAS) is a rather simple blood test and will be done by Oncolab, Inc. at 36 The Fenway, Boston, MA 02215. The test retails for a little over $100 and will cost us less. Digital Infrared Imaging used in place of or in conjunction with mammograms, and blood tests are almost always in the $125 to $200 range and are commonly paid for by insurance carriers or Medicare.

     One of the least known methods of cancer screening is called the Anti-Malignan Antibody in Serum test (AMAS), which was first discovered in the mid 1980s. Malignan is a peptide found in people with a wide range of cancers. A person's body will detect the presence of this peptide if the anti-malignan antibody is present in their blood and will launch an immune response against it. Clinical studies have shown that the AMAS test is up to 95 percent accurate with the first reading, and up to 99% accurate after two readings.

     The AMAS test demonstrated astonishing accuracy in a study at Beth Israel Hospital in New York. A group of 125 people participated, and the test was positive for 21 people who were later confirmed to have cancer, while it was negative for 97 people who showed no signs of cancer. Although the other seven people had positive readings on the AMAS test, they showed no signs of cancer. However, the study noted that all were symptomatic because they had a family history of cancer, which indicated that the AMAS test might have detected a problem that conventional screening methods could not find.
     In a January 10, 2002 article published by the Health Sciences Institute, it states, "It's called the Anti-malignan Antibody in Serum test (AMAS). Malignin is a peptide found in people with a wide range of cancers. If the anti-malignan antibody in detected in the blood, it means that the body detected the presence of this peptide, and launched an immune response against it. Clinical studies have shown that the AMAS test is up to 95 percent accurate on the first reading, and up to 99 percent accurate after two readings." The AMAS test is done by Oncolab, Inc. at 36 The Fenway, Boston, MA 02215, and the Beth Israel Hospital study was done in conjunction with them.

     The AMAS test can be used to detect any type of cancer. Unfortunately, a positive reading indicates that there are cancerous cells present, but it cannot specify the type or the location. However, AMAS is an excellent alternative for routine screening. With such a high rate of accuracy, a negative AMAS test indicates that a mammogram or other screening procedure is not necessary. Since a positive reading would have to be followed by additional tests, the lack of specificity is not necessarily a problem. Since antibody failure often occurs late in malignancy, elevated antibody is then no longer available as evidence of the presence of antigen and therefore, late in the disease, the AMAS test cannot be used as a diagnostic aid, but may be useful for monitoring. The analysis costs $135 (not including extra lab fees or shipping costs), and the test is Medicare approved.

     Before and after treatment by radiation, a patient must be scanned by computer tomography (CT) to determine the curative procedures, treatment program, and effectiveness, as is also the case with most other modalities. This necessitates that we should have our own CT scanner and computer system.

     The aforementioned screening tests and others that will be implemented require imaging of the body to detect the exact location and size of the tumor, especially a positive result from the AMAS test. Therefore, as an integral necessity for total cancer care, a complete and comprehensive diagnostic and screening center, including a full body scanner, PET scanner, gamma knife, various screening equipment and X-Ray are to be employed. Our objective is to have all area physicians desiring to send their patients to us for any diagnostic or screening purpose, and if cancer is detected, to treat it efficiently, effectively and with care.
     A new CT scanner costs around $600,000; full body scanner around $950,000; PET scanner around $2,000,000; gamma knife around $2,000,000; X-ray around $60,000; all screening equipment combined about $750,000. The PET scanner and gamma knife will typically be included in a primary center, but they are not used at the same rate one would use other equipment. Therefore, if a community has sufficient PET scanners and gamma knifes available, we will not include them. The only licensure we need is from the state department of health, and in the case of the PET scanner, also from the nuclear regulatory board of the state, all obtainable within 3 months of application. The AMAS test will be done for us by Oncolab, Inc. at 36 The Fenway, Boston, MA 02215. Siemens Medical is one of the largest medical equipment manufacturers in the world. They have verbally committed to participating in the funding of the equipment and to perform any necessary demographics. They want to "partner-up" with Universal and anticipate giving us their letter of commitment doing so around year's end. Varian, Elekta and Philips would like to do the same, but we prefer Siemens.

     Discussions are still in progress with Siemens. We have not received any written commitments to date. The equipment being discussed is linear accelerators, CT scanners and MRIs. However, it is typical in the industry, because of the large equipment costs, for major medical equipment manufacturers to either finance their equipment after a down payment is made, or to set up a lease after a down payment is made.

Medical Center - Exercise:

     The benefits of exercise have been touted by every means of communication for the past millennia. Gymnasiums and exercise centers are filled with people, but mostly healthy men and women that want to stay fit. It's ironic that the sicker people are, the less they exercise; yet they need it the most. Cancer patients need moderate resistance and aerobic exercise. They need it to help give them the strength to fight the disease and to stimulate their bodily functions.
     Most cancer patients will tell you that they are too weak to exercise, they cannot drive to a gym or afford the membership, or will be embarrassed exercising in a public place in their condition. No more excuses - our plans call for an exercise room to be incorporated with our building and managed by a fitness therapist, who will be able to develop exercise programs tailored to individual needs. This benefit will be at no expense to the patients as long as they remain under our care and supervision. Furthermore, all of our employees will be encouraged to use the gym on a regular basis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
PLAN OF OPERATION

     The company is a start up company with no revenues at this time. As of December 31, 2002, the company raised approximately $1,237,000 and has 124 shareholders purchasing 4,926,480 shares, including executive officers and directors.
     The company has approximately $157,000 in its bank account as of December 31, 2002 and has approximately $159,200 in deposits with a company attorney. The funds held by the attorney are to be used for a proposed purchase of a parcel of land.

     The company has enough cash to satisfy its cash requirements as per the business plan for only a few months and must raise additional money. However, the company will not undertake the development of any facility until the necessary cash is on hand or irrevocably committed.

     The company is desirous of purchasing a parcel of land in Hialeah, Florida in order to construct a 15,000 square foot medical facility. The cost of the land will be 1.25 million dollars and the cost to complete construction is estimated to be 1.75 million dollars. The company will also need to purchase one state-of-the-art IMRT linear accelerator, costing approximately 2.5 million dollars including imaging, computer and peripheral equipment. Once we become a public trading company and raised the majority of the money necessary through debt financing and/or the proceeds of an anticipated public offering, we will acquire the land and begin construction. We estimate having raised sufficient money to begin within 3-months after starting to trade. It will then take approximately 9-months to purchase the land and have the building ready for occupancy.

     During the next 12 months it is our intention to work in two directions. First we are going to start our initial stage of business development This requires purchasing land for approximately $1.25 million and construction costs of about $1.75 million as stated above, including the cost of building a vault to house one linear accelerator. Various lenders have indicated financing from 80% to 90% of the real property costs, which will necessitate a down payment of $260,000 to $520,000. The equipment costs will be approximately $2.5 million to have one linear accelerator fully operational and that will necessitate a down payment of $250,000. Therefore, we will need between $510,000 and $770,000 available to begin Phase One. The addition of working capital to this amount requires us to raise approximately $1 million. We have several serious investors interested in Universal that are waiting for us to start trading before making large stock purchases. However, there is no guarantee that these investors will advance funds to the Company as no written agreements have been entered into at this time. Secondly, we are pursuing the acquisition of several medical centers. This is being handled in two different manners. For example, we have 2 cancer treatment centers that are waiting for us to start trading and are willing to sell their businesses in exchange for stock in our company. We project if we can consummate these transactions that these acquistions will give us immediate revenues of over $1 million based upon existing operations. At this time the Company cannot determine if such acquisitions will be profitable, however, the Company believes it will be able to make these centers profitable to what extent is not known under the Company's management team. The expected proposed method of acquisition by the Company is unique in that our agreement to acquire will be set up with two parts - patient management and an option to buy. The first part of any proposed contract will address patient management, which we will strive to receive 70% of the increase of revenues that we create as of the date of the such proposed contract. The average cancer center treats 18 to 25 patients daily, but the equipment and employees are capable of handling 40 to 50 patients daily. Our proposed contracts will strive to give us one year to increase the patient throughput (number of patients handled daily). It is our intention to have one of our personnel spend a few weeks in the area surrounding the center to be acquired soliciting referring physicians. It only takes one or two new doctors to refer enough patients to increase the patient throughput by around 10 persons daily. An increase of only one person per day being treated, because of our efforts, relates to an annual income of $65 to $70 thousand. Therefore, if we increase the patient throughput for that medical center by 7 to 8 persons per day, then we will have derived additional gross revenues of $500,000.00 with our only expense being an employee soliciting local doctors for around one month. This income will serve a dual purpose; first it will show that the geographical area has growth potential, and secondly it will serve as our down payment for the acquisition. If we are unable to increase the patient throughput by at least 15%, then the facility has no growth potential and we will not want it for acquisition. The second part of our proposed agreement will include a one-year option to purchase the facility. This one-year period gives us adequate time to perform all of the due diligence necessary for making the acquisition, including sufficient time to increase patient throughput. The purchase price will be predetermined and included in the contract - based on current patient throughput value, not including our increases. Typical payment terms for the facility will be 50% cash and 50% stock, made in 3 equal annual payments. Although our actions may not make the Center profitable, we will be able to determine that without compromising or goals as we indicate as part of Phase One. Furthermore, there is no assurance if the ability to go public is delayed beyond a reasonable length of time which at this time cannot be determined, that these acquisitions will be made. The other method by which we are acquiring medical facilities is with a one-year management contract with an option to purchase the center one-year later for a small amount of cash with the remainder in stock. We will have generated more cash than necessary while in the management phase to give us the ability to exercise the option. If we never raise any money by virtue of being a public company, we expect to generate enough revenue through proposed acquisitions through the methods indicated above to proceed with Phase One.
While we believe we may generate sufficient cash or profit, there can be no guarantee that this will be the case. We do not expect any significant changes in the number of employees for the first year of operation other than the hiring of 4 to 6 persons.

     We have been contacted by several investment bankers and investment relations firms that are anxious to work with us. Numerous stockbrokers have read our business plan and have interested sophisticated investors. They are awaiting us to start trading. Many investor-type physicians have spoken with us and shared their enthusiasm for our company. They are waiting on us to become a trading company before investing. There have been no significant breakthroughs in cancer therapy for several years. Most persons that read our business plan have been very impressed and believe that we will be able to make a significant contribution in the treatment and success rate of cancer therapy. We see no shortage of potential investors. Our board of directors is world-renowned and is stimulating investor interest constantly. We anticipate raising $2.5 million in less than a year. Major investors have already spoken to us regarding investments considerably more than $2.5 million.

     The cost of land and building together will be between $2.6 and $3 million. Discussions have been with Colonial Bank and Merrill Lynch regarding a mortgage with a 10% to 20% down payment. Commercial Funding International wants to place funding on the property. Our investment banker, Capital Group International, has a real property lending division that is interested in financing the real property with 10% down. The assets will be the worth of the land and building combined. Although the above institutions have indicated they will help with financing, this financing is largely based on the Company's ability to be publicly quoted on a stock exchange. Furthermore, no written commitments have been received or will be received until such time as we are publicly quoted. To date all discussions have been informal and of an oral nature.

     The company will need to raise approximately 2.5 million dollars. The balance of 3 million dollars is expected to be financed by way of a mortgage on the assets of the company.

     If financing is not available, the company will also be looking at other methods of financing i.e. equipment leasing, leasing of an existing facility or a combination of purchase and leasing, depending on the amount of equity to be raised.

     Once we become a public trading company and raised the majority of the money necessary through debt financing and/or the proceeds of an anticipated public offering, we will acquire the land and begin construction. We estimate having raised sufficient money to begin within 3-months after starting to trade. It will then take approximately 3-months to purchase the land and six months to have the building ready for occupancy.

Employees

     We currently have 4 employees and anticipate hiring 4 to 6 more people over a period of a year. Medical centers will require an average of 6 employees each, a radiation oncologist, radiation technician, dosimetrist, nurse, and 2 to 3 office personnel. As we are able to make acquisitions, we intend to keep the persons employed at the medical center that we purchase. We do not anticipate any unusual problems obtaining the necessary personnel to function properly.

     The following summary represents estimated the Cash requirements in the first 12 months:


               Construction costs of medical center        $  1,750,000

               Property acquisition                           1,250,000

               Contingency - acquisition of additional
                 existing medical centers                     1,500,000

               Initial equipment costs                          400,000

               Balance of linear accelerator costs            2,100,000

               Operating costs - real estate                    500,000

               Operating costs - general and admin              661,000

               Operating costs - professional fees              250,000
                                                             ----------

                  Total cash requirements                  $  8,411,000
                                                             ==========
            Expected Proceeds
            -----------------

              Mortgage financing                           $  3,000,000

              From this offering                              5,411,000
                                                             ----------
                                                           $  8,411,000
                                                             ==========

  Competitive Differences:

     What will set us apart and make us different from other treatment centers' Practically all of the thousand plus radiation centers in America perform radiation therapy only. We will have total oncology care, but so do various other clinics such as Mayo, Cleveland and U.S. Oncology. However, this is where the similarity ends. All Primary medical centers will have the latest state-of-the-art three-dimensional IMRT radiation therapy, providing the patient with the greatest chance of success with the least side effects. Our facilities will be fully comprehensive with screening, diagnostics and imaging, with state-of-the-art equipment, and perhaps the first, or only medical centers to offer this on a national scale.

     Clearly our goal is to care for the patient in an efficient way, but not at the expense of the well being of the patient. We will not sacrifice quality for time. Perhaps our most important contribution to the medical industry is our inimitable ability to place medical care properly back in the hands of capable physicians where they will not be hampered by time limits, where the physician and patient can decide upon the therapies to be undertaken, not the physician and the insurance company's bottom line.

DESCRIPTION OF PROPERTY

     The company has entered into a lease in the form of a license agreement with Corporate Executive Suites West, Inc. to occupy offices at 20283 State Road 7, Suite 213, Boca Raton, Florida. The occupancy cost is $3,900.00 monthly, plus any taxes commencing July 1, 2002 and running until July 31, 2003. The agreement will automatically renew for intervals of six months in the event the company does not notify the licensor of the company's intention to vacate. Functionally, the Boca Raton office is to handle all public and investor relations for the company, including the organization of an oncology care and wellness council consisting of several hundred doctors throughout the U.S. Our website generates daily calls, as does word of mouth in the industry. We have several calls daily by interested investors and doctors wanting to serve on the council. It would be impossible to handle the activity our company is generating without this office. The people in there are very well trained and do an excellent job. It is anticipated to keep that office functional for at least 2-years. It is management's opinion that that the property is adequately insured.

REPORTS TO SECURITY HOLDERS

     The Company is presently a reporting issuer and as such will make such filings available including annual audited financial statements as well as quarterly unaudited financial statements and any material information that management feels will be useful disclosure available to its security holders on a timely basis in accordance with the Securities Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following is a summary in accordance Item 404 of Regulation S-B

 Dec 27, 2001  Kenneth Hankin  510,000 common shares for services rendered
 Sep 13, 2002                  990,000 common shares for $ 0.10 per share
                                       27

 Dec 27, 2001  Ardie Nickel    110,000 common shares for services rendered
 Sep 13, 2002                   15,000 common shares for $ 0.001 per share


 Dec 27, 2001  Edward Annis,    10,000 common shares for services rendered
 Dec 27, 2001                   16,667 common shares for $ 0.90 per share
 Sep 13  2002                   15,000 common shares for $ 0.001 per share

 Dec 27, 2001  Arthur Porter    10,000 common shares for services rendered
 Sep 13, 2002                   15,000 common shares for $ 0.001 per share

 Dec 27, 2001  Daniel Kido      10,000 common shares for services rendered
 Feb 28, 2002                   11,111 common shares for $ 0.90  per share
 Sep 13, 2002                   15,000 common shares for $ 0.001 per share

 Feb 14, 2002  E. M Haacke      10,000 common shares for $ 0.90  per share
 Sep 13, 2002                   25,000 common shares for $ 0.001 per share

 Sep 13, 2002  Susan Reynolds   25,000 common shares for $ 0.001 per share

 Sep 13, 2002  W. Walker,       25,000 common shares for $ 0.001 per share

     The various members of the management team have received shares of common stock in consideration of preparing the company's business plan, costs and expenses in relating to the attendance at various management and directors' meetings and other costs relating to the Company's operations at the time the Company just started and did not have the cash to pay for such services and expenses.

     At the current time, the Company has no provision to issue any additional securities to management, promoters or their respective affiliates or associates. At such time as the Board of Directors adopts an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although the Company has a very large amount of authorized but unissued Common Stock which may be issued without further shareholder approval or notice, the Company intends to reserve such stock for the Rule 504, 505 and 506 offerings for acquisitions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


     There is no established public trading market for the company's common stock. It is not traded on an exchange or in the over-the counter market. There is no assurance that an active market will develop for the company's common stock in the future.

     The Company has issued a total of 906,895 warrants entitling the holder to 1 common share for each warrant held that could be sold pursuant to Rule 144 under the Securities Act of which 434,468 have been exercised leaving a balance of 472,427 still outstanding.

     In accordance with Item 201(d) of Regulation S-B, the Company has not commenced any equity compensation plans of any nature at this time nor has any been contemplated for the future.

     As of March 31, 2003, there are 124 shareholders.

     There are no provisions at this time to pay out dividends. It is expected that no dividends will be paid out in the foreseeable future. Any future earnings will be used to pay down mortgage debt and to expand by the acquisition or construction of future medical centers.

EXECUTIVE COMPENSATION
----------------------

-----------------------------------------------------------------------------
                    SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------
           Annual Compensation
        -------------------------------
a)         (b)          (c)         (d)    (e)           (f)         (g)
Name and
Principal             Salary        Bonus Shares Issued Warrants   Warrants
Position   Year        ($)           ($)   at $ .001     Issued    Exercised

K. Hankin  2002      104,000          0    1,500,000      0          0
CEO

A. Nickel  2002       31,750          0      125,000      0          0
Secretary
All other
directors as
a group    2002            0          0      150,000     37,778      0

FINANCIAL STATEMENTS


     The   financial   statements   shown  are  for  the  year  ended  June  30,
2002(audited) and the six months ended December 31, 2002(unaudited) and are as follows:







                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)

                              Financial Statements
                           Period Ended June 30, 2002

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Universal Healthcare Management Systems, Inc., Inc.


     We have audited the accompanying consolidated balance sheet of Universal Healthcare Management Systems, Inc.(A Development Stage Company) as of June 30, 2002, and the related consolidated statement of operations, cash flows, and changes in stockholder's equity for the period September 24, 2001 (inception) to June 30, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.

     An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Healthcare Management Systems, Inc., at June 30, 2002, and the results of their consolidated operations and their cash flows for the period, September 24, 2001 (inception) to June 30, 2002 in conformity with accounting principles generally accepted in the United States.




Michael Johnson & Co., LLC
Denver, Colorado
March 25, 2003

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002

ASSETS:
Current Assets:
 Cash                                                        $116,310
 Deposits                                                     166,000
 Sundry asset                                                     585
                                                              -------

Total Current Assets                                          282,895
                                                              -------

Fixed Assets:
Computer equipment - net of accum depreciation of $1,000       15,687
                                                               ------

Net Fixed Assets                                               15,687
                                                               ------

TOTAL ASSETS                                                 $298,582
                                                              =======


LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
Accounts payable                                             $    -
                                                              -------

TOTAL CURRENT LIABILITIES                                         -
                                                              -------


Stockholders' Equity:
 Preferred stock, $.001 par value, 100,000,000
   shares authorized: none outstanding                            -
 Common stock, $.001 par value, 100,000,000
   shares authorized, 1,586,895 shares issued and
   outstanding                                                  1,587
 Additional paid in capital                                   765,678
Deficit accumulated during the development stage             (468,683)
                                                              -------
Total Stockholder's Equity                                    298,582
                                                              -------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                   $298,582
                                                              =======



The accompanying notes are an integral part of these financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS
          FOR THE PERIOD SEPTEMBER 24, 2001(INCEPTION) TO JUNE 30, 2002

INCOME                                                      $     -


OPERATING EXPENSES:
Legal fees                                                    137,744
Consulting fees                                               131,960
Management fees                                               113,332
General and administrative                                     72,440
Marketing, travel, and entertainment                           13,207
                                                              -------
Total Operating Expenses                                      468,683
                                                              -------

Net Loss from Operations                                    $(468,683)
                                                              =======

Weighted average number of shares
   outstanding - Basic                                      1,586,895
                                                            =========
Weighted average number of shares
   outstanding - Fully Diluted                              1,586,895
                                                            =========

Net Loss Per Share  - Basic                                 $   (0.30)
                                                             ========
Net Loss Per Share  - Fully Diluted                         $   (0.30)
                                                             ========



The accompanying notes are an integral part of these financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE PERIOD SEPTEMBER 24, 2001(INCEPTION) TO JUNE 30, 2002

                               INDIRECT METHOD
Cash Flows From Operating Activities:
 Net loss                                                 $  (468,683)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
 Stock issued for services                                      6,500
   Changes in assets and liabilities:
   Increase in deposits                                      (166,000)
   Increase in sundry assets                                     (585)
                                                            ---------

       Total adjustments                                     (160,085)
                                                            ---------

Net cash used in operating activities                        (628,768)
                                                            ---------

Cash Flow From Investing Activities:
  Purchase of computer equipment                              (15,687)
                                                            ---------

  Net cash used in investing activities                       (15,687)
                                                            ---------


Cash Flow From Financing Activities:
  Conversion of loans to common stock                         760,765
                                                             --------

  Net cash provided by financing activities                   760,765
                                                             --------

Increase (Decrease) in cash                                   116,310

Cash and cash equivalents - beginning of period                   -
                                                              -------

Cash and cash equivalents - end of period                  $  116,310
                                                            =========

Supplemental Cash Flow Information:
  Interest paid                                            $    -
                                                            =========
  Taxes paid                                               $    -
                                                            =========

The accompanying notes are an integral part of these financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD SEPTEMBER 24, 2001(INCEPTION) TO JUNE 30, 2002

                                                       Deficit
                                                     Accumulated
                                         Additional   During the
                          Common Stock    Paid-In    Development
                      Shares    Amount   Capital        Stage       Totals
Balance -  September
      24, 2001          -      $   -     $    -      $    -       $     -

Conversion of loans
 into common stock     936,895       937    759,828        -        760,765

Stock issued for
   services            650,000       650      5,850        -          6,500

Net loss for
   period               -          -         -        (468,683)    (468,683)
                     ---------    ------  ---------   --------     ---------
Balance - June 30,
   2002              1,586,895   $ 1,587 $  765,678  $(468,683)  $  298,582
                     =========    ======  =========   ========    =========

















The accompanying notes are an integral part of these financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                          Notes To Financial Statements
                                  June 30, 2002
Note 1 - General:

         Nature of Business

     Universal Healthcare Management Systems, Inc.(the "Company")was incorporated on December 26, 2001 under the laws of the State of Florida. The company's primary business activity is to complete the construction of a medical facility dedicated to the treatment of cancer related diseases. The company plans on constructing and/or acquiring several different locations over time.

     The company has two subsidiaries, Oncology Care and Wellness Center, Inc. and Universal Holdings & Development, Inc., both that are inactive at this time.

     Oncology and Wellness Center Inc.("Oncology") was incorporated in September 2001 and was the predecessor operation of the company. The operations of Oncology were suspended in favor of Universal. Oncology was originally set up to acquire medical facilities. Management decided in favor of setting up a separate entity in order to acquire the medical centers and keep Oncology as an operating entity in connection with the performance of cancer treatments. Oncology will therefore remain dormant until such time as Universal Management acquires any medical facilities. Oncology was acquired in May of 2002 in a recapitalization transaction. Any monies that were advanced to Oncology by the original investors was agreed to be converted into stock in Universal. No formal written agreement exists for this right of conversion.

     The operations of Oncology were suspended in May, 2002 when it was acquired by the Company, through a recapitalization. The consolidated financial statements reflect the consolidation of all operations for the period September 24, 2001 to June 30, 2002 as if the recapitalization took place on September 24, 2001.

         The company's fiscal year end is June 30.

Note 2 - Summary of Significant Accounting Policies:

         Basis of Presentation - Development Stage Company

     The company has not earned any revenue from limited principal operations. Accordingly, the company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the company's inception.

         Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Significant accounting principles followed by the company and the methods of applying those principles, which materially affect the determination of financial position and cash flows are summarized below.

         Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Cash and Cash Equivalents

     For purposes of the statement of cash flows, the company considered all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

         Fixed Assets and Depreciation

     Computer equipment is recorded at cost and is being depreciated using the straight-line method over 5 years which management considers the estimated useful life of the aforementioned assets.

         Income Taxes

     The company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

                 UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)

                          Notes To Financial Statements
                                  June 30, 2002

Note 2 - Summary of Significant Accounting Policies(continued)

Net earning (loss) per share

     Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive. The amount of potentially dilutive securities represented by warrants if all are subsequently exercised that are not included in the calculation of net loss per share are 906,895.

Note 3 - Share Capital Transactions

     The Company is authorized to issue up to 100,000,000 shares of common stock with a par value of $.001. During the period the Company issued a total of 650,000 of common stock to officers and directors for services rendered for a total of $ 6,500. Additionally the Company converted amounts received by investors totalling $760,765 into 936,895 shares of common stock.


Note 4 - Deposits:

     The company has deposited funds with its corporate attorney. The main purpose is to fund the purchase of a parcel of land comprising 2.25 acres of raw land at the corner of West 16th Avenue and 37th Street in Hialeah, Florida. The closing date will be determined once financing is in place.

Note 5 - Warrants to Purchase:

     Each of the existing shareholders has been given a warrant to purchase additional stock equivalent to the amount of stock already owned. The warrant to purchase is exercisable only after the first day of company's public trading and void ninety days after that date. The exercise price is the same price as paid originally. As of the June 30, 2002 audit, the company had issued a total of 906,895 warrants entitling the holder to 1 common share per share warrant.

     Subsequent to the year end a total of 157,987 warrants were exercised.

Note 6 - Income Taxes:

     There has been no provision for U.S. federal, state, or foreign income taxes for any period because the company has incurred losses in all periods and for all jurisdictions. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of deferred tax assets are as follows:
         Deferred tax assets
            Net operating loss carry forwards                       $468,683
            Valuation allowance for deferred tax assets             (468,683)
                                                                    --------

         Net deferred tax assets                                    $    -
                                                                    ========

     Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of June 30, 2002, the company had net operating loss carry forwards of approximately $468,683 for federal and state income tax purposes. These carry forwards, if not utilized to offset taxable income begin to expire in 2016. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

                 UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)

                          Notes To Financial Statements
                                  June 30, 2002


Note 7 - Going Concern:

     The accompanying financial statements have been prepared in conformity with
accounting   principles   generally   accepted  in  the  United  States,   which
contemplates continuation of the Company as a going concern.

     The future success of the Company is likely dependent on its ability to attain additional capital to develop its proposed business, or its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

Note 8 - Commitments:

         Rental Lease

     As of June 30, 2002, the company had entered into a non cancelable operating lease agreement for the rental of office space and services, expiring July 2003, with monthly payments of $3,900. Minimum rentals, on an annual basis, are as follows:
                                    2003             $46,800

         Consulting Agreement

     In June 2002, the company entered into a consulting agreement with a medical consulting and development service provider. Monthly payments of $6,000 are due provider and the contract expires December 31, 2002.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)

                    Consolidated Interim Financial Statements

                                December 31, 2002

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED INTERIM BALANCE SHEET
AS AT DECEMBER 31, 2002
(UNAUDITED)

-------------------------------------------------------------------------------

                                            December 31,
                                               2002          June 30, 2002
-------------------------------------------------------------------------------
ASSETS


CURRENT
Cash                                          $ 157,207      $ 116,310
Deposits                                        179,200        166,000
Sundry asset                                        750            585
-------------------------------------------------------------------------------

Total Current Assets                            337,157        282,895
------------------------------------  -----------------------------------------

FIXED - AT COST
Computer equipment                               23,760         16,687
Less: Accumulated depreciation                   (3,276)        (1,000)
-------------------------------------------------------------------------------

Net Fixed Assets                                 20,484         15,687
-------------------------------------------------------------------------------


TOTAL ASSETS                                  $ 357,641      $ 298,582
-------------------------------------- ----------------------------------------





The accompanying notes are an integral part of these financial statements.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED INTERIM BALANCE SHEET
AS AT DECEMBER 31, 2002
(UNAUDITED)

-------------------------------------------------------------------------------

                                              December 31,
                                               2002         June 30, 2002
                                              (UNAUDITED)    (AUDITED)
-------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT
Accounts payable                               $ 18,145            $ -
Loans payable                                        95              -
-------------------------------------------------------------------------------

                                                 18,240              -
-------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value, 100,000,000
     shares authorized:     none outstanding         -               -
   Common stock, par value $ .001, authorized
     100,000,000: issued and outstanding -
        4,926,480, June 30, 2002 - 1,586,895      4,926          1,587

  Additional paid-in capital                  1,697,049        765,678

Deficit accumulated during development stage (1,362,574)      (468,683)
-------------------------------------------------------------------------------

 TOTAL STOCKHOLDERS' EQUITY                     339,401        298,582
-------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 357,641      $ 298,582
-------------------------------------------------------------------------------




The accompanying notes are an integral part of these financial statements.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2002
(UNAUDITED)

-------------------------------------------------------------------------------
                                                   FROM           FROM
                                THREE    SIX     INCEPTION      INCEPTION
                                MONTHS  MONTHS (Sep 24, 2001) (Sep 24, 2001)
                                ENDED   ENDED       TO             TO
                              DECEMBER DECEMBER   JUNE 30,       DECEMBER
                              31, 2002 31, 2002     2002         31, 2002
                                 (UNAUDITED)     (AUDITED)       (UNAUDITED)
-------------------------------------------------------------------------------
INCOME                         $   -   $   -     $   -          $  -
-------------------------------------------------------------------------------

EXPENSES
Legal & professional fees          -     30,870    137,744        168,614
Consulting fees                504,959  567,381    131,960        699,341
Management fees                 26,800   54,800    113,332        168,132
Wages and benefits              84,602  169,565       -           169,565
General and administrative      34,469   67,142     72,440        139,582
Marketing, travel &entertainment 2,450    4,133     13,207         17,340
-------------------------------------------------------------------------------

                               653,280  893,891   468,683       1,362,574
-------------------------------------------------------------------------------

NET LOSS                     $(653,280)$(893,891)$(468,683)   $(1,362,574)
-------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER  OF
   SHARES OUTSTANDING        3,047,737 3,047,737 1,586,895
                             =============================

NET LOSS PER SHARE - BASIC    $ (0.21)   $ (0.29)  $ (0.30)
                             ==============================

NET LOSS PER SHARE - FULLY
     DILUTED                  $ (0.21)   $ (0.29)  $ (0.30)
                             ==============================


The accompanying notes are an integral part of these financial statements.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED INTERIM STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2002
(UNAUDITED)

-------------------------------------------------------------------------------
                                                   FROM           FROM
                                         SIX     INCEPTION      INCEPTION
                                       MONTHS (SEP 24, 2001) (SEP 24, 2001)
                                        ENDED      TO             TO
                                      DECEMBER   JUNE 30,       DECEMBER
                                      31, 2002     2002         31, 2002
                                     (UNAUDITED) (AUDITED)     (UNAUDITED)
-------------------------------------------------------------------------------
CASH FLOW FROM OPERATING ACTIVITIES

Net Loss                             $(893,891) $(468,683)   $(1,362,574)
Adjustments to reconcile net loss
 to net cash used in operating
 activities
Stock issued for services              457,000      6,500        463,500
Depreciation                             2,276      1,000          3,276
Changes in assets and liabilities
 Increase(decrease) in deposits        (13,200)  (166,000)      (179,200)
 Increase in sundry assets                (165)      (585)          (750)
 Increase in accounts payable           18,145          -         18,145
-------------------------------------------------------------------------------

                                       464,056   (159,085)       304,971
-------------------------------------------------------------------------------

Net Cash Used in Operating Activities (429,835)  (627,768)    (1,057,603)
-------------------------------------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES
 Exercise of warrants                  375,332         -         375,332
 Increase in loans payable                  95         -              95
 Conversion of loans to stock             -       760,765        760,765
 Issuance of common stock              102,378         -         102,378
-------------------------------------------------------------------------------

Net Cash Provided By Financing
      Activities                       477,805    760,765      1,238,570
-------------------------------------------------------------------------------

CASH FLOW FROM INVESTING ACTIVITIES
 Purchase of fixed assets               (7,073)   (16,687)       (23,760)
-------------------------------------------------------------------------------

Net Cash Used In Investing Activities   (7,073)   (16,687)       (23,760)
-------------------------------------------------------------------------------


Increase(Decrease) in Cash              40,897    116,310        157,207

Cash and Cash Equivalents - Beginning
        of Period                      116,310         -              -
-------------------------------------------------------------------------------

Cash and Cash Equivalents - End of
        Period                       $ 157,207   $ 116,310     $ 157,207
-------------------------------------------------------------------------------

Supplementary Information
   Interest paid                         $ 343   $  -           $ 343
   Taxes paid                            $  -    $  -           $  -


The accompanying notes are an integral part of these financial statements.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
NOTES TO CONSOLIDATED INTERIM  FINANCIAL STATEMENTS
AS AT DECEMBER 31, 2002
(UNAUDITED)

1.                ORGANIZATION AND BASIS OF PRESENTATION

     Universal Healthcare Management Systems Inc.(the "Company") was organized in the State of Florida on December 26, 2001. The Company's primary business activity is to complete the construction of a medical facility dedicated to the treatment of cancer related diseases. The Company plans on constructing and/or acquiring several different locations over time.

     The Company has two subsidiaries, Oncology Care and Wellness Center, Inc. and Universal Holdings & Development Inc., both which are inactive at this time.

     Oncology and Wellness Center Inc.("Oncology") was incorporated in September 2001 and was the predecessor operation of the Company. The operations of Oncology were suspended in favor of Universal. Oncology was originally set up to acquire medical facilities. Management decided in favor of setting up a separate entity in order to acquire medical centers and keep Oncology as an operating entity in connection with the performance of cancer treatments. Oncology will therefore remain dormant until such time as Universal Management acquires any medical facilities. Oncology was acquired through a recapitalization by Universal Management in May, 2002. Any monies that were advanced to Oncology by the original investors was agreed to be converted into stock in Universal. No formal agreement exists for this right of conversion.

     The operations of Oncology were suspended in May, 2002 when it was acquired by the Company, through a recapitalization. The consolidated financial statements reflect the consolidation of all operations for the period September 24, 2001 to December 31, 2002 as if the recapitalization took place on September 24, 2001.


         Development Stage Enterprise

     The Company has no revenues and has just commenced operations. The Company's activities are accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity(deficit) and cash flows disclose activity since the date of the Company's inception.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
AS AT DECEMBER 31, 2002
(UNAUDITED)

2.       SIGNIFICANT ACCOUNTING POLICIES

         Basis of Accounting

     These  financial   statements  are  presented  on  the  accrual  method  of
accounting in accordance with generally accepted accounting principles. Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows, are summarized below.

         Basis of Consolidation

     The accompanying consolidated financial statements include the accounts of Universal Healthcare Management Systems, Inc. and its wholly owned subsidiaries, Oncology Care and Wellness Center, Inc. and Universal Holdings & Development Inc. All significant intercompany transactions and balances have been eliminated on consolidation.

     In the opinion of management, these interim financial statements include all adjustments necessary in order to make them not misleading.

         Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT DECEMBER 31, 2002
(UNAUDITED)

2.       SIGNIFICANT ACCOUNTING POLICIES(continued)

         Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments and investments, purchased with an original maturity date of three months or less, to be cash equivalents.

         Fixed Assets

     Computer  equipment is stated at cost.   Depreciation  is determined on the
straight-line basis over the estimated useful life of the equipment being 5 years


         Income Taxes

     The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

         Net earnings(loss) per share

     Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from this computation, as their effect is anti-dilutive. The balance of the warrants not issued are 472,427. Therefore if included in the calculation the fully diluted loss per share for the six months ended December 31, 2002 would be $ (.026).

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT DECEMBER 31, 2002
(UNAUDITED)

2.       SIGNIFICANT ACCOUNTING POLICIES(continued)

         Fair Value of Financial Instruments

     The carrying amount of cash, deposits, sundry assets, accounts payable and loans payable are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

         Recently Issued Accounting Standards

     On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS No. 142. The implementation of SFAS No. 141 and SFAS No. 142 will not have a material effect on the financial position or results of operations of the Company.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. The implementation of SFAS No. 144 will not have a material effect on the financial position or results of operations of the Company.

3.       DEPOSITS

     The Company has deposited funds with its attorney Gerald D'Ambrosio. The main purpose is to fund the purchase of a parcel of land comprising 2.25 acres of raw land at the corner of West 16th Avenue and 37th Street in Hialeah, Florida. The closing date will be determined once financing is in place.

     The Company has also deposited $ 20,000 as a deposit with Williams and Associates International Corp. for a proposed future funding.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT DECEMBER 31, 2002
(UNAUDITED)

4.       GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern.

     The future success of the Company is likely dependent on its ability to attain additional capital to develop its proposed technologies and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining financing, or that it will attain positive cash flow from operations.

5.       INCOME TAXES

     There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

         Deferred tax assets
            Net operating loss carry forwards                 $1,362,574
            Valuation allowance for deferred tax assets       (1,362,574)
                                                               ---------
         Net deferred tax assets                             $       -
                                                               =========
     Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of DECEMBER 31, 2002, the Company had net operating loss carry forwards of approximately $1,362,574 for federal and state income tax purposes. These carry forwards, if not utilized to offset taxable income begin to expire in 2016. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT DECEMBER 31, 2002
(UNAUDITED)

6.       COMMITMENTS

         Rental Lease

     As of June 30, 2002, the Company had entered into a noncancelable operating lease agreement for the rental of office space and services, expiring July 2003, with monthly payments of $3,900. Minimum rentals, on an annual basis, are as follows:

                           2003     $46,800

         Consulting Agreement

     In June 2002, the Company entered into a consulting agreement with a medical consulting and development service provider. Monthly payments of $6,000 are due provider and the contract expires December 31, 2002.

7.       WARRANTS TO PURCHASE

     Each of the existing shareholders has been given a warrant to purchase additional stock equivalent to the amount of stock already owned. The warrant to purchase is exercisable only after the first day upon which the company begins trading as a public entity or any date before as determined by management. The warrant to purchase is good for an additional 90 days after the Company begins to trade upon which it becomes null and void. The exercise price is the same price paid originally. The Company has issued a total of 906,895 warrants entitling the holder to 1 common share per share warrant.

     As of December 31, 2002, there were 472,427 warrants still outstanding. A total of 434,468 warrants were issued as follows:

                  156,875 at a price of $ 0.80 per share or $ 125,500 277,593 at a price of $ 0.90 per share or $ 249,832

     Therefore  the total  raised to  December  31,  2002  from  warrants  was $
375,332.

     The shareholders who had made loans of more than $ 25,000 initially and who had been given warrants were given warrants at an exercise price of $ 0.80 per share. The balance of the warrants exercised represented an exercised represented an exercise price equal to the conversion price of the shareholders original loans to the Company's wholly-owned subsidiary, to shares of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There have been no changes in accountants or disagreements with present accountants on financial disclosure.

          PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS
         --------------------------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The  following  information  is contained in the  Company's  by-laws  under
Article IX concerning indemnification of officers and directors.
     This Corporation may, in its discretion, indemnify any director, officer, employee, or agent in the following circumstances and in the following manner:
     (a) The Corporation may indemnify any person who was or is a part, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees at all trial and appellate levels), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     (b) The Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees at all trial and appellate levels), actually and reasonable incurred by him in connection with the defense of settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is rarely and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections (a) or (b) of this Article IX, or in defense of any claim, issue, or matter therein, shall be indemnified against expenses (including attorneys' fees at trial and appellate levels) actually and reasonably incurred by him in connection therewith.
     (d) Any indemnification under Sections (a) or (b) of this Article IX, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (a) or (b) or this Article IX. Such determination shall initially be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination shall be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this Section may be appealed to the shareholders by the party seeking indemnification or any party entitled to call a special meeting of the shareholders pursuant to Section 2 of Article I and, in such case, the determination made by the majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Section.
     (e) Expenses (including attorneys' fees at all trial and appellate levels) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in this Article IX, that a director, officer, employee or agent met the applicable standard of conduct set forth in this Article IX, and upon receipt of an undertaking by or on behalf of the director, officer,employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     (f) The Corporation may make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.
     (g) Indemnification as provided in this Article IX may continue as to a person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person upon a proper determination initially made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination may be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this Section may be appealed to the shareholders by the party seeking indemnification or his representative or by any party entitled to call a special meeting of the shareholders pursuant to Section 2 or Article I and in such case, the determination made by the majority vote of quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Section (g).
     (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.
     (i)If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders or written notice of the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amount paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     (j) This Article IX shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article IX shall be applicable to all actions, claims, suits, or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

RECENT SALES OF UNREGISTERED SECURITIES

     The company has sold approximately 1,586,895 shares of unregistered stock at prices ranging from par value to $0.90 per share as of the June 30, 2002 audit which includes 650,000 shares of common stock issued for services rendered at a price of $ .01 per share, and an additional 3,339,585 shares at prices ranging from par value to $5.00 per share between July 1, 2002 and March 31,2003. As of the June 30, 2002 audit certain directors and former directors purchased 200,000 shares at $0.50 and 37,778 shares at $0.90 per share, and 690,000 shares at par value. The total amount of shares issued as of March 31, 2003 are 4,926,480, and executive officers and directors have purchased 1,775,000 of those shares at par value. During the period from July 1, 2002 to March 31, 2003, there were 1,160,000 shares issued to the board of directors at par value, 1,146,850 shares issued at par value to other individuals for services rendered, and 43,767 shares issued at prices ranging from $4.00 to $5.00 per share. Also, during that same period 472,427 warrants were exercised by non- affiliates at prices ranging from $0.80 to $0.90 per share.

     The above shares were sold in connection with the exemptions offered under Regulation D of the Securities Act. All stock issued for cash or by way of loan conversion were done by Mr. Hankin who is an officer and director(See: Item 5 - Directors. Executive Officers, Promotors and Control Persons). All persons who became shareholders were through friends, family or business associates of Mr. Hankin and were accredited investors in accordance to Regulation D.

     In summary the number of shares that have been sold as of March 31, 2003 are as follows:

         Executives, officers and directors               1,812,778
         Non-affiliated individuals and trusts            3,113,702

UNDERTAKINGS

     The Company undertakes in connection with Rule 415 of the Securities Act of 1933 to file during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus as required by Section 10(a)(3) of the Securities Act of 1933 and to reflect in a post-effective amendment any material changes that may effect this registration statement subsequently, including the naming of its underwriters in connection with at the market offerings.

     The Company will also include any additional or changed information as described above on the plan of distribution where applicable.


     The Company also undertakes notwithstanding the foregoing, any increase or decrease in volume of securities offered(if the total dollar value of securities would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range to reflect in the prospectus as filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     The Company also undertakes for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     The Company further undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                    EXHIBITS

Index to Exhibits:

         The following exhibits are filed with this Registration Statement:

Exhibit No.                         Exhibit Name
3(i).1                     Articles of Incorporation filed December 26, 2001

3(ii).1                    By-laws

3(iii)                     Articles of amendment as filed with the State

3(iv)                      Certification of articles of incorporation

3(v)                       Certificate of good standing

3(vi)1. to 5               Resolutions

5.1                        Opinion of legal counsel

10.1                       Warrant to purchase

10.2                       Consulting agreement - Townsen & Associates

10.3                       Stock Valuation Report

10.4                       Updated letter of Stock Valuation

10.5                       Letter from Universal to Oppenheim

23.1                       Consent of independent accountants

23.2                       Consent by Oppenhiemer & Ostrick



                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, in the State of Florida.


        Universal Healthcare Management Systems Inc.


By:    /s/ Kenneth Hankin
     -------------------------------
         Kenneth Hankin, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date stated:


/S/ Kenneth Hankin
----------------------
President and Director


/s/ Ardie Nickel
----------------------
Secretary and Director


Dated:  June 17, 2003.

                                                   EXHIBIT 3(i).1


                           ARTICLES OF INCORPORATION

                                      OF

                   UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.


                                ARTICLE I - NAME

The name of this corporation is Universal Healthcare Management Systems, Inc.

                              ARTICLE II - DURATION

     This corporation shall have perpetual existence commencing on the date of the filing of these Articles of Incorporation with the Department of State.

                              ARTICLE III - PURPOSE

     This corporation is organized under the laws of the State of Florida as a corporation for profit for the purposes of transacting business relating to, but not necessarily limited to, healthcare and the management thereof. This corporation shall be in the healthcare and management profession, and is authorized to purchase, sell, trade, own and manage other corporations, and to conduct any other business as is lawful under the laws of the State of Florida and the United States.

                           ARTICLE IV - CAPITAL STOCK

     This corporation is authorized to issue one hundred million (100,000,000) shares of common stock, which shall have a par value of one ten thousandth of one dollar ($.0001) per share.

                           ARTICLE V - INITIAL OFFICE

The initial mailing address and street address of the corporation is:

                    14614 S. W. 174 Terrace, Miami, FL 33177

                      ARTICLE VI - INITIAL REGISTERED AGENT

The initial name of the registered agent is:

                                Kenneth N. Hankin

and the address for the initial registered agent is:

                    14614 S. W. 174 Terrace, Miami, FL 33177

                    ARTICLE VII - INITIAL BOARD OF DIRECTORS

     The corporation shall have two (2) directors constituting the initial Board of Directors. The number of directors may be increased or decreased from time to time in accordance with the by-laws of the corporation, but shall never be less than one. The names and street addresses of the initial Board of Directors are:

         NAME                                                 ADDRESS

Kenneth N. Hankin                   14614 S. W. 174 Terrace, Miami, FL 33177

Ardie R. Nickel                     1660 N. W. 94 Avenue, Plantation, FL 33322

                           ARTICLE VIII - INCORPORATOR

The name and address of the person signing these Articles of Incorporation is:

         NAME                                                 ADDRESS

Kenneth N. Hankin                   14614 S. W. 174 Terrace, Miami, FL 33177

                          ARTICLE IX - INDEMNIFICATION

     The corporation shall indemnify any officer or director or any former officer or director to the fullest extent permitted by law.

                             ARTICLE X - AMENDMENTS

     The corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation or any amendments hereto, and reserves the right to amend or repeal any of the provisions contained in the bylaws of the corporation or any amendments thereto. Any right conferred upon the shareholders is subject to this reservation.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on the 21st day of December 2001.

       S/S Kenneth Hankin
       -------------------
         Kenneth N. Hankin

                         ACCEPTANCE OF REGISTERED AGENT

     Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in the Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties and I am familiar with and accept the obligation of my position as registered agent.

       ------------------------------

                                                   EXHIBIT 3(ii).1

                                     BYLAWS
                                       OF
                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                                    ARTICLE I

                                  SHAREHOLDERS

SECTION 1.  Annual Meetings

     (a) The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may be determined by the Board of Directors and as may be designated in the notice of such meeting. The meeting shall be held on the third Thursday of October of each year or on such other day as the Board of Directors may specify. If said day is a legal holiday, the meeting shall be held on the next succeeding business day not a legal holiday.

     (b) Business to be transacted at such meeting shall be the election of directors to succeed those whose terms are expiring and such other business as may be properly brought before the meeting.

     (c) In the event that the annual meeting, by mistake or otherwise, shall not be called and held as herein provided, a special meeting may be called as provided for in Section 2 of this Article I in lieu of and for the purposes of and with the same effect as the annual meeting.

SECTION 2.  Special Meetings

     (a) A special meeting of the shareholders of the Corporation may be called for any purpose or purposes at any time by the President of the Corporation, by the Board of Directors or by the holders of not less than 40% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

     (b) At any time, upon the written direction of any person or persons entitled to call a special meeting of the shareholders, it shall be the duty of the Secretary to send notice of such meeting pursuant to Section 4 of this
Article I. It shall be the responsibility of the person or persons directing the Secretary to send notice of any special meeting of shareholders to deliver such direction and a proposed form of notice to the Secretary not less than 15 days prior to the proposed date of said meeting.

     (c) Special meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Florida, on such date, and at such time as shall be specified in the notice of such special meeting.

SECTION 3.  Adjournment

     (a) When the annual meeting is convened, or when any special meeting is convened, the presiding officer may adjourn it for such period of time as may be reasonably necessary to reconvene the meeting at another place and time.

     (b) The presiding officer shall have the power to adjourn any meeting of the shareholders for any proper purpose, including, but not limited to, lack of a quorum, securing a more adequate meeting place, electing officials to count and tabulate votes, reviewing any shareholder proposals or passing upon any challenge which may properly come before the meetings.

     (c) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4(a) of this Article I to each shareholder of record on the new record date entitled to vote at such meeting.

SECTION 4.  Notice of Meetings, Purpose of Meeting, Waiver

     (a) Each shareholder of record entitled to vote at any meeting shall be given in person, or by first class mail, postage prepaid, written notice of such meeting which, in the case of a special meeting, shall set forth the purpose(s) for which the meeting is called, not less than 10 or more than 60 days before the date of such meeting. If mailed, such notice is to be sent to the shareholder's address as it appears on the stock transfer books of the Corporation, unless the shareholder shall request of the Secretary in writing at least 15 days prior to the distribution of any required notice that any notice intended for him or her be sent to some other address, in which case the notice may be sent to the address so designated. Notwithstanding any such request by a shareholder, notice sent to a shareholder's address as it appears on the stock transfer books of this Corporation as of the record date shall be deemed properly given. Any notice of a meeting sent by United States mail shall be deemed delivered when deposited with proper postage thereon with the United States Postal Service or in any mail receptacle under its control.

     (b) A shareholder waives notice of any meeting by attendance, either in person or by proxy, at such meeting or by waiving notice in writing either before, during or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened, however, will not constitute a waiver of notice by a shareholder who states at the beginning of the meeting, his or her objection that the meeting is not lawfully called or convened.

         (c) A waiver of notice signed by all shareholders entitled to vote at a meeting of shareholders may also be used for any other proper purpose including, but not limited to, designating any place within or without the State of Florida as the place for holding such a meeting.

     (d) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice.

SECTION 5.  Closing of Transfer Books, Record Date, Shareholder's List

     (a) In order to determine the holders of record of the capital stock of the Corporation who are entitled to notice of meetings, to vote a meeting or adjournment thereof, or to receive payment of any dividend, or for any other purpose, the Board of Directors may fix a date not more than 60 days prior to the date set for any of the above-mentioned activities for such determination of shareholders.
     (b) If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.
     (c) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the date for any such determination of shareholders, such date in any case to be not more than 60 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.
     (d) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
     (e) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.
     (f) The officer or agent having charge of the stock transfer books of the Corporation shall make, as of a date at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of each shareholder and the number and class and series, if any, of shares held by each shareholder. Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation for a period of 10 days prior to such meeting and shall be available for inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of any meeting of shareholders and shall be subject to inspection by any shareholder at any time during the meeting.
     (g) The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or stock transfer books or to vote any meeting of shareholders.

     (h) If the requirements of Section 5(f) of this Article I have not been substantially complied with, then, on the demand of any shareholder in person or by proxy, the meeting shall be adjourned until such requirements are complied with.
     (i) If no demand pursuant to Section 5(h) of this Article I is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.
     (j) Section 5(g) of this Article I shall be operative only at such time(s) as the Corporation shall have 6 or more shareholders.

SECTION 6.  Quorum
     At any meeting of the shareholders of the Corporation, the presence, in person or by proxy, of shareholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of any business. If a quorum is present, the vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders. If there shall not be quorum at any meeting of the shareholders of the Corporation, then the holders of a majority of the shares of the capital stock of the Corporation who shall be present at such meeting, in person or by proxy, may adjourn such meeting from time to time until holders of all of the shares of the capital stock shall attend. At any such adjourned meeting at which a quorum shall be present; any business may be transacted which might have been transacted at the meeting as originally scheduled.

SECTION 7.  Presiding Officer, Order of Business

     (a) Meetings of the shareholders shall be presided over by the Chairman of the Board, or, if he or she is not present or there is no Chairman of the Board, by the President or, if he or she is not present, by the senior Vice-President present or, if neither the Chairman of the Board, the President, nor a Vice-President is present, the meeting shall be presided over by a chairman to be chosen by a plurality of the shareholders entitled to vote at the meeting who are present, in person or by proxy. The presiding officer of any meeting of the shareholders may delegate his or her duties and obligations as the presiding officer as he or she sees fit.
     (b) The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary shall act as Secretary of every meeting of shareholders, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall choose any person present to act as Secretary of the meeting.
     (c) The order of business shall be as follows:

                  1. Call of meeting to order.
                  2. Proof of notice of meeting.
                  3. Reading of minutes of last previous shareholder's meeting or a waiver thereof.
                  4. Reports of officers.
                  5. Reports of committees.
                  6. Election of directors.
                  7. Regular and miscellaneous business.
                  8. Special matters.
                  9. Adjournment.
     (d) Notwithstanding the provisions of Section 7(c) of this Article I, the order and topics of business to be transacted at any meeting shall be determined by the presiding officer of the meeting in his or her sole discretion. In no event shall any variation in the order of business or additions and deletions from the order of business as specified in Section 7(c) of this Article I invalidate any actions properly taken at any meeting.

SECTION 8.  Voting

     (a) Unless otherwise provided for in the Articles of Incorporation, each shareholder shall be entitled, at each meeting and upon each proposal to be voted upon, to one vote for each share of voting stock recorded in his or her name on the books of the Corporation on the record date fixed as provided for in
Section 5 of this Article I.
     (b) The presiding officer at any meeting of the shareholders shall have the power to determine the method and means of voting when any matter is to be voted upon. The method and means of voting may include, but shall not be limited to, vote by ballot, vote by hand or vote by voice. No method of voting may be adopted, however, which fails to take account of any shareholder's right to vote by proxy as provided for in Section 10 of this Article I. In no event may any method of voting be adopted which would prejudice the outcome of the vote.

SECTION 9.  Action Without Meeting

     (a) Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the Corporation's outstanding stock.
     (b) In the event that the action to which the shareholder's consent is such as would have required the filing of a certificate under the Florida General Corporation Act if such action had been voted on by shareholders at a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of Section 9 of this
Article I.
     (c) If shareholder action is taken by written consent in lieu of meeting signed by less than all of the Corporation's shareholders, then all non-participating shareholders shall be provided with written notice of the action taken within 10 days after the date of the written instrument taking such action.
     (d) No action by written consent in lieu of meeting shall be valid if it is in contravention of applicable proxy or informational rules adopted pursuant to the Securities Exchange Act of 1934, as amended, including, without limitation, the requirements of Section 14 thereof.

SECTION 10.  Proxies

     (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his or her duly authorized attorney-in-fact, may authorize another person or persons to act for him or her by proxy.
     (b) Every proxy must be signed by the shareholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this Section 10.
     (c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of any adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of Shareholders.
     (d) Except when other provisions shall have been made by written agreement between the parties, the record holder of shares held as pledges or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.
     (e) A proxy which states that it is irrevocable is irrevocable when it is held by any of the following or a nominee of any of the following: (i) a pledgee; (ii) a person who has purchased or agreed to purchase the shares; (iii) a creditor or creditors of the Corporation who extend or continue to extend credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;
(iv) a person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the Proxy states that it was given in consideration of such contract of employment and states the name of the employee and the period of employment contracted for; and
(v) a person designated by or under an agreement as provided in Article I hereof.
     (f) Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, the debt of the Corporation is paid, the period of employment provided for in the contract of employment has terminated, or the agreement under Article I hereof has terminated and, in a case provided for in Section 10(e)(iii) or Section 10(e)(iv) of this Article I, becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability of the proxy as provided in this
Section 10.  This  Section  10(f) does not affect the  duration of a proxy under
Section 10(b) of this Article I.
     (g) A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provisions unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.
     (h) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of such persons present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy. If the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.
     (i) If a proxy expressly so provides, any proxy holder may appoint in writing a substitute to act in his or her place.
     (j) Notwithstanding anything in the Bylaws to the contrary, no proxy shall be valid if it was obtained in violation of any applicable requirements of
Section 14 of the Securities Exchange Act of 1934, as amended, or the Rules and Regulations promulgated thereunder.

SECTION 11.  Voting of Shares by Shareholders

     (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the Chairman of the Board, President, any Vice-President, Secretary and Treasurer of the corporate shareholder, in that order, shall be presumed to possess authority to vote such shares.
     (b) Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted as shares held by him or her without a transfer of such shares into his name.
     (c) Shares standing in the name of a receiver may be voted by such receiver. Shares held by or under the control of a receiver but not standing in the name of such receiver, may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee.

     (e) Shares of the capital stock of the Corporation belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares.
                                   ARTICLE II

                                    DIRECTORS

SECTION I.  Board of Directors, Exercise of Corporate Powers
     (a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors except as may be otherwise provided in the Articles of Incorporation or in Shareholder's Agreement. If any such provision is made in the Articles of Incorporation or in Shareholder's Agreement, the powers and duties conferred or imposed upon the Board of Directors shall be exercised or performed to such extent and by such person or persons as shall be provided in the Articles of Incorporation or Shareholder's Agreement.
     (b) Directors need not be residents of this state or shareholders of the Corporation unless the Articles of Incorporation so require.
     (c) The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Articles of Incorporation.
     (d) A director shall perform his or her duties as a director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.
     (e) In performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or (iii) a committee of the Board upon which he or she does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.
     (f) A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance described in Section 1(e) of this Article II to be unwarranted.
     (g) A person who performs his or her duties in compliance with Section 1 of this Article II shall have no liability by reason of being or having been a director of the Corporation.
     (h) A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 2.  Number, Election, Classification of Directors, Vacancies

     (a) The Board of Directors of this Corporation shall consist of not less than one director nor more than fifteen directors. The Board shall have authority from time to time, to increase the number of directors or to decrease it to not less than one member, provided that no decrease in the number of directors shall deprive a serving director of the right to serve throughout the term of his or her election.
     (b) Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall serve until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.
     (c) At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting, except in case of the classification of director as permitted by the Florida General Corporation Act. Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death, and in compliance with the terms and conditions of his or her Directorship Agreement.
     (d) These Bylaws provide that the directors be divided into not more than three classes, as nearly equal in number as possible, whose terms of office shall respectively expire at different times, but no such term shall continue longer than four years, and at least one fourth of the directors shall be elected annually. If directors are classified and the number of directors is thereafter changed, any increase or decrease in directorship shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.
     (e) Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the Shareholders.

SECTION 3.  Removal of Directors
     At a meeting of shareholders called expressly for that purpose, directors may be removed in the manner provided in this Section 3. Any director or one or more of the incumbent directors may be removed from office, with or without cause, by the vote of shareholders representing not less than two-thirds of the voting power of the total issued and outstanding stock entitled to voting power.

SECTION 4.  Director Quorum and Voting

     (a) A majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business.
     (b) A majority of the members of an Executive Committee or other committee shall constitute a quorum for the transaction of business at any meeting of such Executive Committee or other committee.
     (c) The act of a majority of the directors present at a Board meeting at which a quorum is present shall be the act of the Board of Directors.
     (d) The act of a majority of the members of an Executive Committee present at an Executive Committee meeting at which a quorum is present shall be the act of the Executive Committee.
     (e) The act of a majority of the members of any other committee present at a committee meeting at which a quorum is present shall be the act of the committee.
     (f) Directors may, if not contrary to applicable law, vote either in person or by proxy, provided that the proxy holder must be either another director, an officer or a shareholder of the Corporation; however, any director who elects to vote by proxy more than three times during any single fiscal year shall, unless otherwise determined by the Board of Directors, be automatically removed as a director.

SECTION 5.  Director Conflicts of Interest

     (a) No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because their votes are counted for such purpose, if:

     (i) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or
     (ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or
     (iii) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the shareholders.
     (b) Interested directors, whether or not voting, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SECTION 6.  Executive and Other Committees, Designation, Authority

     (a) The Board of Directors, by resolution adopted by the full Board of Directors, may designate from among its directors an Executive Committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (i) approve or recommend to shareholders' actions or proposals required by the Florida General Corporation Act to be approved by shareholders; (ii) designate candidates for the office of director for purposes of proxy solicitation or otherwise; (iii) fill vacancies on the Board of Directors or any committee thereof; (iv) amend these Bylaws; (v) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (vi) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, unless the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof has specified a general formula or method by resolution or by adoption of a stock option or other plan, authorized a committee to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms of a series for filing with the Department of State under the Florida General Corporation Act.

     (b) The Board, by resolution adopted in accordance with Section 6(a) of this Article II, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.
     (c) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by a member of the Board of Directors, not a member of the committee in question, with his responsibility to act in good faith, in manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.
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SECTION 7.  Place, Time, Notice and Call of Director's Meeting

     (a) Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.
     (b) A regular meeting of the Board of Directors of the Corporation shall be held for the election of Officers of the Corporation and for the transaction of such other business as may come before such meeting as promptly as practicable after the annual meeting of the shareholders of this Corporation without the necessity of notice other than this Bylaw. Other regular meetings of the Board of Directors of the Corporation may be held at such places as the Board of Directors of the Corporation may from time to time resolve without notice other than such resolution. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors or a majority of the Directors of the Corporation, at such time and at such place as shall be specified in the call thereof. Notice of any special meeting of the Board of Directors must be given at least two days prior thereto, if by written notice delivered personally; or at least five days prior thereto, if mailed; or at least two days prior thereto, if by telegram; or at least two days prior thereto, if by telephone. If such notice is given by mail, such notice shall be deemed to have been delivered when deposited with the United States Postal Service addressed to the business address of such director with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. If notice is given by telephone, such notice shall be deemed delivered when the call is completed.
     (c) Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
     (d) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     (e) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.
     (f) Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 8.  Action by Directors Without a Meeting

     (a) Any action required by the Florida General Corporation Act to be taken at a meeting of the Directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all of the members of the committee, as the case may be, and is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.
     (b) If not contrary to applicable law, directors may take action as the Board of Directors or committees thereof through a written consent to action signed by a number of directors sufficient to have carried a vote of the Board of Directors or committee thereof with all members present and voting; provided, that all directors not joining in such written instrument shall be deemed for all purposes to have cast dissenting votes, and that all directors not parties to such instrument shall receive written notice of all action taken through such instrument within three days after such instrument shall have been subscribed by the requisite number of directors required for such action.

SECTION 9.  Compensation

     The directors and members of the Executive and any other committee of the Board of Directors shall be entitled to such reasonable compensation for their services and on such basis as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors and members of any committee of that Board of Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending any Board or committee meeting. Any director receiving compensation under this Section shall not be prevented from serving the Corporation in any other capacity and shall not be prohibited from receiving reasonable compensation for such other services.

SECTION 10.  Resignation

     Any Director of the Corporation may resign at any time by providing the Board of Directors with written notice indicating the Director's intention to resign and the effective date thereof.

                                   ARTICLE III

                                    OFFICERS

SECTION 1.  Election, Number, Terms of Office
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     (a) The  officers  of the  Corporation  shall  consist of a Chairman of the
Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by these Bylaws. Such other officers and assistance officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. The officers of the Corporation shall be hereinafter collectively referred to as the "Officers."
     (b) All officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.
     (c) Any two or more offices may be held by the same person, except for the offices of President and Secretary.
     (d) A failure to elect a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, a Vice-President, a Secretary or a Treasurer shall not affect the existence of the Corporation.

SECTION 2.  Removal

     An officer of the Corporation shall hold office until the election and qualification of his successor; however, any officer of the Corporation may be removed from office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create any contract right to employment or compensation.

SECTION 3.  Vacancies
     Any vacancy in any office from any cause may be filled for the unexpired portion of the term of such office by the Board of Directors.

SECTION 4.  Powers and duties
     (a) The Chairman of the Board of Directors shall preside over meetings of the Board of Directors and the shareholders. Unless a separate Chief Executive Officer is elected, the Chairman shall exercise the powers hereafter granted to that office. Unless a Chairman of the Board is specifically elected, the President shall be deemed to be the Chairman of the Board.
     (b) The Chief Executive Officer shall be the principal officer of the Corporation to whom all other officers shall be subordinate. In the event no Chief Executive Officer is separately elected, such office shall be assumed by the Chairman of the Board, and if no such office has been filled, by the President. Except where by law the signature of the President is required or unless the Board of Directors shall rule otherwise, the Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.
     (c) The Chief Operating Officer of the Corporation shall be responsible for management of the day-to-day affairs of the Corporation, subject to compliance with the directions of the Board of Directors and of the Chief Executive Officer. He shall be responsible for the general day-to-day supervision of the business and affairs of the Corporation. He shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors. He may, but need not, be a member of the Board of Directors.
     (d)  Unless  otherwise  provided  by  specific  resolution  of the Board of
Directors,   the  President  shall  be  the  Chief  Operating   Officer  of  the
Corporation. In the absence of a separately elected or available Chief Executive Officer or Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the Shareholders and the Board of Directors. He shall make reports to the Board of Directors. The Board of Directors will at all times retain the power to expressly delegate the duties of the President to any other officer of the Corporation.
     (e) The Chief Financial Officer shall be responsible for coordinating all financial aspects of the Corporations' operations, including strategic financial planning, the supervision of the Corporation's Treasurer, Comptroller and outside auditors. In the event an Audit Committee of the Board of Directors is designated and serving, he shall be responsible for keeping such committee fully and timely informed of all matters under its jurisdiction. In addition, the Chief Financial Officer shall be responsible for overseeing preparation and filing of all reports of the Corporations' activities required to be filed, either periodically or on a special basis with the United States Internal Revenue Service and Securities and Exchange Commission and other federal and state governmental agencies.
     (f) The Vice-President(s), if any, in the order designated by the Board of Directors, shall exercise the functions of the President in the event of the absence, disability, death, or refusal to act of the President. During the time that any Vice-President is properly exercising the functions of the President, such Vice-President shall have all the powers of and be subject to all restrictions upon the President. Each Vice-President shall have such other duties as are assigned to him from time to time by the Board of Directors or by the President of the Corporation.
     (g) The Secretary of the Corporation shall keep the minutes of the meetings of the shareholders of the Corporation, and, unless provided otherwise by the Chairman at any meeting of the Board of Directors, the Secretary shall keep the minutes of the meetings of the Board of Directors of the Corporation. The Secretary shall be the custodian of the minute books of the Corporation and such other books and records of the Corporation as the Board of Directors of the
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Corporation may direct.  The Secretary of the Corporation shall have the general responsibility for maintaining the stock transfer books of the Corporation, or of supervising the maintenance of the stock transfer books of the Corporation by the transfer agent, if any, of the Corporation. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix the corporate seal of the Corporation on contracts and other instruments as the Board of Directors may direct. The Secretary shall perform such other duties as are assigned to him from time by the Board of Directors or the President of the Corporation.
     (h) The Treasurer of the Corporation shall be directly subordinate to the Chief Financial Officer. In the absence of a Chief Financial Officer, such office shall be filled by the Treasurer. The Treasurer shall have custody of all funds and securities owned by the Corporation. The Treasurer shall cause to be entered regularly in the proper books of account of the Corporation full and accurate accounts of the receipts and disbursements of the Corporation. The Treasurer of the Corporation shall render a statement of the cash, financial and other accounts of the Corporation whenever he is directed to render such a statement by the Board of Directors or by the President of the Corporation. The Treasurer shall at all reasonable times make available the Corporations' books and financial accounts to any director of the Corporation during normal business hours. The Treasurer shall perform all other acts incident to the office of Treasurer of the Corporation, and he shall have such other duties as are assigned to him from time to time by the Board of Directors or the President of the Corporation.

     (i) Other subordinate or assistant officers appointed by the Board of Directors or by the President, if such authority is delegated to him by the Board of Directors, shall exercise such powers and perform such duties as may be delegated to them by the Board of Directors, the Chief Executive Officer or by the President, as the case may be.

     (j) In case of the absence or disability of any officer of the Corporation and of any person authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer or any director or any other person whom it may select.
SECTION 5.  Salaries

     The salaries of all officers of the Corporation shall, except as otherwise determined or required by an agreement entered into among all the shareholders of the Corporation, be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a director of the Corporation and receiving compensation therefor.

                                   ARTICLE IV

                        LOANS TO EMPLOYEES AND OFFICERS,
               GUARANTEE OF OBLIGATIONS OF EMPLOYEES AND OFFICERS

     This Corporation may lend money to, guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of a subsidiary, including any officer or employee who is a director of the Corporation or of a subsidiary, whenever, in the judgment of the directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Articles shall be deemed to deny, limit or restrict the powers of guarantee or warranty of this Corporation at common law or under any statute.

                                    ARTICLE V

                  STOCK CERTIFICATES, VOTING TRUSTS, TRANSFERS

SECTION 1.  Certificates Representing Shares

     (a) Every holder of shares of this Corporation shall be entitled to one or more certificates, representing all shares to which he is entitled and such certificates shall be signed by the Chairman, Chief Executive Officer, the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Chairman, the Chief Executive Officer, the President or Vice-President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if it were executed by the appropriate officer at the date of its issuance.

     (b) Every certificate representing shares issued by this Corporation shall, if shares are divided into one or more classes or series with differing rights, state that the Corporation will furnish to any shareholder upon request and
without  charge  a  full  statement  of:  (i)  the  designations,   preferences,
limitations, and relative rights of the shares of each class or series authorized to be issued, and (ii) the variations in the relative rights and
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preferences  between  the  shares of each such  series,  if the  Corporation  is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine, the relative rights and preferences of subsequent series.

     (c) Every certificate representing shares which are restricted as to sale, disposition or other transfer (including restrictions based on federal or state securities and other laws) shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

     (d) Each certificate representing shares shall state upon the face thereof:
(i) the name of the Corporation; (ii) that the Corporation is organized under the laws of the State of Florida; (iii) the name of the person or persons to whom issued; (iv) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (v) the par value of each share represented by such certificate, or a statement that the shares are without par value.

     (e) No certificate shall be issued for any shares until they are fully paid for.

SECTION 2.  Transfer Books

     The Corporation shall keep at its registered office or principal place of business or in the office of its transfer agent or registrar, a book (or books where more than one kind, class, or series of stock is outstanding) to be known as the Stock Book, containing the names, alphabetically arranged, addresses and Social Security numbers of every shareholder and the number of shares each kind, class or series of stock held of record. Where the Stock Book is kept in the office of the transfer agent, the Corporation shall keep at its office in the State of Florida copies of the stock lists prepared from said Stock Book and sent to it from time to time by said transfer agent. The Stock Book or stock lists shall show the current status of the ownership of shares of the corporation provided that, if the transfer agent of the Corporation be located elsewhere, a reasonable time shall be allowed for transit or mail.

SECTION 3.  Transfer of Shares

     (a) The name(s) and address(es) of the person(s) to whom shares of stock of this Corporation are issued, shall be entered on the Stock Transfer Books of the Corporation, with the number of shares and date of issue.
     (b)  Transfer  of  shares  of the  Corporation  shall be made on the  Stock
Transfer Books of the Corporation by the Secretary or the transfer agent, subject to compliance with any restrictions specified on such certificate, only when the holder of record thereof or the legal representative of such holder of record or the attorney-in-fact of such holder of record, authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation, shall surrender the Certificate representing such shares for cancellation. Lost, destroyed or stolen Stock Certificates shall be replaced pursuant to Section 5 of this Article V.
     (c) The person or persons in whose names shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner of such shares or all purposes, except as otherwise provided pursuant to Sections 10 and 11 of
Article I, or Section 4 of Article V.
     (d) Shares of the Corporation capital stock shall be freely transferable without the required Board of Director's consent, unless such consent requirement has been imposed pursuant to a binding written contract subscribed to by the holder or his or her predecessor in interest.

SECTION 4.  Voting Trusts

     (a) Any number of Shareholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by: (i) entering into a written voting trust agreement specifying the terms and conditions of the voting trust; (ii) depositing a counterpart of the agreement with the Corporation at its registered office; and (iii) transferring their shares to such trustee or trustees for the purposes of this Agreement. Prior to the recording of the agreement, the shareholder concerned shall render the stock certificate(s) described therein to the Corporate Secretary who shall note on each certificate:

This Certificate is subject to the provisions of a voting trust agreement dated _____________, recorded in Minute Book ___________________, of the Corporation.
                                            --------------------------------
                                            Secretary
     (b) Upon the transfer of such shares, voting trust certificates shall be issued by the trustee or trustees to the shareholders who transfer their shares in trust. Such trustee or trustees shall keep a record of the holders of voting trust certificates evidencing a beneficial interest in the voting trust, giving the names and addresses of all such holders and the number and class or the shares in respect of which the voting trust certificates held by each are issued, and shall deposit a copy of such record with the Corporation at its registered office.
     (c) The counterpart of the voting trust agreement and the copy of such record so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or
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attorney, as are the books and records of the Corporation,  and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.
     (d) At any time before the expiration of a voting trust agreement as originally fixed or as extended one or more times under this Section 4(d), one or more holders of voting trust certificates may, by agreement in writing, extend the duration of such voting trust agreement, nominating the same or substitute trustees, for an additional period not exceeding 10 years. Such extension agreement shall not affect the rights or obligations or persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their stock certificates reissued upon the expiration of the original term of the voting trust agreement. The extension agreement shall in every respect comply with and be subject to all the provisions of this Section 4, applicable to the original voting trust agreement except that the 10 year maximum period of duration shall commence on the date of adoption of the extension agreement.
     (e) The trustees under the terms of the agreements entered into under the provisions of this Section 4, shall not acquire the legal title to the shares but shall be vested only with the legal right and title to the voting power which is incident to the ownership of the shares.
     (f)   Notwithstanding   generally   applicable   prohibitions   against   a
corporation's voting of treasury stock, if the Corporation is the trustee under a voting trust, it shall have full authority to vote such shares in accordance with the terms of the voting trust agreement, even if such agreement vests absolute and unfettered voting discretion in the trustee and notwithstanding that the voting trust was created at the prompting or direction of the Corporation, its officers or directors.

SECTION 5.  Lost, Destroyed, or Stolen Certificates

     No Certificate representing shares of stock in the Corporation shall be issued in place of any Certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the fair market value of the shares represented by the Certificate) and with such terms and with such surety as the Board of Directors may, in its discretion, require.

                                   ARTICLE VI

                                BOOKS AND RECORDS
     (a) The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.
     (b) Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.
     (c) Any person who shall have been a holder of record of shares, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall; subject to the qualifications contained in subsection (d) hereof, have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any purpose, its relevant books and records of account, minutes and records of shareholders and to make extracts therefrom.
     (d) No shareholder who within two years has sold or offered for sale any list of shareholders or of holders of voting trust certificates for shares of this Corporation or any other corporation; has aided or abetted any person in procuring any list of shareholders or of holders of voting trust certificates for any such purpose; or has improperly used any information secured through any prior examination of the books and records of account, minutes, or record of shareholders or of holders of voting trust certificates for shares of the Corporation of any other corporation; shall be entitled to examine the documents and records of the Corporation as provided in Section (c) of this Article VI. No shareholder who does not act in good faith or for a proper purpose in making his demand shall be entitled to examine the documents and records of the Corporation as provided in Section (c) of this Article VI.
     (e) Unless modified by resolution of the shareholders, this Corporation shall prepare not later than four months after the close of each fiscal year: i) A balance sheet showing in reasonable detail the financial conditions of the Corporation as of the date of the close of its fiscal year. (ii) A Profit and Loss statement showing the results of its operation during its fiscal year.
     (f) Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of its most recent balance sheet and profit and loss statement.
     (g) Such balance sheets and profit and loss statements shall be filed and kept for at least five years in the registered office of the Corporation in the State of Florida and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                   ARTICLE VII

                                    DIVIDENDS
     The Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay dividends on its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the following provisions:

     (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this Article VII, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, however arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such capital surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.
     (b) If the Corporation shall engage in the business of exploiting natural resources or other wasting assets and if the Articles of Incorporation so provide, dividends may be declared and paid in cash out of depletion or similar reserves, but each such dividend shall be identified as distribution of such reserves and the amount per share paid from such reserves shall be disclosed to the shareholders receiving the same concurrently with the distribution thereof.
     (c) Dividends may be declared and paid in the Corporation's treasury shares.
     (d) Dividends may be declared and paid in the Corporation's authorized but unissued shares, out of any unreserved and unrestricted surplus of the Corporation, upon the following conditions: (i) If a dividend is payable in the Corporations' own shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend. (ii) If a dividend is payable in the Corporations' own shares without par value, such shares shall be issued at a stated value fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.
     (e) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class which the payment is to be made.
     (f) A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a stock dividend within the meaning of this Article VII.
                                  ARTICLE VIII

                                      SEAL
     The Board of Directors shall adopt a Corporate Seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the year of incorporation.

                                   ARTICLE IX

                                 INDEMNIFICATION

     This Corporation may, in its discretion, indemnify any director, officer, employee, or agent in the following circumstances and in the following manner:
     (a) The Corporation may indemnify any person who was or is a part, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's Fees at all trial and appellate levels), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     (b) The Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees at all trial and appellate levels), actually and reasonable incurred by him in connection with the defense of settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is rarely and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections (a) or (b) of this Article IX, or in defense of any claim, issue, or matter therein, shall be indemnified against expenses (including attorneys' fees at trial and appellate levels) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Sections (a) or (b) of this Article IX, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (a) or (b) or this Article IX. Such determination shall initially be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination shall be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this Section may be appealed to the shareholders by the party seeking indemnification or any party entitled to call a special meeting of the shareholders pursuant to Section 2 of Article I and, in such case, the determination made by the majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Section.

     (e) Expenses (including attorneys' fees at all trial and appellate levels) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in this Article IX, that a director, officer, employee or agent met the applicable standard of conduct set forth in this Article IX, and upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.
     (f) The Corporation may make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.
     (g) Indemnification as provided in this Article IX may continue as to a person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person upon a proper determination initially made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination may be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this Section may be appealed to the shareholders by the party seeking indemnification or his representative or by any party entitled to call a special meeting of the shareholders pursuant to Section 2 or Article I and in such case, the determination made by the majority vote of quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Section (g)
     (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.
     (i) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders or written notice of the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amount paid, and the nature and status at the time of such payment of the litigation or threatened litigation.
     (j) This Article IX shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article IX shall be applicable to all actions, claims, suits, or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.

                                    ARTICLE X

                               AMENDMENT OF BYLAWS

     The Board of Directors shall have the power to amend, alter, or repeal these Bylaws, and to adopt new Bylaws.

                                   ARTICLE XI

                                   FISCAL YEAR

     The Fiscal Year of this Corporation shall be determined by the Board of Directors.

                                   ARTICLE XII

                              MEDICAL REIMBURSEMENT

SECTION 1.  Benefits

     The Corporation may, subject to approval of the Board of Directorsreimburse all employees for expenses incurred by themselves and their dependents, as defined in Section 152 of the Internal Revenue Code of 1954, as amended (the "IRC"), for medical care, as defined in IRC Section 213(e) or any successor section thereto, subject to the conditions and limitations hereinafter set forth. It is the intention of the Corporation that the benefits payable to employees hereunder will be excluded from their gross income pursuant to IRC
Section 105 or any successor section thereto.

SECTION 2.  Employees Defined

     The term "employees" as used in this medical expense plan is hereby defined to include all individuals employed by the corporation except the following:
     (a) Employees who have not completed three months of service as is provided in IRC Section 105(h)(3)(b)(i), or any successor section thereto;
     (b) Employees who have not attained the age of 25 years;
     (c) Employees who are part-time or seasonal as is defined in IRC Section 105(h)(3)(b)(iii) or any successor section thereto;
     (d) Employees who are included in a unit of employees covered by an agreement between employee representatives and one or more employers found to be a collective bargaining agreement; where accident and health benefits were the subject of good faith bargaining between such employee representatives and such employer(s) as is defined in IRC Section 105(h)(3)(b)(iv) or any successor section thereto;
     (e) Employees who are nonresident aliens and who receive no earned income from the employer which constitutes income from sources within the United States as is further defined in IRC Section 105(h)(5)(b)(v) or any successor Section thereto.

SECTION 3.  Limitations
     (a) The Corporation will reimburse any employee no more than $5,000.00 in any fiscal year for medical care expenses;
     (b) Reimbursement or payment provided under this plan will be made by the Corporation only in the event and to the extent that such reimbursement or payment is not provided under any insurance policy(ies), whether owned by the Corporation or the employee, or under any other health and accident or wage continuation plan;
     (c) In the event that there is such an insurance policy or plan in effect providing for reimbursement in whole or in part, then to the extent of the coverage under such policy or plan, the Corporation will be relieved of any and all liability hereunder.

SECTION 4.  Submission of Proof

     Any employee applying for reimbursement under this plan will submit to the Corporation, at least quarterly, all bills for medical care, including premium notices for accident or health insurance, for verification by the Corporation prior to payment. Failure to comply herewith, may at the discretion of the Board of Directors, terminate such employee's right to said reimbursement.

SECTION 5.  Discontinuation

     This plan will be subject to termination at any time by vote of the Board of Directors; provided, however, that medical care expenses incurred prior to such termination will be reimbursed or paid in accordance with the terms of this plan.

SECTION 6.  Determination

     The Chief Executive Officer will determine all questions arising from the administration and interpretation of the Plan except where reimbursement is claimed by the President. In such case determination will be made by the Board of Directors.

                                    * * *
     The undersigned, being the duly elected and acting secretary of the Corporation, hereby certifies that the foregoing constitute the validly adopted and true Bylaws of the Corporation, as of the date set forth below.

Dated:
                                    Secretary

                                                              (Corporate Seal)
Witness

                                                 EXHIBIT 3(iii).1


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.

                                (present name)

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

     FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Article IV, Capital Stock shall be amended to read as follows:

                           ARTICLE IV - CAPITAL STOCK

     This corporation is authorized to issue one hundred million (100,000,000) shares of common stock, which shall have a par value of one thousandth of one dollar ($.001) per share.

     Article  XI,   Special   Meetings  is  to  be  added  to  the  Articles  of
Incorporation and shall read as follows:

                          ARTICLE XI - SPECIAL MEETINGS

     A special meeting of the shareholders of the Corporation may be called for any purpose or purposes at any time by the President of the Corporation, by the Board of Directors or by the holders of not less than 40% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

     Article XII, Removal of Directors is to be added to the Articles of Incorporation and shall read as follows:

                       ARTICLE XII - REMOVAL OF DIRECTORS

     Any director or one or more of the incumbent directors may be removed from office, with or without cause, by the vote of shareholders representing not less than two-thirds of the voting power of the total issued and outstanding stock entitled to voting power.

     SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:


     THIRD: The date of each amendment's adoption: June 10, 2002.

     FOURTH: The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.


         Signed as of this 10th day of June, 2002.

Signature
         By:
         Kenneth N. Hankin
          President & CEO

                                               EXHIBIT 3(iv)

                   CERTIFICATION OF ARTICLES OF INCORPORATION

                            (STATE OF FLORIDA - LOGO)

                               Department of State



     I certify the attached is a true and correct copy of the Articles of Incorporation of UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC., a Florida corporation, filed on December 26, 2001, as shown by the records of this office.



The document number of this corporation is PO1OOO121766








                                                     Given under my hand and the
                                                     Great Seal of the State of
                                                     Florida at Tallahassee, the
                                                     Capitol, this the
                                                     Twenty-eighth day of
                                                     December, 2001



(Great Seal of the State of                         s/s Katherine Harris
      Florida - Logo)                              ----------------------
                                                    Katherine Harris
                                                   Secretary of State

                                              Exhibit 3(v)

                          CERTIFICATE OF GOOD STANDING


                            (STATE OF FLORIDA - LOGO)

                               Department of State




     I certify from the records of this office that UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC. is a corporation organized under the laws of the State of Florida, filed on December 26, 2001.

     The document number of this corporation is P01000121766.

     I further certify that said corporation has paid all fees due this office through December 31, 2002, that its most recent annual report/uniform business report was filed on March 31, 2002, and its status is active.

     I further certify that said corporation has not filed Articles of Dissolution.






                           Given under my hand and the
                           Great Seal of the State of Florida
                           at Tallahassee, the Capitol this the
                          Eighteenth day or June, 2002



(Great Seal of the State of                         s/s Katherine Harris
     Florida - Logo)                               ----------------------
                                                    Katherine Harris
                                                   Secretary of State

                                                EXHIBIT 3(vi).1


                       RESOLUTIONS ADOPTED BY INCORPORATOR

                                       OF

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.


     The undersigned, being the sole Incorporator of the Corporation hereby adopts the following resolutions:

     (1) RESOLVED, that a copy of the Certificate and Articles of Incorporation of the Corporation be inserted in the Minute Book of the Corporation.

     (2) RESOLVED, that the form of First Bylaws submitted to the meeting be, and the same hereby are, adopted as and for the Bylaws of the Corporation, and that a copy thereof be placed in the Minute Book of the Corporation, directly following the Certificate or Incorporation.

     (3) RESOLVED, that founder Kenneth N. Hankin of the Corporation be allowed to purchase five hundred thousand (500,000) shares of restricted stock at par value and that founder Ardie R. Nickel be allowed to purchase one hundred thousand (100,000) shares of restricted stock at par value with said rights of purchase having to be exercised within one hundred eighty (180) days of the first day of trading as a public company.

     (4) RESOLVED, that the following persons be, and they hereby are, elected as Directors of the Corporation, to serve until the first annual meeting of shareholders, and until their successors are elected and qualify:

                  Edward R. Annis, M.D.
                  J. Martin Barrash, M.D.
                  G. Stephen Brown, M.D.
                  E. Mark Haacke, Ph.D.
                  Kenneth N. Hankin
                  William S. Kubricht, Jr.
                  Ardie R. Nickel
                  William J. Walker, Jr., Ph.D.

 Date: April 10, 2002
                     /s/ Kenneth Hankin
                   ----------------------------
                   KENNETH N. HANKIN, INCORPORATOR

                                                 EXHIBIT 3(vi).2


                BOARD OF DIRECTOR'S RESOLUTION ADDING A DIRECTOR


     A special meeting of the Board of Directors of Universal Healthcare Management Systems, Inc., (the "Corporation") was held telephonically. Pursuant to a duly made and seconded motion, a majority of the Board of Directors of the Corporation voted to adopt the following resolution:

     RESOLVED, that the undersigned, being a majority of the Directors of the Corporation, do hereby ratify, confirm, approve and appoint the directorship of, and entering into a Directorship Agreement with Arthur T. Porter, M.D. as a Director of the Corporation.

     The undersigned, Ardie R. Nickel certifies that he is the duly appointed Secretary of the Corporation and that the above is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with law and the Bylaws of said Corporation on July 18, 2002 and that such resolution is now in full force and effect.

     IN WITNESS THEREOF, by affixing my name as Secretary of the Corporation and having attached the seal of the Corporation to this resolution I certify that this is a true and correct copy.


SIGNED:  /s/ Ardie Nickel     CORPORATE SEAL:
         ------------------
ARDIE R. NICKEL, SECRETARY



DATE JULY 18, 2002.




ATTEST TO BY:


/S/ Kenneth Hankin
------------------------------
KENNETH N. HANKIN, PRESIDENT AND C.E.O.

                                 EXHIBIT 3(vi).3


                BOARD OF DIRECTOR'S RESOLUTION ADDING A DIRECTOR


     A special meeting of the Board of Directors of Universal Healthcare Management Systems, Inc., (the "Corporation") was held telephonically. Pursuant to a duly made and seconded motion, a majority of the Board of Directors of the Corporation voted to adopt the following resolution:

     RESOLVED, that the undersigned, being a majority of the Directors of the Corporation, do hereby ratify, confirm, approve and appoint the directorship of, and entering into a Directorship Agreement with Daniel K. Kido, M.D. as a Director of the Corporation.

     The undersigned, Ardie R. Nickel certifies that he is the duly appointed Secretary of the Corporation and that the above is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with law and the Bylaws of said Corporation on July 18, 2002 and that such resolution is now in full force and effect.

     IN WITNESS THEREOF, by affixing my name as Secretary of the Corporation and having attached the seal of the Corporation to this resolution I certify that this is a true and correct copy.




SIGNED:  /s/ Ardie Nickel     CORPORATE SEAL:
         ------------------
ARDIE R. NICKEL, SECRETARY



DATE JULY 18, 2002.




ATTEST TO BY:


/S/ Kenneth Hankin
------------------------------
KENNETH N. HANKIN, PRESIDENT AND C.E.O.

                                 EXHIBIT 3(vi).4


                BOARD OF DIRECTOR'S RESOLUTION ADDING A DIRECTOR


     A special meeting of the Board of Directors of Universal Healthcare Management Systems, Inc., (the "Corporation") was held telephonically. Pursuant to a duly made and seconded motion, a majority of the Board of Directors of the Corporation voted to adopt the following resolution:

     RESOLVED, that the undersigned, being a majority of the Directors of the Corporation, do hereby ratify, confirm, approve and appoint the directorship of, and entering into a Directorship Agreement with Susan F. Reynolds, M.D., Ph.D. as a Director of the Corporation.

     The undersigned, Ardie R. Nickel certifies that he is the duly Appointed Secretary of the Corporation and that the above is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with law and the Bylaws of said Corporation on June 4, 2002 and that such resolution is now in full force and effect.

     IN WITNESS THEREOF, by affixing my name as Secretary of the Corporation and having attached the seal of the Corporation to this resolution I certify that this is a true and correct copy.



SIGNED:  /s/ Ardie Nickel     CORPORATE SEAL:
         ------------------
ARDIE R. NICKEL, SECRETARY



DATE JUNE 4, 2002.




ATTEST TO BY:


/S/ Kenneth Hankin
------------------------------
KENNETH N. HANKIN, PRESIDENT AND C.E.O.

                                            EXHIBIT 3(vi).5


                         BOARD OF DIRECTOR'S RESOLUTION
                     ISSUING SHARES OF STOCK TO THE INITIAL
                             DIRECTORS AND OFFICERS

     A special meeting of the Board of Directors of Universal Healthcare Management Systems, Inc., (the "Corporation") was held telephonically. Pursuant to a duly made and seconded motion, a majority of the Board of Directors of the Corporation voted to adopt the following resolution:

     RESOLVED, that the undersigned, being a majority of the Directors of the Corporation, do hereby ratify, confirm, and approve the removal and elimination of the resolution:

RESOLVED, further, that all members of the Board of Directors be allowed to purchase ten thousand (10,000) shares of restricted stock at par value for each year that they serve on the Board of Directors, and that such right be included in the directorship agreement.

RESOLVED, that founder Kenneth N. Hankin of the Corporation be allowed to purchase five hundred thousand (500,000) shares of restricted stock at par value and that founder Ardie R. Nickel be allowed to purchase one hundred thousand (100,000) shares of restricted stock at par value with said rights of purchase having to be exercised within one hundred eighty (180) days of the first day of trading as a public company.

     From the "Minutes of First Meeting of Board of Directors of Universal Healthcare Management Systems, Inc." and from the "Resolutions Adopted by Incorporator of Universal Healthcare Management Systems, Inc." respectively.

     RESOLVED, further, that the initial members of the Board of Directors be allowed to purchase twenty five thousand (25,000) shares of restricted common stock of the Corporation at par value as compensation for the initial term that they serve on the Board of Directors, or for a minimum of three (3) years, whichever is longer, with such right included in their directorship agreement. That Ardie R. Nickel as an officer, director and founder of the Corporation be allowed to purchase one hundred twenty five thousand (125,000) shares of restricted common stock of the Corporation at par value, and that Kenneth N. Hankin as an officer, director and founder of the Corporation be allowed to purchase one million five hundred thousand (1,500,000) shares of restricted common stock of the Corporation at par value.

     The undersigned, Ardie R. Nickel certifies that he is the duly appointed Secretary of the Corporation and that the above is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with law and the Bylaws of said Corporation on August 22, 2002 and that such resolution is now in full force and effect.

     IN WITNESS THEREOF, by affixing my name as Secretary of the Corporation and having attached the seal of the Corporation to this resolution I certify that this is a true and correct copy.

SIGNED:                                                       CORPORATE SEAL:

/s/ Ardie Nickel
--------------------------
ARDIE R. NICKEL, SECRETARY

DATE------------------------


ATTEST TO BY:

s/s Kenneth Hankin
--------------------------------------
KENNETH HANKIN, PRESIDENT AND C.E.O.

                                                          EXHIBIT 5.1

                             Jonathan P. Kross, P.A.
                                 Attorney at Law
                          2461 West Hillsboro Boulevard
                            Deerfield Beach, FL 33442
                                (561) 394 - 5400


Fax: (561) 394 - 7900                            Please Reply To:
Email:   jpk@KrossLaw.com                        Post Office Box  3363
Also Member of the New York Bar                  Boca Raton, FL 33427


                                                  May 7, 2003

Board of Directors
Universal Healthcare Management Systems, Inc.

Dear Sirs,


     We have acted as counsel to Universal Healthcare Management Systems, Inc. (the "Company"), a Florida corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission")a Registration Statement on Form SB-2 (the "Registration Statement") filed with the Commission on the date hereof pursuant to which the Company is registering under the Securities Act of 1933, as amended 1,061,000 Shares from selling shareholders (the "Shares") of its common stock, $0.001 par value per share ("Common Stock").


     The Shares, if and when sold, will be resold to the public by the Company. This opinion is being rendered in connection with the filing of the Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Organization and its Bylaws, as amended, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such copies.

     We express no opinion as to the laws of the state or jurisdiction other than the State of Florida ("Florida Law"), including the reported judicial decisions interpreting Florida Law, and the federal laws of the United States of America. To the extent that any other laws govern the matters to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to Florida Law, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. This opinion is limited to present laws and to the facts as they presently exist. We assume no obligation to update our opinion or to advise of any events, circumstances or developments that occur or are otherwise brought to our attention subsequent to the date hereof. We also assume no obligation to revise or supplement this opinion should the present federal laws of the United States, or present Florida Law, change by legislative action, judicial decision, or otherwise. No opinion is expressed herein with respect to (a) the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction and (b) the antifraud provisions of any state or federal securities laws.

     The opinions set forth below are subject to the further qualification that enforceability may be:

     (1) limited by applicable bankruptcy, insolvency, moratorium, fraudulent or preferential transfer or conveyance, reorganization or other laws of general applicability relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application;

     (2) limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether applied by a court or law or equity);

     (3) subject to the effect of any public considerations or court decisions which may limit the rights of any person or entity to obtain indemnification; and

     (4) subject to the effects of generally applicable rules of law that (a) limit or effect the availability of specific performance or provisions that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness or (b) provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

     Based upon and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that:

     (1) The Shares, when issued and delivered in accordance with the terms and conditions of a Subscription Agreement and against payment therefore ascontemplated by the Subscription Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

     (2) The Company may be required to offer a right of rescission to those parties subscribing to the Shares.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is deemed to be effective by the Commission.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,
s/s JP. Kross
-----------------
Jonathan P. Kross

                                                   EXHIBIT 10.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THERE FROM UNDER SAID ACT.

                               WARRANT TO PURCHASE

                              _____________ SHARES

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.

              (Incorporated under the laws of the State of Florida)

       WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES AT $.001 PAR VALUE

         COMMON STOCK OF UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
           CLASS "A1" CERTIFICATE AT THE CONVERSION COST OF $.90/$.90

        EXERCISABLE ONLY AFTER THE FIRST DAY OF COMPANY'S PUBLIC TRADING
                      AND VOID NINETY DAYS AFTER THAT DATE

     1. Universal Healthcare Management Systems, Inc. (the "Company"), hereby certifies that, for value received, ___________________________________________
[BUYER], (referred to herein as the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at anytime from and after "the first day of company's public trading" and on or before "ninety days after that date" (the "Warrant Period"), up to ______________ shares of the $.001 par value common stock ("Common Stock") of the company. This Warrant may be exercised in whole or in part. Such exercise shall be accomplished by tender to the company of the purchase price of $.90 per share (the "Warrant Price"), either in cash or by certified check or bank cashier's check, payable to the order of the company, together with presentation and surrender to the company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit A. Fractional shares of the Company's Common Stock will not be issued upon the exercise of this Warrant. Upon twenty (20) days prior written notice to all holders of the Warrants, the company shall have the right to reduce the exercise price and/or extend the term of the Warrants.

     2. The company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the exercise of this and all other Warrants of like tenor then outstanding. The company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

     3. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the company, nor to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable or accrue by reason of this Warrant or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that, this Warrant is exercised.

     4. The Warrant price and the number of shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.
     (a) In case the company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the company that he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
     (b) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Warrant price shall be adjusted by multiplying such Warrant price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.
     (c) For the purpose of this Section 4, the term shares of Common Stock shall mean (i) the class of stock designated as the Common Stock of the company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or value to no par value, or from no par value to par value.

     (d) If during the Warrant period the company consolidates with or merges into another corporation or transfers all or substantially all of its assets, the Holder shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger becomes effective, the securities or property to which a holder of shares of Common Stock is entitled upon such consolidation or merger, without any change in, or payment in addition to the Warrant price in effect immediately prior to such merger or consolidation, and the company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

     (e) Irrespective of any adjustments pursuant to this Section 4 to the Warrant price or to the number of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to state the Warrant price and the number of shares obtainable upon exercise, as the same price and number of shares stated herein.

     (f) Payment of the exercise price may be made by either of the following, or a combination thereof, at the election of Holder:
     (i) Cash Exercise: cash, bank or cashiers check or wire transfer; or

     (ii) Cashless Exercise: surrender of this Warrant at the principal office of the company together with notice of cashless election, in which event the company shall issue Holder a number of shares of Common stock computed using the following formula:
                                X = Y (A - B) / A
     Where X = the number of shares of Common stock to be issued to Holder.

     Y = the number of shares of Common stock for which this Warrant is being exercised.

     A = the Market  Price of one (1) share of Common stock for purposes of this
Section 4 (f), the "Market Price" shall be defined as the average Closing Bid Price of the Common stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the O.T.C. Bulletin Board, National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small Cap Market, or if the Common stock is not traded on the NASDAQ Small Cap Market, the Average Closing price in any other over the counter market; provided, however, that if the Common stock is listed on a stock exchange, the Market Price shall be the Average Closing price on such exchange for the five (5) trading days prior to the date of exercise of the Warrant. If the Common stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

     B = the Exercise Price

     For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price, on the O.T.C. Bulletin Board, the National Market System ("NMS"), the New York stock Exchange, the NASDAQ Small Cap Market, or if no longer traded on the O.T.C. Bulletin Board, the NMS, the New York Stock Exchange, the NASDAQ Small Cap Market, the "Closing Bid Price" shall equal the closing price on the principal national securities exchange or the over the counter system on which the Common stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

     For purposes of Rule 144, and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Commonstock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

     5. The Holder hereby agrees that the resale of the shares of Common stock issuable upon exercise hereof may be subject to a "lock-up" pursuant to any restrictions reasonably required by any underwriter, if applicable, and to the extent the company undertakes a secondary offering.

     6. The company may cause the following legend or one similar thereto to be set forth on each certificate representing Warrant stock or any other security issued or issuable upon exercise of this Warrant unless counsel for the company is of the opinion as to any such certificated that such legend is unnecessary:

     The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the company.

     The shares represented by this certificate have been issued in reliance upon exemptions from the registration provisions of Federal and State Securities Laws (United States Securities Act of 1933 and the Florida Securities Act). Therefore, the transferability of this certificate is restricted until it is determined by the corporation that any proposed transfer will not adversely affect the exemptions relied upon.

     7. In the event that the company proposes to file a registration statement under the Act which relates to a current offering of Securities of the company (except in connection with an offering of Form S-8 or S-4 or any other inappropriate form), such registration statement (and the prospectus included therein) shall also, at the written request to the company by the Holder, relate to and meet the requirements of the Act with respect to any public offering of the Warrant Stock shares so as to permit the public sale of all or some portion of the Warrant Stock. The company shall give written notice to the Holder of its intention to file a registration statement under the Act relating to a current offering of securities of the company not less than fifteen (15) days prior to the filing of such registration statement. Any written request of the holder to include the Warrant Stock shares held by the Holder shall be given to the company not less than five (5) days prior to the date specified in the notice as the date on which such registration statement is intended to be filed with the Securities and Exchange Commission. Neither the delivery of such notice by the company nor of such request by the Holder shall obligate the company to file such registration statement and notwithstanding the filing of such registration statement, the company may, at any time prior to the effective date thereof, determine to withdraw such registration statement and not offer the securities intended to be offered by the company to which the registration statement related, without liability to Holder on account thereof.

     IN WITNESS WHEREOF, the company has caused this Warrant to be executed by its duly authorized officers, and the corporate seal hereunto affixed.


DATED:  _______________             By:
                                         Kenneth N. Hankin, President


ATTEST: _______________             By:

                                    EXHIBIT A






                                SUBSCRIPTION FORM


(To be Executed by the Registered Holder to Exercise the Rights to Purchase Common Stock Evidenced by the Within Warrant) I, the undersigned, hereby irrevocably subscribe for, the shares (the "Stock") of the Common Stock of Universal Healthcare Management Systems, Inc. (the "company"), pursuant to and in accordance with the terms and conditions of the attached Warrant and hereby make payment of $_______________therefore, and request that a certificate for such securities be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If such number of securities is not all of the securities purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining securities purchasable thereunder be delivered to the undersigned at the address stated below. In connection with the issuance of the securities, I hereby represent to the company that I am acquiring the securities for my own account for investment and not with a view to, or for resale in connection with, a distribution of the securities within the meaning of the Securities Act of 1933, as amended (the "Act"). I also understand that the company has not registered the stock under the Act in reliance upon the private offering exemptions contained in Section 4(2) of the Act and that such reliance is based in part upon my representation.

Dated:


Signed By:


Address:





THE SIGNATURE(S) TO THIS SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND SUCH SIGNATURE(S) MUST BE GUARANTEED IN ACCORDANCE WITH PRACTICES PREVAILING IN THE SECURITIES INDUSTRY AT THE TIME SUCH SIGNATURE IF PRESENTED TO THE COMPANY.

                                                         EXHIBIT 10.2


                              Townzen & Associates
                           4201 North Main, Suite 240
                             Fort Worth, Texas 76179
                        Ph. 817-625-2344 Fax 817-625-2388


     This agreement is made by and between, Universal Healthcare Management Systems ("CLIENT") and Townzen & Associates ("PROVIDER"). CLIENT and PROVIDER desire to set forth their agreement for provision by PROVIDER of Medical Consulting and Development Services at CLIENT'S facilities and, accordingly, in consideration of the covenants and agreements set forth below, agree as follows:

     1. Services to be Provided: PROVIDER agrees for the term of this Agreement to provide Medical Consulting Services in the Development of Radiation Oncology Facilities of CLIENT and such services shall include the provision of, but not limited to the following:

     o Work closely with CLIENT in the development, acquisition and evaluation of proposed Radiation Oncology Facilities.
     o Work with various lending agencies and investment organizations to facilitate appropriate funding for the various projects of CLIENT.
     o Assist in the developing and implementation of a comprehensive Operations and Marketing Plan to best promote the CLIENTS' facilities.

     1. Term: This agreement shall become effective on June 10, 2002 and shall remain in force through December 31, 2002. This contract is renewable for a consecutive one (1) year period with the written consent of the parties hereto given thirty (30) days prior to the end of the contract period. If for some reason the contract is not renewed the Fees associated with the developed centers will remain in effect as stated in Section 3.

     2. Fees: For provision of the services discussed above, CLIENT shall pay the PROVIDER a partial month's fee for June of $4,000.00 with an ongoing monthly fee of $6,000.00 plus documented expenses incurred relating to CLIENT'S business for the term of this agreement. An invoice will be presented monthly with explanation of the service, and the fee is due within thirty (30) days of that date.

     To the extent CLIENT fails to make timely payments to PROVIDER of fees due, PROVIDER shall have the right to immediately cease provision of serviceshereunder.

     3. Indemnification: Each party agrees to hold harmless, indemnify and defend the other party, its officers, directors, trustees, employees, agents and representatives from any and all liability, claims, damages, causes of action, costs and expenses, including attorneys' fees, arising out of or resulting from any injury, death or damage to the extent caused by the negligence or intentional act or omission of the indemnifying party or its officers, directors, trustees, employees, agents and representatives. Each party who is indemnified hereunder shall give written notice to the indemnifying party of the occurrence or assertion of any of the foregoing matters, which may be indemnified hereunder.

     4. Independent Contractor: In the performance of its duties under this agreement, PROVIDER is at all times acting and performing as an independent contractor with respect to CLIENT. This Agreement creates no relationship
ofemployment,   partnership  or  joint  venture  between  the  parties.
PROVIDER
acknowledges that it has no right, entitlement of claim against CLIENT for Social Security benefits, workers' compensation benefits, retirement, vacation leave, sick leave or any other employee benefits of any kind.

     5. Exclusivity: CLIENT agrees that during the term of this Agreement PROVIDER shall be the exclusive provider of Radiation Facility Development Consulting Services to CLIENT and that CLIENT shall not engage the services of any other Consulting entity without first receiving the express written consent of PROVIDER, which consent may be withheld by PROVIDER in its sole and complete discretion.

     6. Early Termination: PROVIDER or CLIENT shall have the right to terminate this Agreement upon sixty (60) days written notice. Termination of this Agreement shall not release or discharge either party from any obligation, debt or liability which may previously have accrued and remains to be performed upon the date of termination.


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


     7. Disputes: In the event of a disagreement between CLIENT and PROVIDER regarding any element or elements of this Agreement, which cannot be resolved to the satisfaction of both parties, the matter will be referred to binding AAA arbitration. Arbitration shall take place in Ft. Worth, Texas before a single arbitrator.

     8. Miscellaneous: This agreement contains the entire agreement of CLIENT and PROVIDER, supersedes all prior oral or written agreements, may be amended only by a written document executed by both parties, and shall be governed by the laws of the state of Texas.

Universal Healthcare Management Systems              Townzen & Associates


Accepted by:      Kenneth N. Hankin    Presented by:     Jesse C. Townzen


Title:            President           Title:    President


Signature:                            Signature:



                                       84
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                                                                  Exhibit 10.3


                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                                    VALUATION


                               AS OF JUNE 30, 2002






                                  PREPARED BY:


                           OPPENHEIM & OSTRICK, CPA'S


                                  JULY 7, 2002

To the Board of Directors
Attention: Mr. Kenneth N. Hankin
Universal Healthcare Management Systems, Inc.
(A Development Stage Company)
Miami, Florida 33130

Dear Mr. Hankin,

     We have prepared and enclosed, herewith, our valuation report of Universal Healthcare Management Systems, Inc. (A Development Stage Company) dated July 7, 2002. The purpose of the valuation is to render an opinion as to the fair market value of the common stock (on a minority interest basis) of Universal Healthcare Management Systems, Inc. as of June 30, 2002.

     The term "fair market value" is defined as the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties have reasonable knowledge of the relevant facts.

     Our report is based on historical and projected financial information provided to us by management and other third parties. Had we audited or reviewed the underlying data, matters may have come to our attention which could have resulted in our using amounts which differ from those provided. Accordingly, we take no responsibility for the underlying data presented in this report. Users of this valuation report should be aware that business valuations are based on future earnings potential that may or may not materialize. Therefore, the actual results achieved during the projection period will vary from the projections used in this valuation, and the variations may be material.

     Based on our study and analytical review procedures we have concluded that a reasonable estimate of the fair market value (on a minority interest basis) of one hundred percent (100%) of the common stock of Universal Healthcare Management Systems, Inc. (the Company) as of June 30, 2002, is $37,600,000 or $6.32 per share, based on the common stock shares plus potentially dilutive warrants issued and outstanding. The value before a 40% marketability discount was $10.54, which is the value the Company would have if it was a publicly traded company with established market support. The valuation is based on primary centers only, and does not include any satellites or acquisitions. We have no present or contemplated financial interest in the subject company. Our fees, for this valuation, are based upon our normal hourly billing rates, and are in no way contingent upon the results of our findings. We have no responsibility to update this report for events and circumstances occurring subsequent to the date of this report.

     This report has been prepared for the specific purpose of valuing the Company's common stock, as of June 30, 2002 for investing in restricted common shares related to long-term appreciation. This report is not to be copied or made available to any persons without the express written consent of Oppenheim & Ostrick, CPA's.

Oppenheim & Ostrick, CPA'S


Gil Ostrick, CPA, CVA
Culver City, CA
July 7, 2002

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

                                TABLE OF CONTENTS

                                I. INTRODUCTION
                                     Purpose
                                    Approach
                               Limiting Conditions

                             II. COMPANY BACKGROUND
                                     General
                                    Ownership

                             III. ECONOMIC OUTLOOK
                          The National Economy in 2002

            IV. ONCOLOGY CARE - Full Service Patient Care Facilities
                                    Overview
                    Radiation Therapy, Strategies and Surveys
                      Chemotherapy and Integrative Medicine
                               Long-term Strategy

                              V. FINANCIAL REVIEW
                               Financial Overview
                               Financial Analysis

                            VI. COMPARATIVE ANALYSIS
                                    Overview
                              Comparative Analysis
                           Income Statement Comparison
                          Comparative Analysis Summary

                             VII. ESTIMATE OF VALUE
                               Nature of Security
                                    Overview
                                     Control
                                  Marketability
                          Method of Valuation Explained
                    Valuation Methods Considered But Not Used
                              Capitalization Rates
                                Summary Valuation

                         VIII. MARKETABILITY DISCOUNTS
                                  Sanity Check

IX. DISCUSSION OF THE VARIOUS APPLIED METHODS OF VALUATION TO ESTABLISH SHAREHOLDER VALUE OF THE COMPANY

EXHIBIT A Universal Healthcare Management Systems, Inc.'s Financial Statement
      Summaries and Analysis

EXHIBIT B Credentials: Gil Ostrick, Certified Valuation Analyst, and Certified
        Public Accountant

EXHIBIT C Articles and Restricted Stock Studies Analysis

     (NOTE: Robert Morris Associate's legal department advises clients that they must secure a license to use RMA data in a written report. RMA data is included here as a sample showing how data could be used by a licensed valuator)

                                  INTRODUCTION
Purpose

     Universal Healthcare Management Systems, Inc. (the "Company") was created to develop a national network of radiation therapy centers focusing primarily on cancer care treatments. Initially, the Company will concentrate on state-of-the-art medical equipment such as linear accelerators. Once the daily patient care for radiation therapy reaches forty patients, the Company will be involved in diagnostic and screening testing equipment, chemotherapy for its radiation therapy patients, pain management, and integrative medical oncology care. The mission statement is to provide excellence of medical care, dedication to comfort oncology patients, attention to technical detail and a strong network growth with local doctor and hospital groups recognized and respected in their communities. There will be primary centers and satellite centers servicing dense areas first in Florida, then the east coast and eventually the Midwest and west coast. The above time line will cover more than five (5) years. The Company is located in the Miami, Florida area and is a developmental stage company in existence for approximately nine (9) months.

     The purpose of this report is to establish the fair market value (on a minority basis) of the Company as of June 30, 2002 for the restricted common stock shares and related value per share of the common stock that are used in the reverse merger with a public shell plus exercised warrants and a private placement to raise equity capital over a 2.5 year period starting July 2002.

Approach
     Our approach has been to determine an estimate of value, which would provide a fair and reasonable return on investment to an investor or owner, in view of the facts available to us at the time. Our opinion is based on, among other things, our estimate of the risks facing the Company and the return on investment, which would be required on alternative investments with similar levels of risk. We have applied three valuation methods in estimating the value of Universal Healthcare Management Systems, Inc. as of June 30, 2002.
     We have reviewed and analyzed each method and its results to determine which method generates the most reasonable estimate of value for Universal Healthcare Management Systems, Inc. as of June 30, 2002. After careful consideration of each method's underlying assumptions and variables utilized, we concluded that the average of three methods was the most appropriate. Please refer to the section entitled "Estimate of Value" on pages 21-23 of this report.
     Both internal and external factors, which influence the value of the Company, are reviewed, analyzed and interpreted. Internal factors include the Company's financial position, results of operations and the size and marketability of the interest being valued. External factors include, among other things, the status of the industry and the position of the Company relative to the industry.

Limiting Conditions

     We have no present or contemplated financial interest in Universal Healthcare Management Systems, Inc. Our fees for this valuation are based upon our normal hourly billing rates, and are in no way contingent upon the results of our findings. We have no responsibility or obligation to update this report for events or circumstances occurring subsequent to the date of this report.
     Our report is based on historical and projected financial information provided to us by management and other third parties. Had we audited or reviewed the underlying data, matters may have come to our attention which would have resulted in our using amounts which differ from those provided, accordingly, we take no responsibility for the underlying data presented or relied upon in this report.

     Users of this business valuation report should be aware that valuations are based on assumptions regarding future earnings potential, and/or certain asset values, that may or may not materialize. Therefore, the actual results achieved in the future will vary from the assumptions utilized in this valuation, and the variations may be material.

     We have relied upon the representations of the stockholders, Board members, management and other third parties concerning the value and useful conditions of all equipment, real estate, investments used in the business, and any other assets or liabilities except as specifically stated to the contrary in this report. We have not attempted to confirm whether or not property, plant, equipment of the business are financed at 90% for land and building from the SBA and 80% for medical equipment. The anticipated down payment will be 10% and 20% respectively. The equipment may be financed by major equipment vendors like GE Medical Systems, Varian Medical Systems, Elekta or Siemens.

     The estimate of value included in this report assumes that the existing Company will maintain the character and integrity of the Company through any reorganization or reduction of any owner's/manager's participation in the existing activities of the Company.

     Oppenheim & Ostrick, CPA's does not purport to be a guarantor of value. Valuation of closely held companies is an imprecise science, with value being a question of art, and reasonable people can differ in their estimates of value. Oppenheim & Ostrick, CPA's has, however, used conceptually sound and commonly accepted methods and procedures of valuation in determining the estimate of value included in this report.

     We have compiled certain of the information contained herein. That information includes, but is not limited to, financial statements, corporate history and market overview, and has been supplied by the subject company, its officers or representatives. This information has not been audited or reviewed by us, nor has it been subjected to any type of audit or review procedures by us, nor have we audited or reviewed the books and records of the subject company. Accordingly, this report should not be construed, or referred to, as an audit, examination or review by Oppenheim & Ostrick, CPA's.

     Any recasted financial statements are the result of data provided by the subject company, its officers or representatives, or are based on assumptions, the reasonableness of which has been agreed to by our client in this engagement. Such recasted financial statements may not anticipate the economic, socioeconomic, government or medical regulations, political, market or legal factors, which may impact the operations of the subject company. Accordingly, Oppenheim & Ostrick, CPA's makes no representations, expressed or implied, as to the validity of such recasted financial statements.

The valuation analyst, by reason of performing this valuation and preparing this report, is not to be required to give expert testimony nor to be in attendance in court or at any government hearing with reference to the matters contained herein unless prior arrangements have been made with Oppenheim & Ostrick, CPA's regarding such additional engagement.
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

     This report is neither an offer to sell, nor a solicitation to buy securities, and/or equity in, or assets of, the subject company.

                               COMPANY BACKGROUND

General

     The Company is an oncology care high quality service provider of radiation therapy, cancer screening, testing, and ongoing patient care to comfort and hopefully cure cancer patients. The Company was founded in 2001 by Mr. Kenneth
N. Hankin, CEO and Chairman of the Board. The Company is structured as a C corporation and has been such since its inception. The Company primarily provides radiation therapy, pain management, diagnostic/screening analysis, physical and mental therapy and any other integrative medicinal care products or services that will diagnose, treat, comfort and help cure cancer patients. The Company plans to own all of its primary centers including land, building and medical equipment. The Company will also acquire satellite centers which will refer all non-radiation therapy services plus any over capacity radiation therapy services to the primary center in its immediate area (10 mile radius).

     The Company will market its services through its managements', board members', and key physicians' connections with recognized and well respected doctor and hospital groups specializing in oncology care as well as other areas of medicine.

     The Company, under Kenneth N. Hankin, has projected rapid growth of its systems and services over the next five (5) years. The Company plans to open two
(2) primary facilities (centers) each year for the next two years and then three
(3) primary centers per year for the next three (3) years. Each primary center will have three to four satellite centers. The valuation does not consider the cost, revenue, cash flow, and profitability of the satellite centers (only the primary centers) since the variables of acquiring such existing radiation therapy facilities are too variable to estimate with any degree of certainty. Although not included in the valuation, the satellite centers, and any other acquisitions, will be responsible for approximately 50% of the revenues and profits of the Company.

     The Company presently has no revenues projected for the year ending 2002, and employs a few individuals as independent contractors. Employee turnover is planned to be low; the medical labor force will be highly skilled and well trained. There is an adequate supply of non-medical labor in the area and employee compensation is average for the area. The Company may anticipate labor shortages with its medical staff, but is confident through its board members and contacts that it can attract the skilled medical force required to accomplish the business plan. The Company anticipates that it will have excellent relationships with its on going oncology patients.

     The Company operates out of three locations in south Florida. The Company plans to sell its services mostly through the efforts of its business development officers and oncology care physicians who have excellent relationships with doctors and physician groups in local communities and on a national and international basis (USA and South American market).

     The Company plans its strategic marketing by making a demographic analysis of all oncology care centers and linear accelerators in place before choosing its locations to compete effectively with existing oncology care practices or hospitals having linear accelerators.

     The Company is planning a big inaugural event for the opening of each primary center, which will draw leading oncologists, the media, and potential patients, who will learn of the unique advantages/benefits of being treated for oncology wellness by Universal Healthcare Management Systems. The Company will market its services by networking with doctor groups, using the Internet, brochures, seminars, hospital affiliations and through connections that certain board members have in the oncology care field. The total mix of business in dollars is estimated to be at least 50% from radiation therapy, which yields approximately 40% of normal operating profit as compared to all other oncology services, which approximate 20% of the average operating profit. The median pre-tax profit for all types of oncology entities is 28% according to a 2001 cost survey for hematology/oncology practices. Both entry and exit from this type of business is costly and difficult.

The Company perceives that its major strengths are:

     o Excellent quality care for screening, diagnosing and treating cancer patients as well as compassionate care that provides comfort to patients and their families who are dealing with cancer issues, combined with longitudinal follow-up of treatment

     o State-of-the-art medical equipment and training (company can receive the highest reimbursement rate for IMRT equipment) with excellent reimbursement rates by third party payers

     o Excellent radiation and medical oncologists and supporting medical staff

     o Excellent research, development and on going training of medical personal
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

     o Excellent Board of Directors - recognized and respected physicians in oncology care and other medical specialties

The Company perceives that its major weaknesses and or risks are:

     o Development stage company with no track record of performance under this specific business model

     o Key dependence on equipment vendors

     o Lack of financing may hinder the timing of growth plans

     o Government regulations may interfere with growth

     o Shortage at times for physicists and other qualified people who operate radiation therapy equipment (Linear Accelerators, and CT scanners)

     o Healthcare reform and reimbursement rates from third parties

     o Innovative new therapies such as gene therapy may eventually impact cancer care, however the Company intends to purchase a pharmaceutical company that will have access to gene therapy medicine.

Ownership

     The Company is organized as a C corporation and is approximately 42% owned by the CEO. The Company is also owned by several investors, none having more than 4% of the common stock.

     The Company is also finalizing a reverse acquisition with a publicly traded shell company. After the acquisition, the total common shares outstanding will be 1,061,000. The Company also issued warrants totaling $714,265 representing 906,895 common shares, which must be exercised within 90 days of the first day of trading. About 50% of the warrants are expected be exercised or about 453,000 shares of common stock.

     The Company anticipates raising from July 1, 2002 to December 31, 2004 approximately $9,660,000 totaling 1,932,000 shares of common stock which is based on shares selling at 20% under the going market price on the stock exchange (NASDAQ). The amount to be raised is the minimum requirement necessary to meet the goals of the business plan and financial projections. Although the Company may raise more equity financing, it would be dilutive to the share value, and is not needed to operate the Company according to the business plan.

                                ECONOMIC OUTLOOK


The National Economy in 2002

     Commerce Department analysts developed their industry projections for 2002 against the background of an expected overall growth of close to 2 to 3 percent.

     On the policy side, the Federal Reserve (FED) as of 2001 is attempting to expand growth in 2002. The FED chairman, Alan Greenspan lowered prime rate to 4.75% during 2001 and it will most likely stay at this rate because of slow growth and no sign of inflationary forces. This new rate (charged on funds borrowed between banks) is hoped to keep the economy from avoiding a recession.

     Several factors may continue to constrain growth in the United States. These include:

     o Further corporate restructuring, leading to employment lay offs for larger companies.

     o Continued softening for capital spending, research and development activities.

     o Weaker-than-expected recoveries in the economies of some major U.S. trading partners, especially Japan and Western Europe.

     o The Survey of Current Business predicts unemployment to be about 5.9% through June 2002 compared to 4.6% for June 2001. Higher productivity with a 3% hike in wages and increased unemployment translates into continued modest growth or no growth with very little inflationary pressure. Consumer confidence and stock prices, especially in technology, are substantially lower since December 2000. The economy is expected to grow about 3% for the last 6 months of 2002. Also adding to the economic mix is lack of corporate governance, accounting scandals, and uneven growth throughout all economic sectors. Only certain areas in health care and financial stocks are holding up.

     The only plus is the growth in the real estate industry, low interest rates, and the level of consumer spending. There is a lack of confidence even through many of the fundamentals of improved growth are turning positive. It will take more good news to pick up momentum barring the accounting scandals, terrorist activity and Middle East crisis.
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     The dollar is softening  relative to other currencies and there is a chance of a bigger than anticipated budget deficit and trade deficit, which may slow growth. The effect is that interest rates may grow for corporate borrowers as well as costs on U.S. government bonds to compete for tighter credit markets.

     None of the above comments would adversely affect the Company's niche market since the consumer's demand for oncology care services would remain unchanged and investment money is looking for better returns in uncertain economic times. Economists are betting on a turn around in capital spending to give the recovery an extra boost in 2003 and beyond.

     Source: U.S. Department of Commerce's Survey of Current Business, U.S. Business Week and Business section of the Los Angeles Times.

                                  ONCOLOGY CARE
                      Full Service Patient Care Facilities
Overview

Definition

     Radiation therapy is the use of high energy, penetrating radiation (x-rays, gamma rays, proton beam rays, and neutron rays) to kill cancer cells.

Purpose

     The primary purpose of radiation therapy is to eliminate or shrink localized or regionalized cancers (as opposed to cancers that have spread to distant parts of the body). The aim is to kill as many cancer cells as possible, while doing as little damage as possible to healthy tissues. In some cases, the purpose is to kill all cancer cells and effect a cure. In other cases, when cures are not possible, the purpose is to alleviate pain by reducing the size of tumors that cause pain or become sites for further spread (metastasis).

     For some kinds of cancers (for example, Hodgkin's disease, non-Hodgkin's lymphoma, prostate cancer, and laryngeal cancer), radiation therapy is the preferred treatment. However, radiation is often used in conjunction with surgery, chemotherapy, or both, and survival rates for combined therapy may increase when surgical procedures cannot remove an entire tumor without damaging the function of surrounding organs. In these cases, surgeons remove as much of the tumor as possible, and the remainder is treated with radiation (irradiated).

Description

     Radiation therapy is also known as radiotherapy, radiation treatment, x-ray therapy, cobalt therapy, and electron beam therapy. Recent advances have made it even more useful for patients and have cut down on some of the unpleasant side effects. Radioactive implants, also known as brachytherapy, allow delivery of radiation to localized areas, with less injury to surrounding tissues than radiation from an external source that must pass through the tissues. Proton radiation also causes less injury to surrounding tissues than traditional photon radiation because proton rays can be more tightly focused. Current research with radioimmunotherapy and neutron capture therapy may provide ways to direct radiation exclusively at cancers cells, and in the case of radioimmunotherapy, to cancer cells that have spread to many sites throughout the body.

The Basics of Radiation Therapy

     Radiation kills normal cells about as well as cancer cells, but cells that are growing and dividing quickly (such as cancer cells, skin cells, blood cells, immune system cells, and digestive system cells) are most susceptible to radiation. Fortunately, most normal cells are better able to repair radiation damage than are cancer cells. Accordingly, radiation treatments are parceled into component treatments that are spaced throughout a given time interval (usually about 5 to 6 weeks). Thus, cells are given a chance to repair during the time between treatments. Since the repair rate of normal cells is greater that the repair rate of cancerous cells, a smaller fraction of the radiation-damaged cancerous cells will have been repaired by the next treatment. This procedure is called "fractionation" because the total radiation dose is divided into fractions. Fractionation allows greater killing of cancer cells with less ultimate damage to the surrounding normal cells. Ideally all cancer cells will be dead after the last treatment session.

Kinds of Radiation Used to Treat Cancer

     Photon Radiation: Early radiation therapy was accomplished by x-rays and gamma rays, which are essentially high energy, ionizing electromagnetic rays composed of mass-less particles of energy called photons. The distinction between the two is that gamma rays originate from the decay of radioactive substances (like radium and cobalt-60), while x-rays are generated by devices that excite electrons (such as cathode ray tubes and linear accelerators). These ionizing rays are part of the electromagnetic spectrum, as are ultraviolet, visible, infrared light, radio waves, and microwaves. They act on cells by disrupting the electrons of atoms within the molecules inside cells. These atomic changes disrupt molecules and hence disrupt cell functions, most importantly their ability to divide and make new cells.
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     Particle   Radiation:   Particle   radiation   is  expected  to  become  an
increasingly important part of radiation therapy. Electron therapy has been in use for many years. Proton therapy has been available since the early 1990s on a limited scale. Proton rays consist of protons, which have mass and a positive charge, rather than photons, which have neither mass nor charge. Like x-rays and gamma rays, proton rays disrupt atomic electrons in target cells. The advantage of proton rays are that they can be shaped to conform to the shape of the tumor more precisely than x-rays and gamma rays. They consequently cause less injury to surrounding tissue and fewer side effects and allow delivery of higher radiation doses to tumors without increasing damage to the surrounding tissue. Proton therapy can therefore be more effective and require fewer treatment sessions.
     Neutron therapy is a second type of particle radiation. Neutron rays are very high-energy rays, composed of neutrons, which are particles with mass but no charge. Unlike x-rays, gamma rays, and proton rays, they disrupt atomic nuclei rather than electrons; the likelihood of cells repairing this kind of damage is very small. Neutron therapy can also effectively treat larger tumors than conventional radiation therapy. The central parts of large tumors lack sufficient oxygen to be susceptible to damage from conventional radiation, which depends on oxygen, but neutron radiation can do its damage in the absence of oxygen, so it can kill cells in the center of large tumors. Neutron therapy has been shown especially effective for the treatment of inoperable salivary gland tumors, bone cancers, and some kinds of advanced cancers of the pancreas, bladder, lung, prostate, and uterus.
     Another promising type of neutron therapy, neutron capture therapy, which is still experimental, has the advantage of being able to deliver high doses of radiation to a very limited area. A drug that binds to tumor cells but not to other cells is chemically combined with boron and then given to the patient. The tumor is then irradiated with neutrons. When the neutrons interact with the boron atoms, the boron nuclei split, creating tiny nuclear fission events just big enough to kill one cell. If the drug doesn't bind to neighboring non-cancerous cells, then only cancer cells will be damaged, and the damage to these cells should be irreversible.

Modes of Delivery

     External Beam Therapy: Traditionally, radiation therapy has been delivered from a beam of radiation originating outside the body. This is called "external beam therapy." Such a beam passes through the body before and after it gets to the tumor and can injure tissue in its path.
     Brachytherapy:  With  brachytherapy,  the  radiation  originates at a short distance, often inside the body. It commonly uses gamma ray-generating radioactive isotopes like cesium-137 or iodine-125, placed in small tubes and inserted or implanted close to the tumor. The patient stays in the hospital for a few days; after that time, the radioactive isotope either has decayed to a low level, or the implant is removed. This form of therapy is especially useful for tumors where surgery or radiation would be critically detrimental to tissues surrounding the tumor. Brachytherapy has been effective against prostate cancer and cervical cancer.

     Radioimmunotherapy: Until the mid-1990s, the only way to treat cancer that has spread (metastasized) to multiple locations throughout the body has been with traditional chemotherapy, which uses drugs that kill cells that divide and reproduce quickly (proliferate) in a non-specific way. Recently, cancer vaccines have been used to successfully extinguish metastatic melanoma; this treatment is a form of immunotherapy and specifically kills melanoma cells and not other cells, even though they may be proliferating.

     Radioimmunotherapy is another form of immunotherapy, which is still experimental. Researchers envision that radioimmunotherapy will be able to kill metastatic cancer cells almost anywhere. Antibodies are immune system molecules that specifically recognize and bind to only one molecular structure, and they can be designed to bind specifically to a certain type of cancer cell. To carry out radioimmunotherapy, antibodies with the ability to bind specifically to a patients' cancer cells will be attached to an isotope that emits gamma rays and injected into the patient's bloodstream. These special antibody molecules will travel around the body until they encounter a cancer cell and then they will bind to it. Then the gamma rays will kill the cancer cell. It will be difficult to calculate the correct dose of antibody and isotope to kill an unknown number of cancer cells and at the same time use isotope levels that don't destroy the antibody molecules before they encounter cancer cells.

     Preparation: Before radiation therapy, the size and location of the patient's tumor and the nature of the surrounding tissue that may be in the path of the radiation beam must be determined as accurately as possible so that the radiation treatment can be designed to be maximally effective. Magnetic resonance imaging (MRI) and computed tomography scan (CT scan) are used to provide detailed images. The correct radiation dose, the number of sessions (fractions), the interval between sessions, and whether to give each fraction from the same direction or from different directions to lower the total dose imparted to any one nearby area, are calculated based on the tumor type, its size and the sensitivity of the nearby tissues.

     Shields are sometimes constructed for the patient to protect certain areas. The patient's skin may be marked with ink or tattoos to help achieve correct positioning for each treatment, or molds may be built to hold tissues in exactly the right place each time.
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     When  treatment  may cause hair loss,  some patients may want to purchase a wig, hat, or bandana in advance.

     Aftercare: Follow-up is important for patients who have received therapy. They should go to their radiation oncologist at least once within the first several weeks after their final treatment to see if their treatment was successful. They should also see an oncologist every six to twelve months for the rest of their lives so they can be monitored to see if the tumor has reappeared or spread. Patients that have developed one cancer may be at higher risk for developing other types of malignancies. Early detection is always the key to effective treatment.

     Risks: Radiation therapy can be highly toxic to patients, because it kills normal cells. There are risks of anemia, nausea, vomiting, diarrhea, hair loss, skin reactions and burns, sterility, and death. However, the benefits of radiation therapy almost always exceed the risks involved getting it.

     Normal Results: The probable outcome of radiation treatment is highly variable depending on the disease. For some cancers like Hodgkin's disease, there is a good probability for successful treatment; about 75% of the patients are cured. Moreover, up to 86% of prostate cancer victims are treated effectively with both external and internal therapy. On the other hand, with lung cancer, there is less hope; only about 9% of the lung cancer patients are cured.

January 12,2000

     Varian Medical Systems and GE Medical Systems Sign Marketing, Sales, and Product Development Alliance.

Business Editors, Health/Medical Writers

PALO ALTO, Calif. - (BW Health Wire) - January 12, 2000

     World leaders in diagnostic imaging and radiation therapy to provide complete systems for diagnosing and treating cancer with advanced radiotherapy, including high resolution IMRT.

     Varian Medical Systems (NYSE: VAR) and GE Medical Systems (NYSE: GE) today announced a North American marketing, sales and product development alliance to supply health care providers with a combined package of state-of-the-art diagnostic imaging and radiation therapy systems for treating cancer. The alliance is expected to accelerate deployment of integrated systems for advanced radiotherapy, including high resolution IMRT (intensity modulated radiation therapy).

     As part of the alliance, GE Medical Systems' computed tomography (CT), nuclear medicine, and positron emission tomography (PET) diagnostic imaging products will be made available to North American radiation oncology customers exclusively through Varian Medical Systems marketing and sales channels. The two companies also will collaborate on information technology and product development to integrate diagnostic and radiation therapy systems for improved patient care and cancer management.

     Siemens is another equipment vendor who has the same capabilities as GE or Varian.

     "This alliance enables radiation departments in hospitals, clinics, and universities across North America to have access to the broadest range of the worlds' leading diagnostic imaging and radiotherapy systems from a single source," said Richard M. Levy, president and CEO of Varian Medical Systems. "The alliance focuses two leading companies on a significant opportunity to accelerate the use of IMRT, a new technique that is fast becoming acknowledged for revolutionary cancer treatment. It's good news for health care providers and even better news for patients."

     By combining state-of-the-art imaging capabilities that portray cancerous activity inside cells with ultra-precise radiation targeting systems, physicians will be able to "see and treat" disease more effectively then ever. There have been significant improvements in image quality, clinical applications and exam speed in areas like PET, digital mammography, multi-slice CT, and MR spectroscopy. GE Medical Systems' imaging products together with Varian Medical Systems SmartBeam(TM) IMRT technology provide physicians with all tools needed to deliver high-resolution IMRT in which radiation doses are increased to eradicate tumors with minimal complications or exposure to healthy tissue. Recently published data by early adopters of this technology at Memorial Sloan Kettering Cancer Center shows as much as a 70 percent improvement in prostate cancer outcomes versus conventional treatment modalities.

     Until now, radiation oncology departments at hospitals, clinics, and universities have often had to source radiotherapy systems and a full range of
diagnostic  imaging  systems   separately.   This  has  contributed  to  delayed
deployment of new treatment  technologies by putting healthcare providers in the
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position of having to integrate  systems and sort through equipment and software incompatibilities. In addition to accelerating deployment of IMRT among North American health care providers, the new alliance is expected to lead to faster development of more fully integrated systems to improve cancer treatment outcomes. The parties will cooperate to develop customized products for radiotherapy customers. GE and Varian Medical Systems also will collaborate on content for an online Web site dedicated to oncology and cancer treatment information.

     Varian Medical Systems oncology unit supplies the world's only single-sourced, fully integrated radiotherapy system for treatment planning, delivery, and verification. Its Generation 6(TM) system provides the highest resolution and most precisely targeted IMRT available for patients. Current radiotherapy products from Varian Medical Systems include Ximatron(R) simulators for treatment planning; Clinac(R) linear accelerators, Millennium(TM) multi-leaf collimators, and Exact(TM) patient couches for treatment delivery; and portal imaging systems for treatment verification. System software includes VARIS(R) patient and treatment data management tools; Vision tools for importing, processing, and storing diagnostic images; and CadPlan Plus(TM) and Helios(TM) treatment planning software. "Integrating this new treatment system with advanced diagnostic imaging systems is the next logical step in the evolution of radiation therapy," said Levy.

September 21, 2000

     San Francisco Fights Cancer with New Mobile Scanning Systems; "Mobile P.E.T. Systems, Inc. Provides Redwood Regional Medical Group Positron Emission Tomography".

     Mobile P.E.T. Systems, Inc. (OTCBB: MBPT), begins providing service to the San Francisco Bay area's Redwood Regional Medical Group with the newest generation of medical imaging technology called Positron Emission Tomography
(PET) from GE and Siemens and integrated into state of the art mobile units.

     Positron Emission Tomography (PET) is an early detection diagnostic imaging procedure for cancer, heart disease and neurological disorders. The PET procedure typically will alter the patient treatment in over 40% of the cases providing patients and their physicians with better treatment options and improved outcomes. Because PET obviates unnecessary surgery or therapies by detecting anomalies at the very earliest stages, the third party insurer realizes value for money by utilizing the PET procedures as a primary diagnostic tool.

STATISTICS & SURVEYS ON RADIATION THERAPY

     Aside from surgical excision, radiation therapy is a primary and secondary treatment of choice in the management of cancerous pathologies. When combined with chemotherapy, radiation therapy represents about 70% of all cancer treatments. This implies that we can expect about 1,300,000 new cancer therapy cases each year at current growth rates. Radiation therapy cases average 25 visits to the treatment center in a twelve-month period for the course of treatment; this leads to a market size of 23,750,000 patient visits per year in the U.S.

     There are currently about 1,500 radiation centers in the United States. Correspondingly, the national average workload of 8,250 patient visits per center per year or 330 new cases per center per year. The average workload of 690 patient treatments per month or 30 treatments daily may seem possible with extremely busy patient scheduling. Regrettably, the incidence of cancer treatment need is not uniform throughout the year. Cases often bunch up creating a random pressure for appointments. To worsen the situation, current radiation treatment centers and hospitals were often situated pursuant to demographic patterns more appropriate to population distributions 50 years ago, but no longer optimal today. These factors, in addition to the general increase in the number of cancer patients over the years, help create serious patient backlogs and many cases remain under treated and even untreated.

     The Company expects that there currently exists a market for 1,000 new centers throughout the United States which could profitably provide the radiation therapy needed to satisfy both the heavy treatment loads, made more acute by the random seasonality of treatment demand and the shortage of centers. Using state-of-the-art equipment and a well managed operation, the Company believes that it can achieve break-even profitability by treating an average of 19-21 patients per center per day, less than the national average of 21-23 cases per day.

     According to the National Cancer Institute, medical costs of cancer in the United States are about $345 billion a year and rising. Oncology is predicted to overtake cardiology as the dominant medical specialty in the United States, and will account for more than 20% of the health care expenditures by the end of this decade. Cancer, which consists of more than 110 diseases that are different in origin, all involving uncontrolled growth of cells, will be contracted by about one of every three Americans now alive. Additionally, with the aging of the United States population occasioned with the progress of the post war baby boom, the incidence ratios are expected to further increase.

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     Radiation therapy is regarded as the treatment of choice for many cancerous pathologies. Of the three treatment choices - surgery, chemotherapy, and radiation therapy - radiation therapy, alone or in combination with surgery or chemotherapy is used in the management of approximately 70% of cancer care accounts. It has been speculated that the dependence upon radiation therapy would be even higher worldwide once cobalt treatment is withdrawn and the newer generation of linear accelerators is generally distributed, which uses advanced software techniques to plan and deliver the radiation.

     Radiation therapy historically was provided by large medical centers due in part to the high cost of equipment and the dedicated vaults in which it needed housing, but also to the shortage of trained cancer care professionals. However, the population patterns in the United States in many areas have changed dramatically since the mid-20th Century when many of the larger hospitals were in operation. As trained cancer care professionals became more available, smaller hospitals outsourced radiation therapy to independent medical business entities. Eventually, the newer equipment and the closer proximity of the patient to the therapy site proved of paramount importance.

     Industry and professional reports (such as issued by the National Cancer Institute) indicate there are shortages of about 1,000 radiation therapy centers in the United States. This estimate is based on the published demographics of the incidence of cancer patients and the geographic distribution of radiation treatment centers. The Company estimates independently that of the 1,500 radiation therapy centers in the United States, an average of 1.6 accelerators, or an install base 2,400 accelerators is to be found. Accelerators generally have the capacity to handle 350 new patients each year. This suggests an industry capacity capable of handling 840,000 cases annually. Considering that 1,350,000 patients needed treatment during 1996, there is then a shortfall of 510,000 patients being treated. This points to a need for approximately 1,450 added accelerators. Using the Company's estimated industry average of 1.6 accelerators per center, there is a need for over 900 new centers based on this observation alone. In practice, you cannot extrapolate industry needs based on constant peak performance of accelerators and uniformity of patient loads. Consequently, the Company uses as its estimate that there is a nationwide need for approximately 1,000 centers.

     Due to the frequently painful conditions of cancer patients, extensive travel from a patient's residence to a radiation treatment center is not desirable. Correspondingly, although radiation therapy is the treatment of choice in about 70% of cancer cases, many patients either forego treatment or under-go surgery or chemotherapy as the alternative treatment because of the shortage of radiation therapy centers.

Long-term Strategy

Roll Out Plan

     While there exists some 1,500 radiation cancer treatment centers in the United States, they are heavily concentrated in New York and California. In the rest of the country, in less intense demographic areas, radiation centers are widely dispersed. The access to convenient radiation treatment thus varies considerably by geographic location. In some areas, the treatment center is many hours away. While convenience is not the only factor in site selection, one must take into consideration the underlying physical condition of the patient. Many times another family member must drive and accompany the patient to the center because of the debilitating condition of the patient. When the compromised physical condition is added to the frequency of therapy, the average being daily treatments over a 5-week long period, then convenience of access becomes an important condition for patient consideration.

     When the Company does its demographic and geographic feasibility, location becomes a primary component of the site selection process.

     The  Company,  in  conjunction  with  radiation  system  specialists,   has
performed over 20 feasibility studies and has an additional 30 urban targets. A roll out plan has been developed to address two distinct market situations.

     Major Market: As a rule of thumb, the population size, demographic breakdown, and competitive situation, define a major market as a region having at least 10 cancer treatment facilities. For example, in the tri-county area of South Florida (Miami-Dade, Broward, and Palm Beach Counties) there are approximately 30 radiation centers for a population of more than 5 million. Nearly all of these centers are at East Coast based hospitals requiring long transit times to and from the centers. This concentration leaves many high-density western population areas devoid of a center.

     The Company recognizes these gaps and these radiation system specialists confirmed these targets with their own independent demographic surveys. The Company is planning to add 4 new treatment centers over the next two years in the South Florida tri-county area.

     In addition to filling voids in large population areas in South Florida, these centers are strategically located to form a network which appeals to third party managed care contacts. A competitive weapon is thus formed over the local single site hospital. This patient access gives the Company a geographic spread of sites that covers the entire South Florida population.
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     While the  Company  has  contacted  the  leading  oncology  groups in these counties, which are already bringing 160,000 lives per county under contract, it hopes to rapidly attack the contract market as the centers convert into operations.

     Aside from South Florida, the Company has identified and completed feasibility on 4 additional major market opportunities. These locations, although identified and in many cases already under negotiation, have not been announced, are highly confidential, and are not listed as part of this limited offering.

     Minor Market Strategy: In many geographic areas, the problem is distance and access to care. Today as in the past, radiation has been used less in these areas because of the center's remoteness to patients. In those situations, chemotherapy and/or surgery are the choices of treatment, even when radiation therapy represents the treatment of choice. The Company does not suggest that the patients in these cases are untreated, but that radiation is not conveniently accessible and the older methods have an established tradition.

     In the minor market strategy, the ability to bring convenient state-of-the-art therapy closer to the patient can be a significant competitive weapon when compared to the competition. With the continued consolidation, which is occurring within the hospital market, coupled with the high multi-million dollar outlays required for a state-of-the-art, new radiation center, many geographic markets areas are wide open.

     The minor market is typically not saturated with competition. Usually there are 2-4 treatment centers with various degrees of older equipment, although at times there are none, and they are usually without a specific targeted market program in oncology. If one combines this weak competitive situation with the advantage of a totally dedicated, full service radiation center, growth in both volume and margins could be even higher than the major markets.

     The Company plans to incrementally add 2 to 3 centers per year, in year three through year five. By that time, and likely within the region consisting of what has been popularly referred to as the Sun Belt, the Company should be a dominant force in both numbers of cancer cases treated and numbers of centers operating. The natural forces of dominant market share should produce significant economies of scale as well as pricing advantages with which the Company would outdistance the competition.

     The Company plans to roll out primary and satellite sites in areas where demand is needed for a state-of-the-art primary center supporting the highest level of patient care at above average return on invested capital, and cash flow.
                                FINANCIAL REVIEW

Financial Overview

     Our financial review of the Company (A development Stage Enterprise) includes the analysis of the Company's compiled balance sheet and statements of income for the period ended June 30, 2002. In our opinion the nine month period covered is not adequate to identify most existing financial and operational trends that may affect our estimate of value. We relied on financial projections to value the Company. Included in Exhibit A are various summaries of financial data (as adjusted) that were generated in our financial compilation and analysis process.

Financial Analysis

     The Company as of June 30, 2002, has $112,000 in cash plus $155,000 in cash held in trust for a deposit against the purchase of real estate and other expenses. The Company has no debt or full time employees. Its total adjusted assets were approximately $359,000 and its total adjusted stockholder's equity was approximately $359,000. The Company has current plans to generate revenue in June or July 2002 and is currently a development stage company. The Company is currently working with some prominent medical doctors and equipment vendors and is poised for rapid growth. The Company has issued warrants and anticipates approximately 50% conversion into cash mentioned earlier under capital structure/ownership.

     All of the ratios to analyze funds from liquidity, leverage, asset turnover, results of operations and returns on equity are not meaningful because of the lack of operating history.

     We reviewed the projected financial statement against the Robert Morris Associates (RMA) data by sales over $25 million for Services - Hospitals - Specialty except psychiatric and found the following similarities:


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                                  Company                    RMA
                                  % of                    Trend % of
                               Total Assets              Total Assets

Assets:
  Trade receivables                14.0%                     15.8%
  Inventory                         0.0%                      0.8%
  Fixed assets, net                50.0%                     44.4%

Liabilities:
  Current maturity long-term debt  6.0%                       1.2%
  Trade payables                   2.0%                       4.3%
  Long-term debt                  33.0%                      22.0%

Profit before:
  Current ratio                1.3 to 1                   2.1 to 1
  Sales to receivables          60 days                    64 days
                               or 6.0x                    or 5.6x
  Sales to net fixed assets       1.5%                        2.0%
  Sales to total assets           0.7%                        0.9%


     We used the 2001 cost survey for hematology/oncology practices based on 2000 data. The Company estimated a 50% mix of revenues from Medicare (Medicaid only 4%) and the balance from commercial fee for services. We used the bench marks for profit by various activities for profit centers with the associated cost for physicians, other medical staff, and administrative personnel and related cost factors for insurance, medical supplies used and other overhead items like marketing expenses. We used the probable reimbursement rates, gross margins, and cost activities characteristic to the type of revenue mix we anticipate according to management's business plan.

     As a result, the Company is more profitable (pre-tax) over a five-year period (43%) than the average specialty hospital (5.0%) or the typical oncology practice (28%) because approximately 50% of its fees come from radiation therapy. Chemotherapy, screening/imaging and other services are referred to as a result of radiation screening or therapy treatments from the Companys' primary and satellite centers. The radiation equipment is state-of-the-art and receives the highest reimbursement rate with much lower allowances for disputed bills (less charge backs or deductions for distributed billing codes). Also, the Company will buy all of its equipment as well as land and building because of the uniqueness of its planned radiation therapy outpatient centers that require customized built facilities.



















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                              COMPARATIVE ANALYSIS


Overview

     In order to gain a better perspective as to the projected financial position and results of operations of Universal Healthcare Management Systems, Inc., it is necessary to compare the Company's performance to other companies in its industry. To accomplish this purpose we have selected information contained in the "Annual Statement Studies" published by Robert Morris Associates (RMA). Robert Morris Associates compiles and publishes financial data on various industries including Services - Hospitals - Specialty, which comes closer than analyzing general medical practices. We also compared key ratios from the Medical Group Management Association's (MGMA) 2001 cost survey for hematology/oncology practices. Together these surveys can reasonably test managements' projections. The cost survey is based on 2000 data. RMA compiles data from financial information submitted to banks and other financial institutions during the process of recurring letters of credit, lines of credit, loans and other financial transactions. Even though the data published by Robert Morris Associates and the cost survey is not totally consistent with the data reported by Universal Healthcare Management Systems, Inc., it is generally accepted as being representative of the industries on which it reports, and, therefore, is a reasonable source of financial data for a comparative analysis of Universal Healthcare Management Systems, Inc.

Comparative Analysis

     The Company has limited financial history and as a result all comparative analysis has no significance since it is a developmental stage enterprise.

Income Statement Comparison

     There are no revenues and all comparisons have no meaning at this point in time.

Comparative Analysis Summary

     Meaningful comparison cannot be analyzed until the Company becomes more seasoned and can establish a track record over the next three to five years. Various oncology services may be far different than RMA industry averages, which would most likely distort many of the ratios used for comparative analysis.





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                                ESTIMATE OF VALUE

Nature Of Security

Overview

     Before estimates of value can be made, the nature of the security being valued and the expected income of the subject security must be discussed. The value of a security is influenced by many of its characteristics, including control and marketability.

Control

     The market value of public securities normally reflects the minority interest being traded. The price of a successful tender offer seeking control is usually higher than previous minority trades and reflects the value of the premium for control. However, the method of valuation selected for Universal Healthcare Management Systems, Inc. was not based on nor did it utilize comparable information of publicly traded companies. Under this circumstance, no premium for control is warranted.

Marketability

     The market value and income value methods of valuation are based on comparisons with current values of securities traded on national exchanges. There are, however, certain marketability differences between Universal Healthcare Management Systems, Inc. (the Company) securities and publicly traded securities. An owner of publicly traded securities can know at all times the market value of his holding. He or she can sell that holding on virtually a moment's notice and receive cash net of brokerage fees within several working days.

     Such is not the case with the Company. Consequently, liquidating a position in the Company could be a more costly and time-consuming process than liquidating stock in publicly traded firms. A discount for lack of marketability would be appropriate in the context of this valuation. Restricted stock valuations require higher discounts than free trading stock.

Method of Valuation Explained

     The method of valuation we have selected to estimate the fair market value (on a minority interest basis) of the Company is the widely recognized present value of discounted net income method (based on projected financial statements over a five (5) year period).

     The above income approach is based on projected net income after corporate taxes discounted back to its present value plus a terminal value which capitalizes a growth factor on net after tax income and then discounts that value to its present value to arrive at a value before marketability discounts. The projected financial statements were based on a minority interest and no adjustments were made for the CEO and COO's compensation package, which appeared reasonable, based on projected sales volumes. We also used the discounted cash flow method as a sanity check against the net income approach. As a result of applying three methods of valuation, it was our opinion that an average of all three-valuation methods (see summary valuation) indicated the closest opinion of value.

Valuation Methods Considered But Not Used

     Comparative Valuation Analysis of Comparable Business Entities: While trend analysis is particularly helpful in identifying any trends of improvement or deterioration, it gives no indication of how the Companys' balance sheets and operating performance compare with those of other firms in the same industry. A comparison of publicly traded companies (or privately-held companies where such information is available) is particularly useful. In our opinion, we were unable to locate a sufficient number of such financially and managerially similar firms to make a valid comparison and render a just opinion as to an estimate of value.

     Capitalization of Cash Flow: We did not use the capitalization of cash flow approach. While this approach could have been applied, we chose a level of earnings that, in our opinion, was more representative of the proper measure of value. The valuation method we selected results in an estimate of value that includes the value of accumulated equity whereas the straight capitalization method does not.

     Liquidation Value: Liquidation value is generally defined to mean the net proceeds that could be reasonably expected to be realized if the assets of a business were sold off piecemeal or in bulk, all liabilities extinguished, and all business activity terminated. Actual liquidation value, of course, can only be established by the actual sale of assets and the payment of all outstanding obligations. We have not used this method since the owners of the Company have not indicated their willingness or interest in liquidating the Company at this time.

Capitalization Rates
     Capitalization rates vary among particular sizes and types of businesses and from one period of time to another. We have utilized a build-up summation method that begins with a pre-tax safe rate of return and is adjusted for various risk premiums based on the following risk factors:

o        Competition (market position)
o        Financial strength
o        Management ability and depth
o        Stability of earnings
o        National economics
o        Local economics

     In making a determination regarding an appropriate capitalization rate, we have considered many of the factors affecting the present operation, and future of the Company. We have reflected on both the "systematic" and "unsystematic" risk factors. That is, we have considered the risk involved in operating such a company in the present-day business market, and economic and demographic environments. Systematic risk is that portion of risk that is related to movements in the general market rather than to the industry or company specific factors. Unsystematic risk is that portion that is related to the specific industry or company rather than the general market place.

Summary Valuation

     Since the valuation approaches used varied, we used a simple average of the three approaches used.
                                                        Indicated Value
                                                      of Company Minority,
Income Approach Method                                 Non Marketability

    After tax, net income                                $67,000,000
    Net cash flow to equity                               56,000,000

Market Approach Method
    Comparable sales method
    Pratt's Stats database                                65,000,000

    Average values of above approach methods
    on a minority, non-marketable basis                  $62,667,000

    Number of shares outstanding                           5,946,000

    Value per share at June 30, 2002                          $10.54

    Marketability discount to reflect lack
     of liquidity of restricted shares                          40.0%

    Value adjusted for marketability discount
     for common shares at June 30, 2002                        $6.32

    The after discounted value of the Company is         $37,600,000
     ($62,667,000 - 40%)

                            MARKETABILITY DISCOUNTS

     Based on restricted studies from Christopher Mercer quantifying marketability discounts in the appraisal of a Public company, who has or is offering restricted common stock is subject to Rule 144 unregistered or letter stock.

     The Hall/Polacek (FMV Opinions, Inc.) study corroborates the conclusions of the SEC study that the size of the discount for marketability (lack of liquidity) is often a function of the size of the subject companys' revenues, earnings, and the exchange on which the unregistered stock was traded. The FMV study found three other factors, which appear to influence the size of the discount for lack of marketability, including the dollar value of the block of stock, the percentage size of the block being sold, and the market capitalization of the publicly traded company issuing restricted shares. Other factors which influence the size of the discount is that the publicly traded common stock counter part must be selling at a price of at least $2 per share and there must be a market maker for the stock.

     In the Management Planning Study of restricted stock characteristics of a public company related to size of marketability discounts and related factors confirming relative swings in the size of discounts, the median discount that fits Universal Healthcare Management Systems, Inc. is 36.2. Please see pages 356
- 363 enclosed that further expand on analysis of factors that clearly confirm expectations (Figure 12-3, page 357) plus other factors showing some confirming expectations.

     Based on the data included in the Management Planning Study (1980-1995) plus all the earlier studies (see page 69), it shows that a development stage company, currently non-reporting, with no trading or current market support would have a marketability discount of 40%. Some additional risk factors were already taken into the cost of capital discount rate under company risks, which increased the discount rate used to arrive at the opinion of value estimate before the marketability discount of 40% was applied to the valuation at fair market value.

   Value of shares before marketability discount            $ 67,000,000

   Marketability discount estimated at 40%                   (26,800,000)

   Value of common shares after discount                      40,000,000

   Number of shares outstanding estimated at                   5,946,000

   Value of common shares (on restricted basis)
       after marketability discount                                $6.76

Sanity Check

     In order to validate the opinion of value, we used three approaches and or methods of valuation:

(1)      Net cash flow to equity (common stock shareholders):

     This method takes net income and adds back depreciation, adjusts for increases in working capital, capital expenditures, and long-term debt discounted back to the present value. Add the terminal value to capitalize the end of the fifth full year by a growth factor (in perpetuity), which is also discounted to arrive at final value before marketability discounts. This earnings approach is similar to the net income after taxes approach. At some point in time after the five years growth period, income from operations should be (approximately) similar to net cash flow to equity (available to common stock holders).

--------------------------------------------------------------------------------
                     PERIODS ENDING JUNE 30th - Omit $(000)
--------------------------------------------------------------------------------
------------------------------------------ ----------- ----------- -----------
June 30th                                     2002        2003        2004
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
Net income (loss)                             $ (513)     $ (875)     $ 4,755
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
+ Depreciation                                     3         681        2,612
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
- Increase in net working capital                   0       (662)         603
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
- Capital expenditures                          3,000      18,780      35,555
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
+ Increase in long-term debt                    2,667      14,311      26,040
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
= Net cash flow to equity                       (843)     (4,001)     (2,751)
------------------------------------------ ----------- ----------- -----------
------------------------------------------ -------------------------------------
CONTINUED
-----------------------------------------------------------------------------
                     PERIODS ENDING JUNE 30th - Omit $(000)
--------------------------------------------------------------------------------
------------------------------------------ ----------- ----------- -----------
June 30th                                      2005         2006        2007
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
Net income (loss)                             $13,596     $29,711      $51,452
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
+ Depreciation                                  6,055      10,686       15,482
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
- Increase in net working capital                  24        (996)      (3,411)
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
- Capital expenditures                         31,160      40,665       24,920
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
+ Increase in long-term debt                   19,912      23,838        6,983
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
= Net cash flow to equity                       8,379      24,566       52,408
------------------------------------------ ----------- ----------- -----------
------------------------------------------ -------------------------------------
Discount rate = 33%
------------------------------------------ -------------------------------------
------------------------------------------ -------------------------------------
Growth = 5%
------------------------------------------ -------------------------------------
------------------------------------------ ----------- ----------- -----------
Discount rate                                    0.44        0.28         0.21
------------------------------------------ ----------- ----------- -----------
------------------------------------------ ----------- ----------- -----------
Present value                                   3,867       6,878       11,006
------------------------------------------ ----------- ----------- -----------
------------------------------------------ -------------------------------------
Cap rate = 28%
------------------------------------------ -------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
------------------------------------------------------- ------------------------
Terminal year 52,408 x 1.05 = 55,028 x cap rate 3.57 x (28%) =         196,275
                                                                           .21
                                                                        41,312
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
                                        Total value =              $55,288,000
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
                                           Rounded to              $56,000,000
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
                                   Shares outstanding                5,946,000
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
                                      Value per share                    $9.42
------------------------------------------------------- ------------------------

     (2) Pratt's Stats - Private sale transaction data base for outpatient care facilities:

     Equity price/net sales = reviewed seven transactions, which averaged $.89 of equity to net sales. Sales revenue is 39,989,000. Equity value is $35,791 or ..89 comparable ratio. Net sales averaged 73,363,000 x .89 = $65,293,000.

         Shares outstanding                        5,946,000

         Value per share                              $10.98

(3)      Net Income Approach:

     We used the Ibbotson Buildup Method which measures the risk free investments plus a general equity risk premium for the expected rate of return on large major markets like S&P 500 over the risk free rate (usually 20 year U.S. treasury bond). Added to the above is size premium risk factor as smaller companies have higher risks than larger companies, and should command higher expected returns. Finally, there is a specific factor for individual companies or industries based on management, financial and operating risk, including key dependence on employees, customers, suppliers and any other factor that may increase risks like competition and low entry barriers. The discount rate for Universal Healthcare Management Systems, Inc. is calculated as follows:

         Risk free rate - 20 year U.S. Treasury Bond             6.0
         Long-term equity risk premium S&P 500 Bench Mark        7.4
         Size premium (1) Market capitalization value            9.0
         Specific company risk (1)                              10.0

         Discount rate (rounded to)                             33.0
         Growth rate in perpetuity                              (5.0)
         Capitalization rate                                    28.0

     (1) Based on the analysis and judgment of the appraisal. Includes key dependence on medical personnel, health care reform, financing assumptions, being a development stage company.

     Based on the above discount rate - expected return on investment and capitalization rate for the terminal value, the computation for the values of the partial minority interest in the company's common stock is estimated as follows:

--------------------------------------------------------------------------------
                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                      PRESENT VALUE OF CAPITALIZED EARNINGS
                                   Omit $(000)
--------------------------------------------------------------------------------
------------------------------------- ----------- ---------- --------- ---------
Year                                     2002       2003       2004      2005
------------------------------------- ----------- ---------- --------- ---------
------------------------------------- ----------- ---------- --------- ---------
After tax net Income (loss)                (513)      (875)     4,755    13,596
------------------------------------- ----------- ---------- --------- ---------
------------------------------------- ----------- ---------- --------- ---------

------------------------------------- ----------- ---------- --------- ---------
------------------------------------- ----------- ---------- --------- ---------
Discount rate                                1.0        1.0      0.57      0.44
------------------------------------- ----------- ---------- --------- ---------
------------------------------------- ----------- ---------- --------- ---------
Present value                            $ (513)    $ (875)    $2,710    $5,982
------------------------------------- ----------- ---------- --------- ---------
------------------------------------- ------------------------------------------

------------------------------------- ------------------------------------------
------------------------------------- ----------- ------------------------------
(A) Present value of                     $66,930
projected earnings
------------------------------------- ----------- ------------------------------
------------------------------------- ----------- ------------------------------
Rounded To                               $67,000
------------------------------------- ----------- ------------------------------
------------------------------------- ----------- ------------------------------
Discount rate                               0.33
------------------------------------- ----------- ------------------------------
------------------------------------- ----------- ------------------------------
Growth rate 5th year                        0.05
------------------------------------- ----------- ------------------------------
------------------------------------- ------------------------------------------
Terminal cap rate                        0.28 or 3.57 x net income end of 2007
------------------------------------- ------------------------------------------

--------------------------------------------------------------------------------

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                      PRESENT VALUE OF CAPITALIZED EARNINGS
                                   Omit $(000)
--------------------------------------------------------------------------------
------------------------------------- ----------- ---------- ---------
Year                                       2006       2007    Residual
                                                               Value
------------------------------------- ----------- ---------- ---------
------------------------------------- ----------- ---------- ---------
After tax net Income (loss)             29,711    51,452     $ 54,025
------------------------------------- ----------- ---------- ---------
------------------------------------- ----------- ---------- ---------
                                                              192,868
------------------------------------- ----------- ---------- ---------
------------------------------------- ----------- ---------- ---------
Discount rate                             0.28      0.21         0.21
------------------------------------- ----------- ---------- ---------
------------------------------------- ----------- ---------- ---------
Present value                           $8,319   $10,805      $40,502
------------------------------------- ----------- ---------- ---------
------------------------------------- ---------------------- ------------
                                                               66,930
------------------------------------- ---------------------- ------------
------------------------------------- ----------- -----------------------

(A) This is fair market value before marketability discount for lack of liquidity.

         Number of shares outstanding                                5,946,000
         Value per share before marketability discount  =               $11.26
         Value per share after  marketability discount  =                $6.76

       DISCUSSION OF THE VARIOUS APPLIED METHODS OF VALUATION TO ESTABLISH
                        SHAREHOLDER VALUE OF THE COMPANY

     1. Adjusted net assets method: This method is best used in valuing a closely held company that is not profitable or is a holding or investment company. It is the least preferred method of valuation when the subject company has significant operating activities and is profitable. This method is not appropriate for Universal Healthcare Management Systems, Inc. because of the lack of operating history.
     2. Capitalization of earnings method: This method is most sound in valuing a profitable business that is not capital intensive. The value is established by developing a capitalization rate and multiplying the rate by the estimated future earnings of the Company. This method is not preferred in establishing a value for the Company because of the capital intensity of the Companys' operations.
     3. Price earnings method and dividend paying capacity method: Both methods are not preferred because they need to be matched up to comparable companies in the industry, and it is difficult to find sufficient reliable comparable data to capitalize earnings. The dividend method is not appropriate because of a lack of dividend history for the Company. Both methods are based on after tax earnings and rely on price earnings data and dividend pay outs which are more appropriate generally speaking for large operations that have similar characteristics to comparable publicly held companies (that can be compared to the subject company).

     4. Discounted earnings valuation method: This method of valuation is most appropriately used when the future earnings of the subject company can be estimated with a high degree of accuracy, i.e., when the earnings of the business have a high historical earnings coefficient of determination. However, with the industry and company uncertainty, this method is difficult to justify for the Company. This method is used only when the Companys' past earnings trend is expected to continue. The latest year of earnings of the Company are not necessarily indicative of the future earnings ability of the Company.

     5. Most suitable methods for Universal Healthcare Management Systems, Inc. Since the Company had limited operating results and not enough trends could be established, the income or earnings and comparable private data base transactions (market) averaged valuation methods were the most suitable to indicate an estimate of value.

                                    EXHIBIT A






                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.






                          FINANCIAL STATEMENT SUMMARIES
                                  AND ANALYSIS






Historical Financial Statements - June 30, 2002
                                            Cumulative from inception on
                                            October 23, 2001 to June 30, 2002

Projected Financial Statements - Years Ending December 31, 2002
                                                     through December 31, 2007

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                       DECEMBER 31, 2001 AND JUNE 30, 2002


                                      December 31, 2001      June 30, 2002

                                           ASSETS

Current assets:
         Cash in bank                    $ 210,535            $ 112,178

Property and equipment:
         Net of accumulated depreciation         0               11,477

Other assets:
         Deposit in real estate                  0              155,000
         Investment                         80,000               80,000
         Total other assets                 80,000              235,000

Total assets                             $ 290,535            $ 358,655

                  LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities                              $       0            $      0

Shareholder's equity:
         Capital stock                     358,566             618,405
         Retained earnings                 (68,031)           (259,750)

Total shareholder's equity                 290,535             358,655

Total liabilities and shareholder's
                equity                   $ 290,535           $ 358,655

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF OPERATIONS AND DEFICIT
                     ACCUMULATED DURING DEVELOPMENTAL STAGE
                       DECEMBER 31, 2001 AND JUNE 30, 2002


                                                       Cumulative from
                                                         inception on
                                      Year ending      October 23, 2001 to
                                   December 31, 2001     June 30, 2002

Revenue                              $       0          $      0

Operating expenses:

Office supplies                            835             4,975
Taxes, permits and licenses                 79             1,953
Professional fees                       31,000            86,199
Payroll                                 36,000           114,000
Medical                                                    6,876
Depreciation                                               1,276
Travel                                                    15,420
Organization costs                                        26,249
Utilities                                                  2,710
Bank charges                               138               238

Total operating expenses                68,052           259,896

Deficit from operations                (68,052)         (259,896)

Other income/(expense)
Interest income                             21               146

Net deficit before tax              $  (68,031)       $ (259,750)

--------------------------------------------------------------------------------
                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      PROJECTED CONSOLIDATED BALANCE SHEET
                        FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------
---------------------------- ------------ ------------- --------------
DECEMBER 31,                    2002          2003          2004
---------------------------- ------------ ------------- --------------
---------------------------- ---------------------------------------------------
--------------------------- ------------ ------------- --------------
ASSETS
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------

---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Current Assets
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Cash in bank                   2,556,705       305,314         52,938
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Accounts receivable                    0     2,146,017      5,123,787
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Fixed assets (net of           3,010,200    21,108,820     54,052,120
accumulated depreciation)
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Other assets                      80,000        80,000         80,000
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------

---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Total Assets                   5,646,905    23,640,151     59,308,845
---------------------------- ------------ ------------- --------------
---------------------------- ---------------------------------------------------

---------------------------- ---------------------------------------------------
---------------------------- ------------ ------------- --------------
LIABILITIES AND
STOCKHOLDERS EQUITY
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------

---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Current Liabilities
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Accounts payable                  42,943       600,289        952,854
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Income tax payable                     0             0      2,022,000
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Current portion of notes          85,324       391,341      1,021,958
payable mortgage
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Current portion of notes               0     1,000,573      2,772,076
payable equipment
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Total Current Liabilities        128,267     1,992,203      6,768,888
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------

---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Long Term Liabilities
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Long term portion of notes     2,581,557    11,139,378     28,265,279
payable mortgage
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Long term portion of notes             0     4,446,172     10,957,679
payable equipment
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Total Long Term Liabilities    2,581,557    15,585,550     39,222,958
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------

---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Total Liabilities              2,709,824    17,577,753     45,991,846
---------------------------- ------------ ------------- --------------
---------------------------- ---------------------------------------------------

---------------------------- ---------------------------------------------------
---------------------------- ------------ ------------- --------------
Capital stock                  3,518,405     7,518,405     10,018,405
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Retained earnings/(deficit)    (581,324)   (1,456,007)      3,298,594
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------

---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Total Stockholders' Equity     2,937,081     6,062,398     13,316,999
---------------------------- ------------ ------------- --------------
---------------------------- ------------ ------------- --------------
Total Liabilities and          5,646,905    23,640,151     59,308,845
Stockholders' Equity
---------------------------- ------------ ------------- --------------

--------------------------------------------------------------------------------
                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      PROJECTED CONSOLIDATED BALANCE SHEET
                        FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------
----------------------------- ------------ -------------- ---------------
DECEMBER 31,                   2005           2006            2007
---------------------------- -------------- -------------- ---------------
---------------------------- ---------------------------------------------------

---------------------------- ---------------------------------------------------
---------------------------- -------------- -------------- ---------------
ASSETS
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------

---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Current Assets
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Cash in bank                  8,431,893     32,998,416      85,405,406
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Accounts receivable          12,725,236     23,185,777      34,307,357
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Fixed assets (net of         79,156,840    109,135,491     118,573,811
accumulated depreciation)
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Other assets                     80,000         80,000          80,000
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------

---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Total Assets                100,393,969    165,399,684     238,366,574
---------------------------- -------------- -------------- ---------------
---------------------------- ---------------------------------------------------

---------------------------- ---------------------------------------------------
---------------------------- -------------- -------------- ---------------
LIABILITIES AND
STOCKHOLDERS EQUITY
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------

---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Current Liabilities
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Accounts payable               2,219,135      3,798,610       5,005,751
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Income tax payable             8,333,000     18,210,000      31,535,000
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Current portion of notes       1,485,712      2,115,673       2,340,212
payable mortgage
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Current portion of notes       5,386,037      9,001,932      12,652,271
payable equipment
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Total Current Liabilities     17,423,884     33,126,215      51,533,234
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------

---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Long Term Liabilities
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Long term portion of notes    37,763,835     50,305,954      47,965,742
payable mortgage
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Long term portion of notes    18,293,160     25,343,151      30,791,697
payable equipment
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Total Long Term Liabilities   56,056,995     75,649,105      78,757,439
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------

---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Total Liabilities             73,480,879    108,775,320     130,290,673
---------------------------- -------------- -------------- ---------------
---------------------------- ---------------------------------------------------

---------------------------- ---------------------------------------------------
---------------------------- -------------- -------------- ---------------
Capital stock                 10,018,405     10,018,405      10,018,405
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Retained earnings/(deficit)   16,894,685     46,605,959      98,057,496
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------

---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Total Stockholders' Equity    26,913,090     56,624,364     108,075,901
---------------------------- -------------- -------------- ---------------
---------------------------- -------------- -------------- ---------------
Total Liabilities and        100,393,969    165,399,684     238,366,574
Stockholders' Equity
---------------------------- -------------- -------------- ---------------

--------------------------------------------------------------------------------
                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     PROJECTED CONSOLIDATED INCOME STATEMENT
                        FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------
------------------------------------ ------------ ----------- ------------
DECEMBER 31,                            2002         2003        2004
------------------------------------ ------------ ----------- ------------
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
------------------------------------ ------------ ----------- ------------
Revenue                                        0   4,037,423   21,443,802
------------------------------------ ------------ ----------- ------------
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
------------------------------------ ------------ ----------- ------------
Operating Expenses
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Drugs/Medicines                                0     495,688    2,261,875
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Payroll                                  174,876   1,214,998    3,745,000
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Professional fees                         67,199     132,800      215,400
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Start up expenses                         53,249      37,000       72,300
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Billing services/cost                          0     232,570    1,216,680
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Billing profit                                 0           0    (608,340)
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Advertising/Marketing                          0      35,000       49,100
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Interest - building/land                 111,953     890,857    2,112,210
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Interest - equipment                           0     266,787      857,123
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Property taxes                            10,415     142,026      473,653
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Permits and licenses                       3,674       5,400        9,200
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Insurance                                      0     145,800      310,600
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Prof liability insurance                  24,000     288,000      553,000
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Utilities                                 10,710      96,300      224,700
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Medical supplies                               0      55,300      141,200
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Repairs and maintenance                        0      65,500      198,650
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Security                                   7,500      33,500       66,150
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Office expense                             8,339      24,450       50,300
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Postage and delivery                           0       4,200       14,350
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Depreciation                               2,553     681,380    2,611,700
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Training                                   5,000      25,500       64,000
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Travel                                    33,670      36,200       18,350
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Bank charges                                 155       2,850       10,000
------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------

------------------------------------ ------------ ----------- ------------
------------------------------------ ------------ ----------- ------------
Total Expenses                           513,293   4,912,106   14,667,201
------------------------------------ ------------ ----------- ------------
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
------------------------------------ ------------ ------------- --------------
Net Income Before Tax                   (513,293)   (874,683)  6,776,601
------------------------------------ ------------ ------------- --------------
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
------------------------------------ ------------ ----------- ------------
Tax                                            0           0  (2,022,000)
------------------------------------ ------------ ----------- ------------
------------------------------------ -------------------------------------------
------------------------------------ ------------ ----------- ------------
Net Income After Tax                   (513,293)   (874,683)    4,754,601
------------------------------------ ------------ ----------- ------------

                 UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     PROJECTED CONSOLIDATED INCOME STATEMENT
                        FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------
------------------------------------- ----------- ----------- ------------
DECEMBER 31,                             2005          2006       2007
------------------------------------- ----------- ----------- ------------
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
------------------------------------ ------------ ------------- --------------
Revenue                               56,510,959  109,454,438    175,366,850
------------------------------------ ------------ ------------  --------------
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
------------------------------------ ------------ ------------- --------------
Operating Expenses
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Drugs/Medicines                        6,077,363   12,200,466     19,902,311
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Payroll                                9,422,666   16,982,000     26,276,536
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Professional fees                        378,800      602,800        883,900
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Start up expenses                        184,500      277,400        371,100
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Billing services/cost                  3,244,800    6,324,064     10,174,633
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Billing profit                        (1,622,400)  (3,162,032)    (5,087,317)
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Advertising/Marketing                    141,100      252,600        367,100
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Interest - building/land               3,466,528    4,595,285      5,146,933
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Interest - equipment                   1,880,143    3,074,188      4,120,551
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Property taxes                         1,144,188    2,014,094      2,738,820
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Permits and licenses                      26,950       54,500         82,500
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Insurance                                748,400    1,245,600      2,037,600
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Prof liability insurance               1,406,500    2,385,500      3,676,000
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Utilities                                509,800      911,000      1,360,800
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Medical supplies                         369,900      856,600      1,455,691
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Repairs and maintenance                  478,200      864,800      1,317,100
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Security                                 162,600      303,800        453,950
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Office expense                           160,400      351,200        539,600
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Postage and delivery                      47,800      107,150        165,475
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Depreciation                           6,055,280   10,686,349     15,481,680
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Training                                 223,150      458,300        684,600
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Travel                                    50,100      100,900        158,050
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Bank charges                              25,100       46,600         72,700
------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------

------------------------------------ ------------ ------------- --------------
------------------------------------ ------------ ------------- --------------
Total Expenses                        34,581,868   61,533,164     92,380,313
------------------------------------ ------------ ------------- --------------
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
------------------------------------ ------------ ------------- --------------
Net Income Before Tax                 21,929,091   47,921,274     82,986,537
------------------------------------ ------------ ------------- --------------
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
------------------------------------ ------------ ------------- --------------
Tax                                   (8,333,000) (18,210,000)   (31,535,000)
------------------------------------ ------------ ------------- --------------
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
------------------------------------ ------------ ------------- --------------
Net Income After Tax                   13,596,091   29,711,274     51,451,537
------------------------------------ ------------ ------------- --------------

--------------------------------------------------------------------------------
                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        PROJECTED CONSOLIDATED CASH FLOW
                        FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DECEMBER 31,                            2005          2006          2007
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING
ACTIVITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net income (loss) from operations     13,596,091    29,711,274    51,451,537
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Non-cash expenses included in net
income:
Depreciation                           6,055,280    10,686,349    15,481,680
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Increase (decrease) in:
Accounts receivable                   (7,601,449)  (10,460,541)  (11,121,580)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Increase (decrease) in:
Accounts payable                       1,266,276     1,579,477     1,207,146
Income tax payable                     6,311,000     9,877,000    13,325,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net cash provided by operating        19,627,198    41,393,559    70,343,783
activities
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING
ACTIVITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Purchase of equipment                    (12,753)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Down payment for real property          (300,000) (2,285,000) (4,760,000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Down payment for equipment                        (1,471,000) (2,471,000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment of principal for Corporate                              (162,594)
Office (building and land)**
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment of principal for Corporate
Office (equipment)**
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment of principal on long term        (33,119)   (276,162)   (520,877)
financing of real property**
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment of principal on long term               0   (437,255) (1,600,990)
financing of equipment**
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net cash used by investing              (345,872) (4,469,417) (9,515,471)
activities
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     ** The above payments represent capital expenditures for the purchase of real property and equipment according to the terms under which they were financed.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING
ACTIVITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Issuance of capital stock               3,159,839   4,000,000   2,500,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net cash used by investing              3,159,839   4,000,000   2,500,000
activities
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net increase (decrease) in cash         2,346,170  (2,251,391)   (252,376)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Cash, beginning of period                 210,535   2,556,705     305,314
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Cash, end of period                     2,556,705     305,314      52,938
--------------------------------------------------------------------------------

                 UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        PROJECTED CONSOLIDATED CASH FLOW
                        FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DECEMBER 31,                            2005          2006          2007
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING
ACTIVITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net income (loss) from operations     13,596,091    29,711,274    51,451,537
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Non-cash expenses included in net
income:
Depreciation                           6,055,280    10,686,349    15,481,680
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Increase (decrease) in:
Accounts receivable                   (7,601,449)  (10,460,541)  (11,121,580)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Increase (decrease) in:
Accounts payable                       1,266,276     1,579,477     1,207,146
Income tax payable                     6,311,000     9,877,000    13,325,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net cash provided by operating        19,627,198    41,393,559    70,343,783
activities
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING
ACTIVITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Purchase of equipment                     -             -             -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Down payment for real property        (4,760,000)   (2,790,000)   (3,720,000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Down payment for equipment            (3,442,000)   (4,413,000)   (4,984,000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment of principal for Corporate      (350,515)     (387,218)     (427,765)
Office (building and land)**
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment of principal for Corporate                    (759,969)     (673,512)
Office (equipment)**
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment of principal on long term       (847,171)   (1,320,701)   (1,687,908)
financing of real property**
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Payment of principal on long term     (3,818,557)   (6,226,148)  (10,163,610)
financing of equipment**
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net cash used by investing           (11,248,243)  (16,827,036)  (17,936,795)
activities
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     ** The above payments represent capital expenditures for the purchase of real property and equipment according to the terms under which they were financed.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING
ACTIVITIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Issuance of capital stock                      0             0             0
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net cash used by investing                     0             0             0
activities
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net increase (decrease) in cash         8,378,955    24,566,523    52,406,988
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Cash, beginning of period                  52,938     8,431,893    32,998,418
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Cash, end of period                     8,431,893    32,998,416    85,405,406
--------------------------------------------------------------------------------

                            FIVE (5) YEAR PROJECTION
                              CRITICAL ASSUMPTIONS


     1. Only the Primary Medical Centers are included in the projection even though four (4) satellite oncology care centers will surround each primary centers within two (2) years of acquiring or building a primary center facility.

     2. The Primary Centers will be developed at a rate of 2 centers for each of the first two years and 3 centers for each of the third to fifth years.

     3. Each primary center will have 40 patients per day by the end of the first full year of operations and 80 patients maximum per day by the end of the second full year through the fifth year.

     4. Chemotherapy, Brachytherapy, MRI imaging, PET scan, and Integrative Medicine start when the daily patient throughput for radiation therapy exceeds 40 patients.

     5. A second linear accelerator, MRI imaging, Chemotherapy, Brachytherapy, and PET scan equipment are acquired after each center is treating 40 patients daily.

                        FINANCIAL STATEMENTS ASSUMPTIONS

     The projected income statement is computed on a maximum overhead and lowest revenue basis possible.

Income Statement:

1.       Monthly revenue is computed as follows:

         Radiation Therapy - (# of patients x 11 x  $14,000)/12

         Chemotherapy - (# of patients x 11 x $10,550)/12
                Whereby :  # of  patients = (radiation patients x 25%) +
                          15 chemo only

         Brachytherapy - (# of patients x 12 x $10,000)/12

     MRI, Pet Scan, and Integrative Medicine revenues are based on estimated monthly patient visits at reimbursement rates estimated by management.

2.       Operating expenses:

     2.1  Drugs  and  medicine  (for   Chemotherapy)   are  computed  at  (#  of
chemotherapy patients x 11 x $7,000)/12 or 63% of monthly chemotherapy revenue

     2.2 Payroll includes salary, payroll taxes and fringe benefits. Payroll taxes and fringe benefits were computed at 25% of salary and wages. Salary and wages used are as follows:

                                                (Per Annum Per Person)

                  Radiation oncologist                     $  300,000
                  Medical oncologist                          250,000
                  Technician                             40,000 - 50,000
                  Physicist                                    80,000
                  Nurse                                        50,000
                  Director of  Operations                     150,000
                  Director of  Administration                 120,000
                  Director of  Training                        90,000
                  Director of Human Resource                  150,000
                  Chief Financial Officer                     175,000
                  Controller                                  135,000
                  Purchasing                                  100,000
                  Office Manager                               54,000
                  Administrative Support/Receptionist      25,000 - 36,000

     Additional staffing was including when the number of patients exceeded 40 per day.

     2.3 Professional fees includes legal fees, audit and bookkeeping fees.

     2.4 Medical billing is computed at 7% of revenue. An in-house medical billing company will be set-up beginning in 2004 with an operating cost of 50% of its revenue thus generating a savings of 3.5% if done in-house.

     2.5 Interest on mortgage and equipment financing was calculated at 10% per annum maturing at 15 years and 5 years, respectively.

     2.6 Property taxes were computed at a rate of 2% per annum.

                    FINANCIAL STATEMENTS ASSUMPTIONS (CONT'D)

     2.7 Professional liability insurance was provided for officers and medical practitioners. $66,000 per annum was provided for each radiation and medical oncologist.

     2.8 Property and equipment are stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the assets, as follows:

                  Building                              30 years
                  Equipment                             5 years

     All other insignificant expenditures not extending the useful life of the existing assets and/or with useful life of less than one year are provided as repairs and maintenance expense.

Balance Sheet

     1. Accounts receivable will be equivalent to the last two (2) months of billing. Allowance for doubtful accounts was assumed at 20% netted against accounts receivable.

     2. Accounts payable will be equivalent to the last month of expenses excluding payroll and depreciation.

     3. Long term debt financing for mortgage and equipment was calculated at 90% and 80% respectively, 10% interest rate, and 15 and 5 year maturity terms respectively.

     4. Income tax rate used was 38% (Federal - 34%; State - 4%)

     5. Currently 85 shareholders have warrants to purchase another 906,895 shares for approximately $714,265. It is estimated that approximately 50% of these shareholders will exercise the warrants (453,000 shares) in October 2002. In September 2002 a stream of money from investors will start to come in.

     6. It is projected that the Company will need to raise at least $10M in equity financing for the next 2.5 years to implement its business plan and sustain its operation.

     7. Number of shares outstanding are as follows:


           Shares after split                                       1,061,000
           New shares issued to Kenneth N. Hankin      **           2,500,000
           Warrants exercised (50% of 906,895)                        453,000
           New private placement                                    1,932,000

                  Total shares                                      5,946,000

     ** To be split among existing shareholders of Universal Healthcare Management Systems, Inc.

Cash Flow

     1. Cash flow from investing activities shows the net effect in cash flow for mortgage and equipment financing obtained versus the mortgage and equipment financing unpaid/payable.

                                    EXHIBIT B






                                   CREDENTIALS
                                       OF
                                   GIL OSTRICK

                             GIL OSTRICK, CPA & CVA


BACKGROUND

Graduated from the University of New York in 1963 with a B.S. in Accounting and Finance.

Certified Public Accountant

Certified Valuation Analyst

     Employed in the audit department of S.D. Leidesdorf, CPA's in New York City, New York and other New York audit firms from 1964 through 1971.

     Employed at U.S. Industries & Lynnwear Corporation as controller and in treasury functions in New York City from 1972 to 1978.

Employed in Los Angeles area as CFO until 1980.

     Self  employed  consultant  doing  financing,   business  valuations,   and
litigation accounting support from 1981 to 1989.

     From 1989 to 1990, employed by Oppenheim & Ostrick, CPA's Full partner beginning in 1991.

CONTINUING EDUCATION, PROFESSIONAL ASSOCIATIONS AND CIVIC ACTIVITIES

Member AICPA (American Institute of Certified Public Accountants)
Member CSCPA (California Society of Certified Public Accountants)
Member NACVA (National Association of Certified Valuation Analysts)

o        Attended California State Society courses on Business Valuations since
         1996

o        Attended NACVA's CVA Training Center, 1998

o        Attended 1990, 1991, and 1992 AICPA conference on Litigation Support

o        Attended 1995 California Society of CPA's Conference on Litigation
         Support

o        Served as arbitrator in business valuation cases

TYPES OF BUSINESS VALUED

Manufacturers & Distributors                                  Internet Companies

Consumer Product Manufacturers                       Telecommunication Companies

Apparel & Textile Manufacturers

                                    EXHIBIT C






                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.







                   REIMBURSEMENT TRENDS IN RADIATION ONCOLOGY

                 WHAT IS COMPLEMENTARY AND ALTERNATIVE MEDICINE

                         NCCAM, NCI, AND CANCER THERAPY

                              CHEMOTHERAPY OVERVIEW

                                BUSINESS OUTLOOK

                                  CANCER FACTS




                        RESTRICTED STOCK STUDIES ANALYSIS
                            PAGE 69 AND PAGES 346-363

                   REIMBURSEMENT TRENDS IN RADIATION ONCOLOGY


     In general radiation oncologists have obtained much better reimbursement rates from Medicare than medical oncologists. Reimbursement rates are set by Medicare on a regional basis with Florida being at the lower end of the spectrum, as is California. Reimbursement has been stable or has increased and follows Medicare parameters. For a while rates were cut back at freestanding radiation therapy centers, but not at hospital based centers. This trend has been reversed recently and is no longer much of an issue.

     One of the most profitable reimbursement therapeutic modalities is Intensity Modulate Radiation therapy (IMRT) because the technical component if reimbursed at three to four times the rate of standard radiation therapy. This reimbursement has stimulated the purchase of IMRT equipment throughout the country.

     Brachytherapy is a technique in which patients have radioactive seeds implanted in and around their tumor. It is especially useful in the treatment of prostate, breast and lung cancers. Patients typically receive treatment once a week for four weeks at a charge of $2,500 per visit ($10,000 for the course of therapy). Universal Healthcare Management Systems expects to treat at least one patient per day with brachytherapy.

     PET (Positron Emission Tomography) scanning has recently received Medicare approval for reimbursement in some instances, especially for restaging a tumor after treatment. PET scans of the brain are still excluded from Medicare reimbursement. Rates in California are approximately $4,400 for a PET scan of the abdomen. Private pay discounts are in the $2,000 range including the professional (physician) component.

     MRIs (Magnetic Resonance Imaging) are reimbursed by Medicare. In California an abdominal MRI can range between $1,500 and $2,000. MRIs of the brain are reimbursed at the rate of approximately $100 for the professional component and $650 for the technical component ($750 total). CTs (Computerized Tomography) of the brain are reimbursed at a lower rate than MRIs (about $75 for the professional component, $375 for the technical component, $450 total). It is very likely that cancer patients will have several of these imaging procedures during the course of their therapy - at the start, during and at the end of a course of therapy at a minimum.

     Gamma knife therapy involves treating a tumor with hundreds of highly focused gamma radiation beams. It is very precise and requires the skills of a professional team that includes a neurosurgeon, a radiation oncologist, a radiation physicist, and specialized nurses. CT and/or MRI imaging techniques are used to locate the tumor and target the gamma radiation beam. Most insurance companies and Medicare pay for this state-of-the-art therapy.

              WHAT IS COMPLEMENTARY AND ALTERNATIVE MEDICINE (CAM)?
                             FROM THE NCCAM WEBSITE


     There are many terms used to describe approaches to health care that are outside the realm of conventional medicine as practiced in the United States. This fact sheet explains how the National Center for Complementary and Alternative Medicine (NCCAM), a component of the National Institutes of Health, defines some of the key terms used in the field of complementary and alternative medicine (CAM). A dictionary of terms that are underlined in the text can be found at the end of this fact sheet.


What is complementary and alternative medicine?


     Complementary and alternative medicine, as defined by NCCAM, is a group of diverse medical and health care systems, practices, and products that are not presently considered to be part of conventional medicine.1,2 While some scientific evidence exists regarding some CAM therapies, for most there are key questions that are yet to be answered through well-designed scientific studies--questions such as whether they are safe and whether they work for the diseases or medical conditions for which they are used.


     The list of what is considered to be CAM changes continually, as those therapies that are proven to be safe and effective become adopted into conventional health care and as new approaches to health care emerge.


Are complementary medicine and alternative medicine different from each other?


Yes, they are different.

     o Complementary medicine is used together with conventional medicine. An example of a complementary therapy is using aromatherapy to help lessen a patient's discomfort following surgery.

     o Alternative medicine is used in place of conventional medicine. An example of an alternative therapy is using a special diet to treat cancer instead of undergoing surgery, radiation, or chemotherapy that has been recommended by a conventional doctor.


What is integrative medicine?

     Integrative medicine, as defined by NCCAM, combines mainstream medical therapies and CAM therapies for which there is some high-quality scientific evidence of safety and effectiveness.

What are the major types of complementary and alternative medicine?


NCCAM classifies CAM therapies into five categories, or domains:


1. Alternative Medical Systems


     Alternative medical systems are built upon complete systems of theory and practice. Often, these systems have evolved apart from and earlier than the conventional medical approach used in the United States. Examples of alternative medical systems that have developed in Western cultures include homeopathic medicine and naturopathic medicine. Examples of systems that have developed in non-Western cultures include traditional Chinese medicine and Ayurveda.

2. Mind-Body Interventions

     Mind-body medicine uses a variety of techniques designed to enhance the mind's capacity to affect bodily function and symptoms. Some techniques that were considered CAM in the past have become mainstream (for example, patient support groups and cognitive-behavioral therapy). Other mind-body techniques are still considered CAM, including meditation, prayer, mental healing, and therapies that use creative outlets such as art, music, or dance.

3. Biologically Based Therapies

     Biologically based therapies in CAM use substances found in nature, such as herbs, foods, and vitamins. Some examples include dietary supplements,3 herbal products, and the use of other so-called "natural" but as yet scientifically unproven therapies (for example, using shark cartilage to treat cancer).

4. Manipulative and Body-Based Methods

     Manipulative and body-based methods in CAM are based on manipulation and/or movement of one or more parts of the body. Some examples include chiropractic or osteopathic manipulation, and massage.


5. Energy Therapies


Energy therapies involve the use of energy fields. They are of two types:

     o Biofield therapies are intended to affect energy fields that purportedly surround and penetrate the human body. The existence of such fields has not yet been scientifically proven. Some forms of energy therapy manipulate biofields by applying pressure and/or manipulating the body by placing the hands in, or through, these fields. Examples include qi gong, Reiki, and Therapeutic Touch.

     o Bioelectromagnetic-based therapies involve the unconventional use of electromagnetic fields, such as pulsed fields, magnetic fields, or alternating current or direct current fields.


What is NCCAM's role in the field of complementary and alternative medicine?


     NCCAM is the Federal Government's lead agency for scientific research on complementary and alternative medicine. NCCAM's mission is to explore complementary and alternative healing practices in the context of rigorous science, to train CAM researchers, and to inform the public and health professionals about the results of CAM research studies.

Notes

     1 Conventional medicine is medicine as practiced by holders of M.D. (medical doctor) or D.O. (doctor of osteopathy) degrees and by their allied health professionals, such as physical therapists, psychologists, and registered nurses. Other terms for conventional medicine include allopathy; Western, mainstream, orthodox, and regular medicine; and biomedicine. Some conventional medical practitioners are also practitioners of CAM.


     2  Other  terms  for   complementary   and  alternative   medicine  include
unconventional, non-conventional, unproven, and irregular medicine or health care.


     3 Some uses of dietary supplements have been incorporated into conventional medicine. For example, scientists have found that folic acid prevents certain birth defects, and a regimen of vitamins and zinc can slow the progression of an eye disease called age-related macular degeneration (AMD).


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Dictionary of Terms

     Aromatherapy ("ah-roam-uh-THER-ah-py"): Aromatherapy involves the use of essential oils (extracts or essences) from flowers, herbs, and trees to promote health and well-being.

     Ayurveda ("ah-yur-VAY-dah") is a CAM alternative medical system that has been practiced primarily in the Indian subcontinent for 5,000 years. Ayurveda includes diet and herbal remedies and emphasizes the use of body, mind, and spirit in disease prevention and treatment.

     Chiropractic ("ki-roh-PRAC-tic") is a CAM alternative medical system. It focuses on the relationship between bodily structure (primarily that of the spine) and function, and how that relationship affects the preservation and restoration of health. Chiropractors use manipulative therapy as an integral treatment tool.


     Dietary supplements: Congress defined the term "dietary supplement" in the Dietary Supplement Health and Education Act (DSHEA) of 1994. A dietary supplement is a product (other than tobacco) taken by mouth that contains a "dietary ingredient" intended to supplement the diet. Dietary ingredients may include vitamins, minerals, herbs or other botanicals, amino acids, and substances such as enzymes, organ tissues, and metabolites. Dietary supplements come in many forms, including extracts, concentrates, tablets, capsules, gelcaps, liquids, and powders. They have special requirements for labeling. Under DSHEA, dietary supplements are considered foods, not drugs.


     Electromagnetic fields: Electromagnetic fields (EMFs, also called electric and magnetic fields) are invisible lines of force that surround all electrical devices. The Earth also produces EMFs; electric fields are produced when there is thunderstorm activity, and magnetic fields are believed to be produced by electric currents flowing at the Earth's core.


     Homeopathic ("home-ee-oh-PATH-ic") medicine is a CAM alternative medical system. In homeopathic medicine, there is a belief that "like cures like" meaning that small, highly diluted quantities of medicinal substances are given to cure symptoms, when the same substances given at higher or more concentrated doses would actually cause those symptoms.

     Massage ("muh-SAHJ") therapists manipulate muscle and connective tissue to enhance function of those tissues and promote relaxation and well-being.


     Naturopathic ("nay-chur-o-PATH-ic") medicine is a CAM alternative medical system in which practitioners work with natural healing forces within the body, with a goal of helping the body heal from disease and attain better health. Practices may include dietary modifications, massage, exercise, acupuncture, minor surgery, and various other interventions.


     Osteopathic ("ahs-tee-oh-PATH-ic") medicine is a form of conventional medicine that, in part, emphasizes diseases arising in the musculoskeletal system. There is an underlying belief that all of the body's systems work together, and disturbances in one system may affect function elsewhere in the body. Some osteopathic physicians practice osteopathic manipulation, a full-body system of hands-on techniques to alleviate pain, restore function, and promote health and well-being.


     Qi gong ("chee-GUNG") is a component of traditional Chinese medicine that combines movement, meditation, and regulation of breathing to enhance the flow of qi (an ancient term given to what is believed to be vital energy) in the body, improve blood circulation, and enhance immune function.


     Reiki ("RAY-kee") is a Japanese word representing Universal Life Energy. Reiki is based on the belief that when spiritual energy is channeled through a Reiki practitioner, the patient's spirit is healed, which in turn heals the physical body.


     Therapeutic Touch is derived from an ancient technique called laying-on of hands. It is based on the premise that it is the healing force of the therapist that affects the patient's recovery; healing is promoted when the body's energies are in balance; and, by passing their hands over the patient, healers can identify energy imbalances.


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                         NCCAM, NCI, AND CANCER THERAPY
                             FROM THE NCCAM WEBSITE
     Statement by Stephen E. Straus, M.D. Director, National Center for Complementary and Alternative Medicine before the House Committee on Government Reform.
June 7, 2000

Mr. Chairman and Members of the Committee:


     I appreciate the opportunity to appear before you today to address the application of research on complementary and alternative medicine (CAM) to cancer therapy, and the ways that the National Center for Complementary and Alternative Medicine (NCCAM) collaborates with the National Cancer Institute
(NCI) to advance our common desire to improve public health.


     My presence here today, and NCCAM's very existence, reflects the growing public interest in CAM. By some estimates 42 percent of Americans spent $27 billion on CAM therapies in 1997. In recognition of this growing consumer trend, Congress in 1998 elevated the NIH Office of Alternative Medicine (OAM), expanded its mandate, created the NCCAM, and afforded it administrative authority to design and manage its own research portfolio. The Congress has continued to reflect the growing interest in CAM by further increasing funding for the Center in FY 2000 to $68.4 million. The President's FY 2001 budget requests $72.4 million for NCCAM. We are indeed appreciative of this support.


NCCAM's Broader Mission


     As CAM use by the American people has steadily increased, many have asked whether reports of success with these treatments are scientifically valid. A number of practices, once considered unorthodox, have proven safe and effective and been assimilated seamlessly into current medical practice. Practices such as meditation and support groups are now widely accepted as important allies in our fight against disease and disability.


     In the absence of definitive evidence of effectiveness, however, some practices may impart untoward consequences. It is critical that untested but widely used CAM treatments be rigorously evaluated for safety and efficacy. Promising new approaches worthy of more intensive study must be identified. In addition, I am energized by this opportunity to help provide the American public the guidance it seeks.


     NCCAM's strategy for taking on this challenge is somewhat different from that used by other NIH Institutes and Centers (ICs). While the research of other ICs is usually driven by basic scientific discoveries, NCCAM has chosen to focus most heavily on designing and carrying out definitive clinical trials of widely utilized modalities that, from evidence-based reviews, appear to be the most promising. We are mindful of the responsibility to do so in a manner consistent with established ethical standards and Federal guidelines--so as to ensure patient safety and public confidence to the maximum possible extent.


     Compelling and rigorous data and not just anecdotes must be provided to the public, and we must educate conventional medical practitioners about the panoply of effective CAM practices, so they can be integrated into medical practice, including cancer care.


     NCCAM has developed a draft Strategic Plan--now available for public review and comment on our Web site at nccam.nih.gov/about/plans/fiveyear/index.htm--to ensure that our continued growth, development, and research directions are consistent with the challenges set before us. Five strategic areas have been identified: investing in research; training CAM investigators; expanding outreach; facilitating integration; and practicing responsible stewardship.


     Concurrently,   along  with  all  other  NIH  ICs,  we  are   developing  a
multifaceted effort to eliminate health disparities. Our health disparities plan will focus upon:


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o        identifying the extent and nature of CAM use among special populations;

o        studying therapeutic interventions to reduce disparities;

o increasing participation of minority and underserved populations in NCCAM-supported clinical trials; and

o        enhancing the ability of minority institutions to support CAM research.


     The NCCAM is pleased to have recruited Dr. Morgan Jackson, most recently the director of the Minority Health Program at the Agency for Health Care Research and Quality, to finalize and help implement the plan.


     It is to these ends, and in light of the breadth of CAM, that we have established close liaisons with all other NIH components and Federal health agencies. Among these, our relationship with the NCI is paramount: my staff and I work closely and on an ongoing basis with the NCI. Early in my tenure as NCCAM Director, and a number of times since, I have met with Dr. Richard Klausner, NCI Director, to discuss prospective collaborations and matters of common interest. I also communicate frequently with Dr. Robert Wittes, who will testify here today. Moreover, our extramural program director and I meet monthly with Dr. Jeffrey White, who directs the NCI Office of Cancer Complementary and Alternative Medicine (OCCAM) and who is accompanying Dr. Wittes today.


St. John's Wort--An Example of NCCAM's Opportunities and Challenges


     Already, NCCAM has developed a diverse research portfolio in partnership with the other NIH Institutes and Centers. Among these are some of the largest, and certainly the most definitive Phase III clinical trials ever undertaken for a range of CAM therapies. Allow me to highlight one of these studies.


     Extracts of St. John's wort, a flowering plant, have become quite popular as a treatment for depression. In fact, by some accounts, St. John's wort is the number-one-selling nutritional supplement. Because of this intense interest, NCCAM, the National Institute of Mental Health (NIMH), and the NIH Office of Dietary Supplements (ODS) are collaborating on a study of the safety and effectiveness of St. John's wort in treating depression.


     A recent report in The British Medical Journal showed that St. John's wort is more effective than placebo in treatment of depression, and perhaps as effective as an older generation anti-depressant drug, imipramine. NCCAM's larger and longer-term study compares St. John's wort with placebo and with Zoloft, currently one of the most commonly used anti-depressants.


     The potential benefit of St. John's wort, however, comes with previously understudied, and therefore unappreciated risks. An NIH study published February 12th in Lancet found that St. John's wort, when taken together with the important HIV protease-inhibiting drug indinavir, increased the rate at which indinavir was eliminated from the bloodstream, to the extent that blood levels fell below the desired level for effective AIDS treatment. More recent studies have suggested that St. John's wort has a similar effect on some types of birth control medication and on cyclosporin A, a drug used to prevent the rejection of transplanted organs. Other studies have shown that the use of St. John's wort may also increase an individual's sensitivity to exposure to the sun. These findings illustrate vividly both the promise and challenges presented by CAM therapies. Only through rigorous research on these CAM modalities will we be able to determine not only to what extent each is safe or effective, but under what circumstances an effective CAM modality may be contraindicated.


CAM and Cancer


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     The  prospective  application  of CAM modalities to treat cancer is a major interest of the American public, as reflected in the over 2,000 inquiries that the NCCAM Clearinghouse receives each month. The committee's consideration of
the  subject  today  is  especially   timely,   for  the  NCCAM  is  pleased  to
sponsor--along with the NCI, the University of Texas-Houston, and Dr. James Gordon's Center for Mind-Body Medicine--the Comprehensive Cancer Care 2000 conference beginning this week in Arlington, VA. I appreciate and concur with the goals articulated by conference organizers: to bring together "those who are conducting the most innovative research on CAM therapies for cancer...with the most distinguished mainstream oncologists to evaluate promising therapies and how they can be successfully integrated into comprehensive cancer care."


     Simply put, CAM-Cancer research, and rigorous, scientific evaluation of CAM therapies for cancer, are among our highest priorities. With this in mind, we recently recruited Dr. Mary Ann Richardson to our extramural program staff. Dr. Richardson comes from the University of Texas--Houston School of Public Health and will direct our research portfolio and stimulate new initiatives in the area of oncology. She brings expertise and experience as director and principal investigator of our first exploratory research center focused solely on cancer and co-sponsored by NCI. In her new role in the NCCAM, Dr. Richardson is meeting today with NCI staff and the National Brain Cancer Foundation. I am confident that she will build upon her developmental and field work and extensive network of conventional and CAM practitioners to move the field forward on a national and international level.


     In Fiscal Year 2000, the NCCAM plans to spend over $4 million in support of cancer research studies. This represents a three-fold increase in a single year. We expect to augment our support for cancer studies again in 2001. Against that backdrop, I would like next to acquaint the committee with our activities involving the integration of CAM and cancer in particular. The portfolio, directed at CAM therapies appropriate to the treatment of cancer as well as its complications, encompasses both the study of cancer interventions and palliative care.

Specialty and Botanical Centers

     Specialty Research Centers form an historical foundation for conducting CAM research through the NIH, and provide the setting for ongoing collaborative research. In this regard, our Centers assemble critical masses of basic and clinical scientists to conduct clinical studies into CAM approaches for a variety of health conditions. They also encourage CAM practitioners and researchers to conduct relevant joint research projects. Each focuses on one of several areas, including pediatrics, addiction, cardiovascular disease (CVD), minority aging and CVD, aging, neurological disorders, craniofacial health, arthritis, and chiropractic medicine. Average funding for our new Centers exceeds $1 million annually for 5 years. In addition, NCCAM supports three Botanical Research Centers in collaboration with the ODS, the National Institute on Environmental Health Sciences (NIEHS), the National Institute on General Medical Sciences (NIGMS), and the Office of Research on Women's Health (ORWH).

     Currently, NCI and ODS have joined NCCAM in a solicitation for a new Center to focus on cancer-related research issues. This Center will focus on basic and clinical studies; Phase I and II clinical trials of botanicals; drug-botanical interactions; unconventional nutritional approaches and dietary supplements that either augment conventional cancer therapies or diminish side effects; and studies of the potential effect of mind-body modalities (e.g., relaxation, imagery, meditation, psychosocial support groups, and the like). I am pleased to report the receipt of a substantial number of applications that will be reviewed this summer, and from which we expect to make as many as two awards.

     Various substances present in natural products, including botanicals, have been shown to inhibit cancer in animals. However, little information is available on what may account for their apparent anticarcinogenic effects. Even less is known about interactions among these substances and other dietary components. Research is also needed to provide better understanding of the potential impact of natural products on the treatment of precancerous conditions or early-stage cancerous lesions. Research that examines the potential use of such products for the treatment of conditions which may accompany or follow cancer (pain and loss of appetite, for instance) or side effects of conventional therapies (e.g. nausea, vomiting, and neuropathy) are obvious undertakings for new CAM Cancer Centers.

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     These Centers are only a part of our expanding  research  portfolio,  which includes a rapidly increasing number of investigator-initiated grants, some of which I will briefly describe.


Studies of Cancer among Specific Populations


     The NCCAM is already supporting studies of CAM therapies for cancers which predominantly affect women. According to the CDC, 175,000 women will be diagnosed with breast cancer this year; some 40 percent will die of the disease. A University of Texas study, conducted in collaboration with the National Institute on Nursing Research (NINR), introduces strategies of self-transcendence among support group members to improve well-being and immune function and to increase understanding of the relationship between survival rates and support group participation. Also, the NCCAM-funded Center for Alternative Medicine and Women's Health at Columbia University is supporting trials that evaluate the use of Traditional Chinese Medicine to treat uterine fibroids and breast cancer. At the same time, the Columbia University group is conducting evidence-based reviews of the literature regarding CAM approaches to the prevention and treatment of breast cancer.


Our cancer research portfolio also includes

     o Studies of shark cartilage that are funded jointly by NCCAM and NCI. These include an ongoing Phase III clinical trial involving as many as 500 lung cancer patients in both the United States and Canada. A second trial will examine safety and efficacy of shark cartilage in patients with a variety of advanced cancers.

     o Investigations of cancer prevention and treatment strategies. Clinical trials at the University of Texas Center for Alternative Medicine Research are examining herbal, nutritional, mind-body, and biopharmacologic treatments for lymphoma, lung, and esophageal cancer.

     o Basic research studying the effects of magnetic fields on cancer cell growth.

Controversial CAM Cancer Regimens

     Many CAM approaches are controversial, particularly those used as strict alternatives to conventional regimens for treating life-threatening diseases such as cancer. Nonetheless, NCCAM will pursue rigorous investigations of any such therapy for which there is adequate preliminary data and a compelling public health need. Our commitment is illustrated by our support of a study of the therapy advocated by Dr. Nicholas Gonzalez, in which cancer patients are treated with dietary supplements including pancreatic enzymes, magnesium citrate, papaya plus, vitamins, minerals, trace elements, and animal glandular products, as well as with coffee enemas. There are very preliminary data suggesting the therapy might be effective in prolonging life-expectancy for those individuals suffering from cancer of the pancreas. Given that conventional regimens for pancreatic cancer only moderately prolong life, from a public health standpoint there is sufficient argument to evaluate the Gonzalez protocol in a rigorous scientific fashion. For this reason, the NCCAM and NCI are funding a substantive pilot trial in 90 patients with pancreatic cancer according to Dr. Gonzalez's protocol, at the Columbia-Presbyterian Cancer Center in New York City.


Steps to Expedite Our Research


     I am also pleased to report that our National Advisory Council on Complementary and Alternative Medicine (NACCAM) recently approved our proposal to provide supplementary funds to existing NCI Cancer Centers to initiate new CAM research studies. NCI staff are currently considering our offer. This program will encourage communication and collaboration between CAM practitioners and outstanding conventional cancer researchers. Emphasis will be placed, where possible, on the study of minority and under-served populations. Preliminary data from this research will serve as the basis for subsequent, more definitive clinical trials. To be sure, some of the CAM interventions now used to treat cancer will not be validated in those trials, and just as likely some will emerge as important, adjunctive and alternative therapies.


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     The NCCAM and NCI are also embarking jointly upon a creative,  new research grant mechanism--Quick-Trials for Novel Cancer Therapies--designed to simplify the grant application process and provide a rapid turnaround from application to funding. Its features include accelerated peer review, with the goal of issuing new awards within 5 months of application receipt. Initially announced for a pilot program in prostate cancer, the Quick Trial mechanism provides rapid access to support for pilot, Phase I, and Phase II cancer clinical trials testing new agents, as well as patient monitoring and laboratory studies to ensure timely development of new treatments.


     The NCCAM has also announced our intent to establish the Frontier Medicine Program. This initiative will promote collaborations between conventional and CAM institutions, practitioners, and researchers to study promising and widely used CAM practices--including cancer therapies--that appear to produce benefits but for which there is no plausible explanation or existing scientific support.

CAPCAM

     The federally-chartered Cancer Advisory Panel for Complementary and Alternative Medicine (CAPCAM) frames NCCAM's cancer-related activities broadly--and our collaborations with the NCI in particular. Its membership includes CAM practitioners and health care professionals from conventional medicine. CAPCAM represents a unique approach to enabling identification of promising CAM cancer treatments for which scant scientific data are currently available. It is intended to help move into the research stream those practices worthy of scientific study.

     CAPCAM advises the NCCAM Director on the assessment of present and future cancer clinical trials and medical interventions, potential research opportunities, and means of communicating research results to key constituencies. The panel affords CAM practitioners world wide the opportunity to submit retrospective analyses of data of patients treated with a specific modality in order to assess possible therapeutic benefit. This is formally known as the Best Case Series (BCS). The Panel will recommend selected BCS cancer treatments to the NCCAM for further study as appropriate.


     The NCI developed the BCS Program in 1991 because most alternative treatments had not been formally evaluated in prospective studies. The CAPCAM process and its predecessor, the Cancer Advisory Panel (CAP), were an outgrowth of the Practice Outcomes Monitoring and Evaluation System (POMES), developed jointly by the former NIH Office of Alternative Medicine (OAM) and NCI. I have already met with the CAPCAM twice, and will next meet in September. Already its members have recommended additional study of a specific dietary supplement as a treatment for non-small cell lung cancer, and further exploration of homeopathic cancer treatments, provided by the PB Homeopathic Research Foundation, Calcutta, India. Moreover, the CAPCAM recently advertised widely in journals and targeted materials its desire to receive best case submissions. We anticipate two additional best case reviews for the next meeting of CAPCAM in September 2000.

NCCAM's Palliative Care Research

     Whether palliative care involves conventional or complementary approaches, its purpose is to add scientifically verified evidence to our base of knowledge about appropriate and compassionate health care. Many of our current studies truly represent palliative care research as they focus on increasing patient comfort, diminishing pain, and rendering disease symptoms less intense or severe. Although some studies do not expressly focus upon cancer patients, research results may be beneficial to them, or others who may be near the end of life.


     Our palliative care projects include an examination of the benefits of hatha yoga on cognitive and behavioral changes associated with aging and neurological disorders; evaluation of the effects of acupuncture on persistent pain and inflammation; the aforementioned study of St. John's wort and its effects on major depression; and the effect of acupuncture and moxibustion (heat applied at the acupuncture point).


     Palliative care for cancer patients will also be an obvious interest of our evolving NIH Intramural Research Program. The Director of our program will interact closely with the newly appointed director for palliative and pain care of the NIH Clinical Center, Dr. Ann Berger, who arrives this summer from the Fox Chase Cancer Center in Philadelphia.

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     I also want to briefly mention NCCAM's interest and support of the study of certain mind-body research modalities. Although CAM and mind-body medicine only partially overlap, NCCAM is pursuing investigations involving still undocumented
CAM   techniques;   modalities  for  which  there  is  little  evidence  in  the conventional medical research community; and unorthodox uses for otherwise conventionally accepted mind-body techniques. In this context, the NCCAM looks forward to evaluating the effectiveness of selected mind-body approaches in cancer treatment. We currently support one such project--a study examining whether self-transcendence strategies affect immune function, well-being, and survival rates among breast cancer patients.


     I note parenthetically that one key aspect of mind-body research involves studies of the "placebo effect." In November, NCCAM, in collaboration with NIDDK, NCI, and other ICs, will convene a major trans-NIH conference on this subject. Goals of the conference include providing a scholarly assessment of the state of the field; identifying areas for which there is scant research, but considerable opportunity; and recommending a formal research agenda to move the field forward, in particular projects to be pursued by interested ICs through individual or joint initiatives with NCCAM. Elucidating the nature of the placebo effect will help us better harness the healing power of the mind.


Integrative Medicine Research Training, and Communications

     Medicine is an ever-evolving discipline. It integrates or rejects approaches based on scientific evidence. The results of rigorous research in CAM, including studies of its efficacy in treating cancer and the disease's many complications, will enhance the successful integration of safe and effective modalities into mainstream medical practice. We have initiated a series of specific activities to facilitate this. In particular, NCCAM recently solicited applications to incorporate CAM information, including that which relates to cancer care, into model curricula of medical and allied health schools and continuing medical education programs through Education Project grant awards.


     Also, the NCCAM must educate eager students about CAM so that they may knowledgeably guide their future patients toward safe and effective CAM applications. In addition, we must work to overcome the reluctance of conventional physicians to consider validated CAM therapies and to assimilate proven ones into their practice. With this in mind, we established a Clinical Research Curriculum Award (CRCA) to attract talented individuals to CAM research and to provide them with the critical skills that are needed. NCCAM also plans to solicit applications for applied research on identifying barriers to the use of CAM modalities by conventional physicians, including oncologists; strategies to incorporate validated CAM interventions into standard medical practice; and evaluating the effects of this incorporation.


     Integrative medicine (of which the field known as "integrative oncology" is a subset) is also a key aspect of NCCAM's planned Intramural Research Program and a component of NCCAM's Specialized Research Centers. Research training is conducted by these Centers, in part to advance our goals in integrative medicine, but also to assist us in building a cadre of skilled CAM investigators. Some of NCCAM's Centers spend as much as 10 percent of their budget on training.

Public Outreach and Collaboration with NCI


     Specific statutory authority enables NCCAM to reach out directly to the public and practitioners to provide them with critical and valid information regarding the safety and effectiveness of CAM therapies, including cancer. This information dissemination involves extensive and ongoing interaction with NCI.

     A focal point for information about NCCAM programs and research findings is the NCCAM Information Clearinghouse, which develops and disseminates information that reflects the state of the science of various CAM modalities. To this end, NCCAM and NCI have undertaken a collaboration to develop--within the coming year--as many as 10 fact sheets that discuss CAM use as therapy for specific cancers.


     Assembled by NCCAM from the National Library of Medicine's (NLM) MEDLINE database, the CAM Citation Index (CCI) affords the public access to approximately 175,000 bibliographic citations from the NLM Medline. The CCI is searchable by CAM system, disease, or method. For most types of cancer, the CCI contains many references to alternative medicine research published in the medical literature. Users can access the CCI on the NCCAM Web site at nccam.nih.gov/resources/cam-ci.

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

     In February 1999, NCCAM joined the federally supported Combined Health Information Database (CHID), which includes a variety of health information materials, including nearly 1,000 CAM citations not available elsewhere. The CAM subfile of CHID contains extensive information on therapies for cancer.

     The NCCAM Information Clearinghouse receives more than 250 cancer-related inquiries from the public per month. The Clearinghouse identifies the NCI as the Federal Government's lead agency for cancer research and training, and routinely directs consumers and practitioners to the following NCI resources:

o Information specific to CAM, including CAM clinical trials and studies, found in CancerNet on the NCI Web site at cancernet.nci.nih.gov/treatment/cam.shtml

o        The information sheet "Complementary and Alternative Medicine:
          Treatment Options"

o        The NCI Web site: www.nci.nih.gov

o        The Cancer Information Service at 1-800-422-6237

o        NCI Public Inquiries Office

o        NCI Office of Cancer Complementary and Alternative Medicine (OCCAM)


     The NCCAM Web site has already been linked to the new Cancer CAM Web site just launched by the OCCAM. It provides the NCI and NCCAM with an interface with the general public, and the health practitioner and research communities regarding CAM cancer issues. Among other things, the new NCI site states that it is "designed specifically for people with cancer and the people who care about them." I applaud this valuable contribution by the NCI to enhancing public knowledge of CAM and cancer care.


Conclusion

     In closing, I would like to share with the Committee my vision of where I expect complementary and alternative medicine to be in the years to come. NCCAM's leadership will stimulate both the conventional and CAM communities to conduct compelling and open-minded scientific research. Several therapeutic and preventative modalities currently deemed elements of CAM will prove effective. Based on rigorous evidence, these interventions will be integrated into conventional medical education and practice, and the term "complementary and alternative medicine" will be superseded by the concept of "integrative medicine." The field of integrative medicine will be seen as providing novel insights and tools for human health, and not as a source of tension that insinuates itself between and among practitioners of the healing arts and their patients. Modalities found to be unsafe or ineffective will be rejected readily by a well-informed public.


     My vision is an optimistic one. However, I am confident that the NCCAM, building on a foundation of superb science and consumer service, and collaborating with such outstanding partners as the National Cancer Institute, will be a world leader--not only in complementary and alternative medicine as a whole, but in addressing the painful and tragic disease of cancer that touches the lives of every American family.


I will be pleased to answer any questions that you may have.

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

                              CHEMOTHERAPY OVERVIEW

     The Future of Oral Chemotherapy Drugs Examined at ACCC's 27th Annual National Meeting

     "Between 25 and 30 percent of the oncology medications currently being developed are oral formulations," said John F. Akscin, director of business development at Oncology Therapeutics Network in San Francisco, California. He spoke on the future of oral chemotherapy agents in oncology practice at ACCC's 27th Annual National Meeting, held March 28-31, 2001. According to Akscin, while most of these drugs may eventually replace their IV counterparts, some are new compounds that will only be administered by mouth. These products are designed to attack different disease mechanisms, and can potentially be used across a broad array of tumor types. Likely benefits could include absence of drug resistance, a reduction in toxicity and side effects (such as bone marrow suppression, gastrointestinal problems, or hair loss), and the potential to provide maintenance treatment. Examples of oral anti-cancer therapies include cytotoxic agents, anti-angiogenes products, products that impact the cell-cycle mechanism, inhibitors of signal transaction, and hormone-suppression agents.

     Oral cancer agents offer a variety of patient benefits. Generally, patients like oral chemotherapy because they can lead more normal lives and experience fewer side effects. There is no need for needle sticks or ports, and fewer office visits required. On the down side, compliance is a problem. Akscin quoted a study that showed that oral medications were taken on time and in full dosage only 30 percent of the time. While nurses can show patients how to deal with side effects and instruct them in proper drug handling, getting patients and their caregivers to stick to a drug schedule is difficult. "It is a challenge to voluntarily take a pill that will make you feel worse than you already do, even if there are desirable benefits in the long-term," said Akscin.

     Medicare has had a limited coverage policy for oral cancer drugs. Medicare covers oral anti-cancer drugs where there is a non-self-administrable equivalent, but is precluded by law from covering oral anti-cancer drugs without an equivalent. Congressionally mandated coverage extensions for select self-administered products (such as immunosuppressive agents, erythropoletin, hemophilia clotting factors, certain oral anti-cancer drugs, and certain oral anti-emetics) do not include a number of existing oral cancer products and are too limited to ensure patient access to new novel oral cancer therapies. As a result, this policy essentially denies Medicare beneficiaries access to the majority of oral anti-cancer therapies that do not have an intravenous equivalent. "Oncology leaders will have to convince the carriers to cover oral agents in the same way they have covered parenteral therapy. Doing so will save lives, improve quality of life and longevity, and results in cost-effective, better outcomes," said Akscin.

     Although Medicare reimbursement remains a stumbling block to increased use of oral chemotherapy drugs and supportive treatments. Akscin challenged the cancer care community to change this situation by lobbying the Health Care Financing Administration and Intervening in the DMERC licensing and claims process at the local level. He noted that commercial insurance agents might pay for oral chemotherapy, although plans and formulary restrictions vary. While the drugs may be dispensed in the physician's office, regulations will vary considerably from state to state and procedures for storage, labeling, and record keeping are stringent. "Management of these new agents will be very complex, particularly since there is a death of data regarding long-term side effects of the newer oral agents. Monitoring treatments will require the development of a whole new technology to measure endpoints. In the end, the success of oral agents [will depend] on how well they work and who will pay for them." Akscin said.

     Throughout this year, ACCC will work closely with patient advocacy organizations to raise awareness of oral oncology drug issues among the public and Congress. ACCC is studying the use and benefits of oral drugs in oncologists' offices. Furthermore, ACCC is working with the Oncology Nursing Society to assure appropriate reimbursement of oncology nursing time that is spent with patients and their families in explaining how to take the drugs, monitor their side effects, and increase compliance and effectiveness. ACCC plans to bring together several interested industry groups to access oral drug initiatives this year.

     The reimbursement rate for chemotherapy is trending lower in recent years when the mark up above the cost of chemo is only 5% to 30% profit margin including medical oncology patient care billing and nurses billing less normal overhead expenses like billing, maintenance, etc., only generates a pre-tax profit of approximately 10% or possibly less.

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

                                                  Exhibit 10.4

Oppenheim & Ostrick, CPA's
-------------------------------------------------------------------------------


To the Board of Directors
Universal Healthcare Management Systems, Inc.
Attention: Mr. Kenneth N. Hankin, President/CEO
Re: Valuation of Common Stock as of May 31, 2003

Dear Mr. Hankin,

     The common stock valuation at June 30, 2002 was based solely on Primary medical centers that the Company would build and did not include any acquisitions of Satellite medical operations. Since a Primary center could have 4 to 6 Satellite centers associated with it, the revenue stream was for approximately 50% of the Company's activities. The Satellite centers were at the time hypothetical acquisitions in which it was too difficult to evaluate the investment, cash flow and profit levels.

     Although we have not done any on-site due diligence on the estimated value of the common stock as of May 31, 2003, the value would not change from the June 30, 2002 valuation report since the assumptions were based on a start up developmental stage company and what would the value be at after five years of operating its business plan. The discounted present value of the Company would only change if during the past year (June 30, 2002 to May 31, 2003) there were an adverse change in business conditions affecting the Company and the oncology care industry. The CEO on behalf of the Company has advised me that there are no adverse factors, which would lower the previous valuation.

     Although the Company has lost approximately $1.1 million through the nine months ended March 31, 2003, the Company has received approximately $700,000 in proceeds from common stock.

     Please see letter attached from the Company attesting to the request I made for updated information regarding any circumstances that would adversely affect the Company or the oncology care industry.

     Based on the enclosed letter and assurances from the Company that there are no new government regulations, reimbursement rate decreases, issues with staffing the facilities, buying property, insurance issues, or any operational changes that would decrease value from the previous valuation; the value at May 31, 2003 would be the same as June 30, 2002.

     In order for the value to change from the previous report I would have to conduct my own due diligence to see if the above assertion and representations from the CEO were materially inaccurate. I am going on the premise that the CEO asserted and assured me that there were no material adverse changes that would affect the Company or its industry focus in operating oncology care centers.

If I can be of further assistance, please do not hesitate to contact me.

Sincerely,

s/s Gil Ostrick, CPA, CVA
-------------------------
Gil Ostrick
Culver City, CA
June 4, 2003
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


                                                           Exhibit 10.5

[OBJECT OMITTED]

June 4, 2003

Mr. Gilbert H. Ostrick
Oppenheim & Ostrick, C.P.A.'s
4256 Overland Avenue
Culver City, CA  90230

Dear Mr. Ostrick:

     Your company prepared a stock valuation of Universal Healthcare Management Systems and submitted it to us as of June 30, 2002. It has been nearly one year since you completed the calculations necessary for said valuation. At this time, we request a letter relating that evaluation to present day terms and conditions.

     As President and CEO of the Company, I can assure you that there have not been any adverse changes or conditions, of any nature, that could have a material effect upon the performance of the Company relating to any governmental rules or regulations, reimbursement rates, employment possibilities, disease incidence, or anything else. In reality, I could say that the situation we are in today is actually superior to that of a year ago.

     Reimbursement rates for IMRT therapy have firmed up to $400 per treatment, Medicare now pays its bills in about 15 days, insurance providers have until October 2003 to do electronic billing like Medicare, and we have physicians that want to come to work for us. Furthermore, we are in the final process of contractual agreements to purchase 2 medical businesses, which by year's end should provide us with around $100,000 per month net income.

     Although it's not in writing yet, General Electric has verbally stated that they want to finance our medical equipment purchases. We have spoken with more than 40 medical centers that want to be purchased. The one unfortunate thing about cancer is that the rate of incidence increases by almost 2% per annum, which leaves no shortage of patients. I could elaborate on the advances we have made in the past year, but as you can see, the trend has been literally 100% advantageous.

If I can be of further assistance, please do not hesitate to contact me.

Very truly yours,


s/s Kenneth Hankin

Kenneth N. Hankin
President/CEO

KNH/ib
                                        135

                                                      Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


     We, Michael Johnson & Co LLC hereby consent to the use of our report dated relating to the audited financial statements for the period from inception (December 26, 2001) to June 30, 2002 to the registration statement on SB-2 of Universal Healthcare Management Systems Inc. to be filed with the Securities and Exchange Commission.

Michael Johnson & Co. LLP.
Certified Public Accountants

June 16, 2003.

                                                       Exhibit 23.2

Oppenheim & Ostrick, CPA's
-------------------------------------------------------------------------------

                                                               June 16, 2003




To: Kenneth Hankin,
    President / CEO of Universal Healthcare Management Systems, Inc.

     This letter will authorize our consent to use our appraisal of Universal Healthcare Management Systems, Inc. dated June 30, 2002 as an exhibit in the Company's Form SB-2 registration statement filed with the S.E.C.

s/s Gil Ostrick
----------------
Gil Ostrick
Certified Valuation Analyst and C.P.A.




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